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                                                                  EXECUTION COPY
                                                                    EXHIBIT 10.1

                          LIMITED PARTNERSHIP AGREEMENT

                                       OF

                            LEXINGTON/LION VENTURE LP

                           DATED AS OF OCTOBER 1, 2003

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                                TABLE OF CONTENTS

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ARTICLE I             DEFINITIONS...........................................................................      1

         Section 1.1           Definitions..................................................................      1

ARTICLE II            FORMATION, DURATION AND PURPOSES......................................................     14

         Section 2.1           Formation....................................................................     14

         Section 2.2           Name; Registered Agent and Registered Office.................................     15

         Section 2.3           Principal Office.............................................................     15

         Section 2.4           Purposes and Business........................................................     15

         Section 2.5           Term.........................................................................     15

         Section 2.6           Other Qualifications.........................................................     15

         Section 2.7           Limitation on the Rights of Partners.........................................     15

ARTICLE III           MANAGEMENT RIGHTS, DUTIES, AND POWERS  OF THE MANAGING GENERAL PARTNER;
                      TRANSACTIONS INVOLVING PARTNERS.......................................................     16

         Section 3.1           Management...................................................................     16

         Section 3.2           Meetings of the General Partners.............................................     18

         Section 3.3           Authority of the Managing General Partner....................................     20

         Section 3.4           Major Decisions..............................................................     21

         Section 3.5           Preliminary and Annual Plans.................................................     24

         Section 3.6           Qualified Property Acquisitions..............................................     26

         Section 3.7           Sale of Qualified Properties; Right of First Refusal.........................     30

         Section 3.8           Limitation On Partnership Indebtedness.......................................     32

         Section 3.9           Business Opportunity.........................................................     32

         Section 3.10          Payments to LXP GP or the Asset Manager......................................     33

         Section 3.11          Other Duties and Obligations of the Managing General Partner.................     35

         Section 3.12          Exculpation..................................................................     37

         Section 3.13          Indemnification..............................................................     38

         Section 3.14          Fiduciary Responsibility.....................................................     39

ARTICLE IV            BOOKS AND RECORDS; REPORTS TO PARTNERS................................................     39

         Section 4.1           Books........................................................................     39

         Section 4.2           Monthly and Quarterly Reports................................................     39
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         Section 4.3           Annual Reports...............................................................     40

         Section 4.4           Appraisals; Additional Reports...............................................     41

         Section 4.5           Accountants; Tax Returns.....................................................     41

         Section 4.6           Accounting and Fiscal Year...................................................     42

         Section 4.7           Partnership Funds............................................................     42

         Section 4.8           Insurance....................................................................     42

         Section 4.9           Attorneys and Accountants....................................................     42

ARTICLE V             CONTRIBUTIONS.........................................................................     43

         Section 5.1           Capital Contributions........................................................     43

         Section 5.2           Return of Capital Contribution...............................................     47

         Section 5.3           Liability of the Limited Partners............................................     47

         Section 5.4           No Third Party Beneficiaries.................................................     48

ARTICLE VI            MAINTENANCE OF CAPITAL ACCOUNTS; ALLOCATION OF PROFITS AND LOSSES FOR BOOK AND
                      TAX PURPOSES..........................................................................     48

         Section 6.1           Capital Accounts.............................................................     48

         Section 6.2           Profits and Losses...........................................................     49

         Section 6.3           Regulatory Allocations.......................................................     51

         Section 6.4           Allocation of Tax Items for Tax Purposes.....................................     53

         Section 6.5           Tax Matters Partner..........................................................     54

         Section 6.6           Adjustments..................................................................     55

ARTICLE VII           DISTRIBUTIONS.........................................................................     55

         Section 7.1           Cash Available for Distributions.............................................     55

ARTICLE VIII          TRANSFER; REMOVAL OF MANAGING GENERAL PARTNER.........................................     56

         Section 8.1           Prohibition on Transfers and Withdrawals by Partners.........................     56

         Section 8.2           Prohibition on Transfers by and Resignation of Managing General Partner......     57

         Section 8.3           Removal of the Managing General Partner......................................     57

ARTICLE IX            TERMINATION...........................................................................     60

         Section 9.1           Dissolution..................................................................     60
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         Section 9.2           Termination..................................................................     61

         Section 9.3           Certificate of Cancellation..................................................     62

         Section 9.4           Acts in Furtherance of Liquidation...........................................     62

ARTICLE X             REPRESENTATIONS OF THE PARTNERS.......................................................     63

         Section 10.1          Representations of the Fund Partners.........................................     63

         Section 10.2          Representations of the LXP Partners..........................................     64

ARTICLE XI            SPECIAL PARTNER RIGHTS AND OBLIGATIONS................................................     66

         Section 11.1          Buy/Sell.....................................................................     66

         Section 11.2          Convertibility...............................................................     68

         Section 11.3          Remuneration To Partners.....................................................     70

         Section 11.4          Equality of Shares...........................................................     70

ARTICLE XII           GENERAL PROVISIONS....................................................................     71

         Section 12.1          Notices......................................................................     71

         Section 12.2          Governing Laws...............................................................     73

         Section 12.3          Entire Agreement.............................................................     73

         Section 12.4          Waiver.......................................................................     73

         Section 12.5          Validity.....................................................................     73

         Section 12.6          Terminology; Captions........................................................     73

         Section 12.7          Remedies Not Exclusive.......................................................     74

         Section 12.8          Action by the Partners.......................................................     74

         Section 12.9          Further Assurances...........................................................     74

         Section 12.10         Liability of the Limited Partners............................................     74

         Section 12.11         Binding Effect...............................................................     74

         Section 12.12         Amendments...................................................................     74

         Section 12.13         Counterparts.................................................................     75

         Section 12.14         Waiver of Partition..........................................................     75

         Section 12.15         No Third Party Beneficiaries.................................................     75
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Schedules and Exhibits
Schedule 1:                Names and Capital Commitments of Partners

Schedule 2:                Acquisition Parameters

Schedule 3:                Form of Acquisition Memorandum

Schedule 3.5:              Model of an Annual Plan

Schedule 4.8:              Insurance Standards

Schedule 5:                Redemption Rights

Schedule 7:                Registration Rights Agreement

Schedule 10.2(ii):         LXP Non-qualified Jurisdictions

Schedule 10.2(ix):         Exceptions to No Material Adverse Change

Exhibit A:        Form of Annual Budget

Exhibit B:        Form of Agreement between Partnership and Asset Manager

Exhibit C:        Form of Contribution Agreement
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

                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                            LEXINGTON/LION VENTURE LP

                  THIS LIMITED PARTNERSHIP AGREEMENT (as it may be amended, modified, supplemented or restated from time to time, this "AGREEMENT") of LEXINGTON/ LION VENTURE LP (the "PARTNERSHIP"), made and entered into as of the 1st day of October, 2003 by and among LEXINGTON CORPORATE PROPERTIES TRUST, a Maryland real estate investment trust ("LXP"), as a limited partner of the Partnership, LXP GP, LLC, a Delaware limited liability company ("LXP GP"), as a general partner of the Partnership, CLPF-LXP/LV, L.P., a Delaware limited partnership (the "FUND"), as a limited partner of the Partnership, and CLPF-LXP/LION VENTURE GP, LLC, a Delaware limited liability company (the "FUND GP"), as a general partner of the Partnership.

                  LXP and the Fund are sometimes individually referred to herein as a "LIMITED PARTNER" and collectively referred to herein as the "LIMITED PARTNERS". LXP GP and Fund GP are sometimes individually referred to herein as a "GENERAL PARTNER" and collectively referred to herein as the "GENERAL PARTNERS". The Limited Partners and the General Partners are sometimes individually referred to herein as a "PARTNER" and collectively referred to herein as the "PARTNERS". LXP and LXP GP are sometimes individually referred to herein as a "LXP PARTNER" and collectively referred to herein as the "LXP PARTNERS". The Fund and the Fund GP are sometimes individually referred to herein as a "FUND PARTNER" and collectively referred to herein as the "FUND PARTNERS".

                  In consideration of the covenants and agreements set forth herein, the Partners hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                  SECTION 1.1 DEFINITIONS. For the purposes of this Agreement, initially capitalized terms used herein shall have the following meanings:

                  "ACQUIPORT ENTITIES" shall mean individually or collectively,
(a) Lexington Acquiport Company, LLC and (b) Lexington Acquiport Company II,
LLC.

                  "ACQUIPORT OPERATING AGREEMENTS" shall mean individually or collectively, (a) the Operating Agreement of Lexington Acquiport Company, LLC dated as of July 14, 1999, as amended, and (b) the Operating Agreement of Lexington Acquiport Company II, LLC dated as of December 5, 2001, as amended.

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                  "ACQUIPORT PROPERTY" shall mean a property or loan which is required to be presented by LXP to the Acquiport Entities for consideration for acquisition or investment pursuant to the Acquiport Operating Agreements.

                  "ACQUISITION ACTIVITIES" is defined in Section 3.6(f) hereof.

                  "ACQUISITION FEE" is defined in Section 3.6(g) hereof.

                  "ACQUISITION MEMORANDUM" shall mean a memorandum in the form attached as Schedule 3 hereto with respect to any Proposed Qualified Property as provided in Section 3.6(b) hereof.

                  "ACQUISITION PARAMETERS" shall mean the guidelines and requirements for any Proposed Qualified Property that are set forth on Schedule 2 hereto.

                  "ACT" is defined in Section 2.1 hereof.

                  "ADDITIONAL CAPITAL CONTRIBUTION" is defined in Section 5.1(b) hereof.

                  "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean the deficit balance, if any, in a Partner's Capital Account at the end of any fiscal year, with the following adjustments: (i) credit to such Capital Account any amount that such Partner is obligated or deemed obligated to restore under Regulations
Section 1.704-1(b)(2)(ii)(c), as well as any additions thereto pursuant to the next to last sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), after taking into account thereunder any changes during such year in Partnership Minimum Gain and in the minimum gain attributable to any Partner Nonrecourse Debt; and (ii) debit to such Capital Account the items described in Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent with such intent.

                  "ADVISOR" shall mean Clarion Partners LLC or any successor thereto designated by the Fund Partners as provided in Section 12.1(c) hereof that serves as the manager of the Lion Fund.

                  "AFFILIATE" when used with respect to any particular Person, shall mean (a) any Person or group of Persons acting in concert that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such particular Person, (b) any Person that is an officer, partner, member or trustee of, or serves in a similar capacity with respect to, such particular Person or of which such particular Person is an officer, partner, member or trustee or with respect to which such particular Person serves in a similar capacity, (c) any Person that, directly or indirectly, is the beneficial owner of 10% or more of any class of voting securities of, or otherwise has an equivalent beneficial interest in, such particular Person or of which such particular Person

                                       2

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is directly or indirectly the owner of 10% or more of any class of voting securities or in which such particular Person has an equivalent beneficial interest or (d) any relative or spouse of such particular Person. Notwithstanding the foregoing, neither LXP nor the Fund shall be deemed to be an Affiliate of the other party. The definition of "Affiliate" as used in this Agreement shall not be affected by the Regulations under Code Section 752 describing certain "related" parties.

                  "AGREEMENT" is defined in the Preamble hereto. This Agreement shall be the "partnership agreement" for the Partnership within the meaning of
Section 17-101(12) of the Act.

                  "AMENDING PARTNER" is defined in the Section 3.5(c) hereof.

                  "ANNUAL BUDGET" shall mean the annual budget for the Partnership and each Qualified Property for any fiscal year, including without limitation a reasonable description of the amount, source and character of each item of gross income, expense and services to be rendered in the form attached hereto as Exhibit A, approved by the General Partners as provided in Section 3.5 hereof.

                  "ANNUAL PLAN" is defined in Section 3.5(a) hereof.

                  "APPROVED QUALIFIED PROPERTY" is defined in Section 3.6(d) hereof.

                  "ASSET MANAGER" shall mean Lexington Realty Advisors, Inc. or another Affiliate of LXP.

                  "BANKRUPTCY" of the Partnership or a Partner shall be deemed to have occurred upon the happening of any of the following: (i) the filing of an application by the Partnership or such Partner for, or a consent to, the appointment of a trustee, receiver or liquidator of its assets; (ii) the filing by the Partnership or such Partner of a voluntary petition or answer in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as such debts come due or seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (iii) the making by the Partnership or such Partner of a general assignment for the benefit of creditors; (iv) the filing by the Partnership or such Partner of an answer admitting the material allegations of, or its consenting to or defaulting in answering, a bankruptcy or insolvency petition filed against it in any bankruptcy or similar proceeding; or (v) the expiration of sixty (60) days following the entry by any court of competent jurisdiction of an order for relief in any bankruptcy or insolvency proceeding involving the Partnership or such Partner or of an order, judgment or decree adjudicating the Partnership or such Partner a bankrupt or insolvent or appointing a trustee, receiver or liquidator of its assets.

                  "BONA FIDE OFFER" is defined in Section 3.7(b) hereof.

                                       3

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                  "BOOK DEPRECIATION" shall mean all deductions attributable to the depreciation, amortization or other cost recovery, including additions, of any Qualified Property or other asset (whether tangible or intangible) acquired by the Partnership that has a useful life in excess of one year, as such deductions are computed for federal income tax purposes; provided, that with respect to any Partnership asset the tax basis of which differs from the Book Value of such asset, Book Depreciation for any period shall equal (x) the sum total of all deductions taken during such period attributable to depreciation, amortization or other cost recovery deduction for federal income tax purposes with respect to such asset, multiplied by (y) the Book Value of such asset divided by the tax basis thereof; provided further, that if the depreciation, amortization or other cost recovery deduction for federal income tax purposes with respect to any Partnership asset for any period is zero ($0.00), Book Depreciation shall be determined by the Tax Matters Partner using any reasonable method selected by the Tax Matters Partner that is based on the Book Value of such asset.

                  "BOOK VALUE" shall mean, with respect to any Partnership asset at any time, the adjusted basis of such asset for federal income tax purposes, except that (i) the initial Book Value of any asset contributed by a Partner to the Partnership shall be the Fair Market Value of such asset, and (ii) the Book Value of all Partnership assets shall be adjusted to equal their Fair Market Values, as determined in good faith by the Managing General Partner, upon the occurrence of certain events as described below. In either case, the Book Value of Partnership assets shall thereafter be adjusted for Book Depreciation taken into account with respect to such asset. Provided the Tax Matters Partner makes an election to do so as provided under Section 1.704-1(b)(2)(iv)(f) of the Regulations, the Book Value of Partnership assets shall be adjusted to equal their Fair Market Value, as determined in good faith by the Managing General Partner, as of the following times to which the election relates: (1) the admission of a new Partner to the Partnership or acquisition by an existing Partner of an additional interest in the Partnership, provided that the consideration contributed to the Partnership upon such admission or acquisition is more than a de minimis amount of money or property; (2) the distribution by the Partnership to a Partner of more than a de minimis amount of money or other property; and (3) the termination of the Partnership for federal income tax purposes pursuant to Code Section 708(b)(1)(B).

                  The Book Value of all Partnership assets shall also be increased (or decreased) to the extent that adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b) have been taken into account for purposes of determining Capital Accounts in accordance with Regulation Section 1.704-1(b)(2)(iv)(m), unless such adjustments have already been accounted for pursuant to the preceding paragraph. If the Book Value of an asset has been determined or adjusted pursuant hereto, such value shall thereafter be the basis for, and be adjusted by, the depreciation taken into account with respect to, such asset for purposes of computing Profits and Losses. Moreover, notwithstanding the foregoing, the Book Value of any

                                       4

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Partnership asset distributed to any Partner shall be the gross Fair Market
Value of such asset on the date of distribution.

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any day on which national banks in New York, New York are not open for business.

                  "BUY/SELL PROPERTY" is defined in Section 11.1(a) hereof.

                  "CAPITAL ACCOUNT" shall mean, with respect to any Partner, the separate "book" account which the Partnership shall establish and maintain for such Partner as provided in Section 6.1 hereof and in accordance with Section 704(b) of the Code and Regulations Section 1.704-1(b)(2)(iv) and such other provisions of Section 1.704-1(b) of the Regulations as must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations. In furtherance of the foregoing, the Capital Accounts shall be maintained in compliance with Section 1.704-1(b)(2)(iv) of the Regulations, and the provisions hereof shall be interpreted and applied in a manner consistent therewith.

                  "CAPITAL CALL" is defined in Section 5.1(b) hereof.

                  "CAPITAL COMMITMENT" shall mean, with respect to each Partner, the amount set forth opposite its name on Schedule 1 hereto, as such Schedule may be amended or modified from time to time upon the General Partners' unanimous consent. Any payment of the Acquisition Fees or Financing Fees shall neither increase nor decrease a Partner's Capital Commitment.

                  "CAPITAL CONTRIBUTION" shall mean, at any particular time and with respect to any Partner, an amount equal to the sum of (x) the total amount of cash and (y) the Fair Market Value of any property (determined as of the date such property is contributed by such Partner and net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code), that has in each case been contributed to the Partnership by such Partner pursuant to Section 5.1 hereof.

                  "CASH PURCHASE PRICE" is defined in Section 11.2(c) hereof.

                  "CAUSE" is defined in Section 8.3(a) hereof.

                  "CHALLENGING GENERAL PARTNER" is defined in Section 11.1(d) hereof.

                  "CLAIM AMOUNT" is defined in Section 5.1(f) hereof.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of future laws.

                  "CONTRIBUTING PARTNER" is defined in Section 5.1(f) hereof.

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                  "CONTRIBUTION AGREEMENT" shall mean the agreement pursuant to which a Partner contributes an Approved Qualified Property to the Partnership pursuant to Section 5.1 hereof and shall be in the form to be agreed to by the General Partners, at which time it will be attached as Exhibit C to this Agreement.

                  "CORRESPONDING LIMITED PARTNER" in respect of LXP GP shall mean LXP and in respect of the Fund GP shall mean the Fund.

                  "CPI" shall mean the Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, All Items, based on 2002 as 100. If the CPI hereafter ceases to use the 2002 Base as 100, then the CPI with the new base shall be used. If the Bureau of Labor Statistics ceases to publish the CPI, then the successor or most nearly comparable index shall be used. In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the CPI so that it is not available when required under the Agreement, then the CPI for the closest preceding month for which a CPI is available shall be used in place of the CPI no longer available.

                  "DEFAULT AMOUNT" is defined in Section 5.1(e) hereof.

                  "DEFAULTING CONTRIBUTING PARTNER" is defined in Section 5.1(f) hereof.

                  "DEFAULTING PARTNER" is defined in Section 5.1(e) hereof.

                  "DISTRIBUTABLE CASH" shall mean the amounts distributed pursuant to Section 7.1(a)(i) hereof.

                  "ECONOMIC INTEREST" shall mean, with respect to any Percentage Interest, (a) all income, profits, cash flow, proceeds of sales and/or refinancing of the Qualified Properties, fees or payments of whatever nature and all distributions to which any Partner would be entitled, now or at any time hereafter, of whatsoever description or character; (b) all of any Partner's present and future rights to and in its Capital Account, whether by way of liquidating distributions or otherwise, and all of such Partner's right to receive or share in any surplus of the Partnership in the event of the dissolution of the Partnership; and (c) all damages, awards, money and considerations of any kind or character to which any Partner would be entitled, now or at any time hereafter, arising out of or derived from any proceeding by or against such Partner in any federal or state court, under any bankruptcy or insolvency law or under any law relating to assignments for the benefit of creditors, compositions, extensions or adjustments of indebtedness, or to any other relief of debtors, or otherwise in connection with its interest in the Partnership.

                  "ECONOMIC RISK OF LOSS" shall have the meaning specified in Regulations Section 1.752-2.

                  "ELECTION NOTICE" is defined in Schedule 5 hereto.

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

                  "ENVIRONMENTAL ASSESSMENT" shall mean with respect to any Proposed Qualified Property, a phase one environmental site assessment performed by a qualified environmental consultant selected by the Managing General Partner in accordance with the then current ASTM Standard Practice for Environmental Site Assessments, E1527 and, if required by the Managing General Partner, any additional Phase II sampling, investigation, monitoring or other activities performed by a qualified environmental consultant.

                  "ENVIRONMENTAL LAW" shall mean every federal, state, county or other governmental law, statute, ordinance, rule, regulation, requirement, order (including any consent order), or other binding obligation, injunction, writ or decision relating to or addressing the environment or hazardous materials, including, but not limited to, those federal statutes commonly referred to as the Clean Air Act, Clean Water Act, Resource Conservation Recovery Act, Toxic Substances Control Act, Comprehensive Environmental Response, Compensation and Liability Act and the Endangered Species Act as well as all regulations promulgated thereunder and all state laws and regulations equivalent thereto, as each such statute, regulation or state law or regulation equivalent may be amended from time to time.

                  "EXERCISE NOTICE" is defined in Schedule 5 hereof.

                  "EXTRAORDINARY CALL" is defined in Section 5.1(c) hereof.

                  "EXTRAORDINARY CAPITAL CONTRIBUTION" is defined in Section 5.1(c) hereof.

                  "EXTRAORDINARY FUNDING" is defined in Section 5.1(c) hereof.

                  "EXTRAORDINARY LOAN" is defined in Section 5.1(c) hereof.

                  "FAIR MARKET VALUE" shall mean an amount (in cash) that a bona fide, willing buyer under no compulsion to buy and a bona fide, willing and unrelated seller under no compulsion to sell would pay and accept, respectively, for the purchase and sale of a Qualified Property, taking into account any liens, restrictions and agreements then in effect and binding upon the Qualified Property or any successor owner thereof and any options, rights of first refusal or offer or other rights or options that either burden the Qualified Property or run to the benefit of the owner of the Qualified Property; provided, however, that in determining the Fair Market Value of any Qualified Property, none of the options, rights of first refusal or offer or other rights of the Partners hereunder shall be taken into consideration.

                  "FEE DISCLOSURE" is defined in Section 3.11(h) hereof.

                  "FFO" shall mean net income or loss (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt

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restructuring and sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

                  "FINANCING FEE" is defined in Section 3.6(g) hereof.

                  "FUND" is defined in the Preamble hereto.

                  "FUND GP" is defined in the Preamble hereto.

                  "FUND PARTNER" is defined in the Preamble hereto.

                  "GENERAL PARTNER" is defined in the Preamble hereto.

                  "INDEMNIFIED PARTY" is defined in Section 3.13(a) hereof.

                  "INITIAL CAPITAL CONTRIBUTION" shall mean, with respect to each Partner, an amount equal to the sum of (x) the amount of cash and (y) the Fair Market Value of any property (determined as of the date such property is contributed by such Partner and net of any liabilities secured by such property that the Partnership is considered to assume or take subject to under Section 752 of the Code), that has in each case been contributed to the Partnership by such Partner at such time as the General Partners have agreed.

                  "INTEREST PRICE" is defined in Section 11.1(a) hereof.

                  "LIMITED PARTNER" is defined in the Preamble hereto.

                  "LION FUND" shall mean Clarion Lion Properties Fund, LLC, a Delaware limited liability company.

                  "LIQUIDATING EVENTS" is defined in Section 9.1 hereof.

                  "LIQUIDATION" shall mean (a) when used with respect to the Partnership, the earlier of (i) the date upon which the Partnership is terminated under Section 708(b)(1) of the Code and (ii) the date upon which the Partnership ceases to be a going concern, and (b) when used with respect to any Partner, the earlier of (i) the date upon which there is a Liquidation of the Partner and (ii) the date upon which such Partner's entire interest in the Partnership is terminated other than by transfer, assignment or other disposition to a Person other than the Partnership.

                  "LIQUIDATOR" shall mean the Managing General Partner, unless the Managing General Partner's Bankruptcy, insolvency, removal, withdrawal or liquidation or default hereunder shall have preceded the Liquidation of the Partnership, in which case the Liquidator shall be any Person designated as such by the Fund GP.

                  "LOSSES" AND "PROFITS" are defined in Section 6.2(b) hereof.

                  "LXP" is defined in the Preamble hereto.

                  "LXP AFFILIATED PARTY" shall mean any LXP Partner, the Asset Manager and/or any of their respective Affiliates.

                  "LXP BOARD" shall mean the Board of Trustees of LXP.

                  "LXP GP" is defined in the Preamble hereto.

                  "LXP PARTNER" is defined in the Preamble hereto.

                  "MAJOR DECISION" is defined in Section 3.4 hereof.

                  "MANAGEMENT AGREEMENT" shall mean the agreement between the Asset Manager and the Partnership which shall be substantially in the form attached hereto as Exhibit B.

                  "MANAGEMENT FEE" is defined in Section 3.10(c) hereof.

                  "MANAGING GENERAL PARTNER" shall mean the Person in whom the management of the Partnership is vested pursuant to the terms of this Agreement. LXP GP shall be the Managing General Partner until LXP GP (x) transfers its partnership interest in the Partnership or withdraws as a Partner from the Partnership, (y) transfers or assigns its rights and obligations as the Managing General Partner or resigns as the Managing General Partner, or (z) is removed as Managing General Partner, each as provided in Article VIII hereof.

                  "MATERIAL MODIFICATION" shall mean a modification relating to the treatment of Capital Accounts, distributions and/or allocations hereunder which, when considered on a cumulative basis with the effect of all other such modifications previously made, is likely to adversely affect the amount ultimately distributable or paid to any Partner hereunder as determined by the independent accountants of the Partnership.

                  "NET CASH FLOW FROM OPERATIONS" shall mean the gross proceeds from Partnership operations (excluding sales or other dispositions or refinancings of Qualified Properties) less the sum of any portion thereof used to (x) pay Operating Expenses, capital improvements, replacements or debt payments, any management fees payable to the Managing General Partner or Asset Manager pursuant to Section 3.10(c) hereof, any credits reserved pursuant to
Section 3.10(c) hereof, indemnities and other extraordinary payments made pursuant to this Agreement or to (y) establish reasonable reserves for Operating Expenses, capital improvements, replacements, debt payments and contingencies as provided in the Annual Plan, as such reserves are calculated, established and maintained by the Managing General Partner pursuant to Section 3.11(d). "Net Cash

Flow from Operations" shall not be reduced by real estate depreciation or by cost amortization, cost recovery deductions or similar allowances, but shall be increased by any reduction of reserves previously described in an Annual Plan.

                  "NET CASH FROM SALES OR REFINANCINGS" shall mean the gross cash proceeds from the sale or other disposition or refinancing of Qualified Properties less (a) any closing, transaction and other costs incurred by the Partnership in connection with such sale or other disposition or refinancing or repayment or exercise, as the case may be; (b) the amount required to retire any debt outstanding against such Qualified Properties; and (c) any amounts required to fund any related reserves up to the levels required by the Annual Plan, as calculated by the Managing General Partner. Net Cash from Sales or Refinancings shall be increased by reductions of reserves originally funded from Net Cash from Sales or Refinancings. "Net Cash from Sales or Refinancings" shall include all principal and interest payments made with respect to any note or other obligation received by the Partnership in connection with the sale or other disposition of any Qualified Property.

                  "NET RENTS" for any period shall mean the rents actually received by the Partnership from all of the tenants of the Qualified Properties during such period less any Operating Expenses for the Qualified Properties not paid by the tenants thereof.

                  "NONRECOURSE LIABILITY" shall mean any Partnership liability (or portion thereof) the Economic Risk of Loss of which is not borne by any Partner or any party related to any Partner, as such related party is described in the applicable Regulations under Code Section 752.

                  "NON-INVESTMENT GRADE TENANT" shall mean a tenant of a property that either (a) has a current credit rating by Standard & Poor's of less than BBB or a comparable credit rating by Moody's Investors Services, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA or (b) does not have a credit rating.

                  "NON-SALE GENERAL PARTNER" is defined in Section 3.7(b) hereof.

                  "OFFER NOTICE" is defined in Section 11.1(a) hereof.

                  "OFFER PRICE" is defined in Section 11.1(a) hereof.

                  "OFFERED AGREEMENT" is defined in Section 11.1(a) hereof.

                  "OFFERING GENERAL PARTNER" is defined in Section 11.1(a) hereof.

                  "OPERATING EXPENSES" shall mean (x) all reasonable and customary costs and expenses of Third Parties retained in connection with the ownership, leasing, operation, repair and maintenance of the Qualified Properties and (y) real estate taxes, insurance premiums, utility charges, rent collection and lease enforcement costs, brokerage commissions to the extent applicable to the period in question (but excluding any Acquisition Fees payable to the Managing General Partner or the Asset Manager under Section 3.6(g) hereof), maintenance expenses, costs of repairs and replacements (which, under generally accepted accounting principles consistently applied, may be expensed during the period when made) and management fees (but excluding any management fees or the Oversight Fee payable to the Managing General Partner or Asset Manager pursuant to Section 3.10(c) hereof) in connection with the ownership, leasing, operation, repair and maintenance of the Qualified Properties. Operating Expenses shall not include general and administrative costs and overhead of the Partnership and debt payments.

                  "O.P. UNIT" shall mean a partnership interest in a partnership in which LXP is a partner.

                  "OTHER PARTNERS" in respect of either or both of the LXP Partners shall mean the Fund Partners and in respect of either or both of the Fund Partners shall mean the LXP Partners.

                  "OVERSIGHT FEE" is defined in Section 3.10(c) hereof.

                  "PARTNER" is defined in the Preamble hereto.

                  "PARTNER NONRECOURSE DEBT" shall have the meaning set forth in Regulations Section 1.704-2(b)(4).

                  "PARTNER NONRECOURSE DEBT MINIMUM GAIN" shall have the meaning set forth in Regulations Section 1.704-2(i)(2).

                  "PARTNER NONRECOURSE DEDUCTIONS" is defined in Section 6.3(d) hereof.

                  "PARTNERSHIP" is defined in the Preamble hereto.

                  "PARTNERSHIP MINIMUM GAIN" shall have the meaning set forth in
Section 1.704-2(b)(2) and (d) of the Regulations.

                  "PERCENTAGE INTEREST" shall mean the entire undivided ownership interest in the Partnership of any Partner at any particular time, (x) expressed as a percentage rounded to the nearest one one-hundredth (0.01%), (y) determined at such time by dividing the total Capital Contributions made by such Partner by the total Capital Contributions made in the Partnership by all Partners and (z) as may be adjusted from time to time in accordance with the terms hereof. The Percentage Interest of each Partner as of the date hereof shall be as described on Schedule 1 hereto.

                  "PERMITTED EXPENSES" shall mean, for each annual period covered by an Annual Plan, Operating Expenses, capital improvements, replacements and debt payments as set forth therein plus, with respect to each budget line item in the Annual Budget portion of such Annual Plan, the greater of (w) five percent (5%) of each such budget line item or (x) Twenty Thousand Dollars ($20,000.00); provided, however, that Permitted Expenses shall not include any Operating Expenses, capital improvements, replacements and debt payments which, when added to all other obligations incurred or reserve amounts accrued in excess of the applicable budget line items in such Annual Budget portion of the Annual Plan, exceed (x) One Hundred Thousand Dollars ($100,000) in any fiscal year for a particular Qualified Property or (y) an average (taking into account all Qualified Properties then owned by the Partnership) of Fifty Thousand Dollars ($50,000) per Qualified Property. Permitted Expenses shall also mean (i) all reasonable and customary costs and expenses of Third Parties retained in connection with the Acquisition Activities as provided in Section 3.6(f) hereof,
(ii) any reasonable costs or expenses incurred in implementing a Major Decision agreed to by the General Partners as provided in Section 3.4 hereof and not otherwise already included in an Annual Plan, (iii) costs and expenses incurred by the Partners in connection with the formation of the Partnership, including legal fees, and (iv) the management fees payable pursuant to Section 3.10(c) hereof.

                  "PERSON" shall mean any individual, trust (including a business trust), unincorporated association, corporation, limited liability company, joint stock company, general partnership, limited partnership, joint venture, governmental authority or other entity.

                  "PHYSICAL INSPECTION REPORT" shall mean a report prepared by a qualified independent third party engineer, architect or other real estate inspector selected by the Managing General Partner and reasonably acceptable to the Fund GP concerning the physical condition of any Proposed Qualified Property.

                  "PLAN AMENDMENT" is defined in Section 3.5(c).

                  "PROFITS" and "LOSSES" are defined in Section 6.2(b) hereof.

                  "PROPOSED PLAN" is defined in Section 3.5(a) hereof.

                  "PROPOSED TENDERED QUALIFIED PROPERTIES" is defined in Section 11.2(b) hereof.

                  "PROPOSED QUALIFIED PROPERTY" is defined in Section 3.6(a) hereof.

                  "QUALIFIED PROPERTY" or "QUALIFIED PROPERTIES" shall mean the interest of the Partnership in each parcel of real property acquired as provided in Section 3.6 hereof, together with all buildings, structures and improvements located thereon, fixtures contained therein, appurtenances thereto and all personal property owned in connection therewith.

                  "REDEMPTION RIGHT" is defined in Section 11.2(a) hereof.

                  "REDEMPTION RIGHT SHARES" is defined in Section 11.4 hereof.

                  "REGULATIONS" shall mean the income tax regulations promulgated under the Code, whether temporary, proposed or finalized, as such regulations may be amended from time to time (including corresponding provisions of future regulations).

                  "REGULATORY ALLOCATIONS" is defined in Section 6.3(f) hereof.

                  "REMOVAL AMOUNT" is defined in Section 8.3(b) hereof.

                  "REMOVAL NOTICE" is defined in Section 8.3(a) hereof.

                  "RESPONDING GENERAL PARTNER" is defined in Section 11.1(a) hereof.

                  "RESPONDING INTEREST PRICE" is defined in Section 11.1(c) hereof.

                  "RESPONSE NOTICE" is defined in Section 11.1(a) hereof.

                  "RETAINED QUALIFIED PROPERTIES" is defined in
Section 11.2(b)(ii).

                  "RIGHT OF FIRST REFUSAL" is defined in Section 3.7(b) hereof.

                  "RIGHTS TRIGGER DATE" shall mean the date of January 2, 2006.

                  "SALE GENERAL PARTNER" is defined in Section 3.7(b) hereof.

                  "SALE NOTICE" is defined in Section 3.7(b) hereof.

                  "SECTION 704(c) PROPERTY" shall mean (x) each item of property to which Section 704(c) of the Code or Section 1.704-3(a)(3) of the Regulations applies that is contributed to the Partnership, and (y) any property owned by the Partnership which is governed by the principles of Section 704(c) of the Code, as contemplated by Section 1.704-1(b)(4)(i) and other analogous provisions of the Regulations.

                  "SHARE PURCHASE PRICE" is defined in Schedule 5 hereof.

                  "SHARES" shall mean the common shares of beneficial interest, par value $.0001 per share, of LXP.

                  "SP SUBSIDIARY" shall mean an entity selected by the Managing General Partner and approved by the Fund GP which shall be wholly-owned (directly or indirectly) by the Partnership, the purpose of which is limited to acquiring, financing, holding for investment, preserving, managing, operating, improving, leasing, selling, exchanging, transferring and otherwise using or disposing of a Qualified Property or Qualified Properties.

                  "TAX DEPRECIATION" shall mean with respect to any property owned by the Partnership depreciation, accelerated cost recovery, or modified cost recovery, and any other amortization or deduction allowed or allowable for federal, state or local income tax purposes.

                  "TAX MATTERS PARTNER" is defined in Section 6.5 hereof.

                  "TENDERED QUALIFIED PROPERTIES" shall mean all of the Partnership's Qualified Properties owned by the Partnership at the time the Fund GP exercises the Redemption Right pursuant to Section 11.2 hereof or, if the Fund GP or LXP GP, or both, exercise their rights to exclude Qualified Properties under Section 11.2(b) hereof, the Qualified Properties remaining after the Fund GP has excluded Qualified Properties pursuant to Clause (ii) of
Section 11.2(b) hereof and after LXP GP has excluded certain Qualified Properties pursuant to Clause (iii) of Section 11.2(b) hereof.

                  "THIRD PARTIES" shall mean consultants, engineers, environmental consultants, accountants, attorneys, contractors and subcontractors, brokers or managers, but excluding any LXP Affiliated Party.

                  "12% IRR" shall mean an annual interest rate of 12% which, when applied to the Capital Contributions (including credited amounts under Section 3.10(c) hereof) made, and the Acquisition Fees and Financing Fees (if any) paid, by each Partner and the Distributable Cash distributed to each Partner, renders the net present value of such negative (i.e. Capital Contributions, Acquisition Fees and Financing Fees) and positive (i.e. Distributable Cash) cash flows equal to zero.

                  Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in Schedule 5 hereto, unless the context requires otherwise.

                                   ARTICLE II
                        FORMATION, DURATION AND PURPOSES

                  SECTION 2.1 FORMATION. Pursuant to the Delaware Revised Uniform Limited Partnership Act, codified in the Delaware Code Annotated, Title 6, Sections 17-101 to 17-1111, as the same may be amended from time to time (the "ACT"), the Partners agree to form and hereby form the Partnership by entering into this Agreement. The Partners hereby acknowledge that a certificate of limited partnership has been executed and filed in the office of the Delaware Secretary of State on the date hereof. The execution and filing of such certificate of limited partnership with the Delaware Secretary of State is hereby authorized, ratified and approved by the Partners. The rights, liabilities and obligations of any Partner with respect to the Partnership shall be determined in accordance with the Act and this Agreement. To the extent anything contained in this Agreement modifies, supplements or otherwise affects any such right, liability, or obligation arising under the Act, this Agreement shall supercede the Act to the extent not restricted thereby.

                  SECTION 2.2 NAME; REGISTERED AGENT AND REGISTERED OFFICE. The name of the Partnership and the name under which the business of the Partnership shall be conducted shall be "LEXINGTON/LION VENTURE LP". The registered agent of the Partnership shall be National Registered Agents, and the registered office of the Partnership shall be at National Registered Agents, 9 East Loockerman Street, Suite 1B, in the City of Dover, County of Kent, Delaware 19901. The Managing General Partner may select another such registered agent or registered office from time to time upon ten (10) Business Days prior written notice thereof to, and the consent of, the Fund GP.

                  SECTION 2.3 PRINCIPAL OFFICE. The principal place of business and office of the Partnership shall be located at 355 Lexington Avenue, New York, New York 10017-6603, or at such other place as the Managing General Partner may determine from time to time. The business of the Partnership may also be conducted at such additional place or places as the General Partners may determine.

                  SECTION 2.4 PURPOSES AND BUSINESS. The business of the Partnership is to acquire, finance, refinance, hold for investment, preserve, manage, operate, improve, lease, sell, exchange, transfer and otherwise use or dispose of the Qualified Properties as may be acquired by the Partnership from time to time pursuant to the terms hereof, which Qualified Properties may be located anywhere in the United States and shall not be used primarily for agricultural, horticultural, ranch, mining, recreational, amusement or club purposes. In connection therewith and without limiting the foregoing, the Partnership shall have the power to dispose of the Qualified Properties in accordance with the terms of this Agreement and to engage in any and all activities related or incidental thereto, all for the benefit of the Partners.

                  SECTION 2.5 TERM. The term of the Partnership shall commence on the date of this Agreement and shall continue in full force and effect until ten (10) years from the date hereof, unless sooner terminated pursuant to the terms hereof. No Partner may withdraw from the Partnership without the prior consent of the General Partners, other than as expressly provided in this Agreement.

                  SECTION 2.6 OTHER QUALIFICATIONS. The Partnership shall file or record such documents and take such other actions under the laws of any jurisdiction in which the Partnership does business as are necessary or desirable to permit the Partnership to do business in any such jurisdiction and to promote the limitation of liability for the Partners in any such jurisdiction.

                  SECTION 2.7 LIMITATION ON THE RIGHTS OF PARTNERS. Except as otherwise specifically provided in this Agreement, (a) no Partner shall have the right to withdraw or retire from, or reduce its contribution to the capital of, the Partnership; (b) no Partner shall have the right to demand or receive property other than cash in return for its Capital Contribution; and (c) no Partner shall have priority over any other Partner either as to the return of its Capital Contribution or as to profits or distributions.

                                   ARTICLE III
                      MANAGEMENT RIGHTS, DUTIES, AND POWERS
            OF THE MANAGING GENERAL PARTNER; TRANSACTIONS INVOLVING
                                    PARTNERS

                  SECTION 3.1 MANAGEMENT.

                  (a) Management by the Managing General Partner. LXP GP shall be the Managing General Partner until LXP GP (x) transfers its partnership interest in the Partnership or withdraws as a Partner from the Partnership, (y) transfers or assigns its rights and obligations as the Managing General Partner or resigns as the Managing General Partner, or (z) is removed as the Managing General Partner, each as provided in Article VIII hereof. The Managing General Partner shall manage the investments, business and day-to-day affairs of the Partnership and shall be responsible for acquisitions and dispositions of Qualified Properties, subject, however, to the provisions of Section
         3.4 hereof with respect to Major Decisions, of Section 3.6 and Section
         3.7 hereof with respect to the acquisition or sale of Qualified Properties and any other provisions of this Agreement concerning the investments, business and day-to-day affairs of the Partnership. The Managing General Partner shall use reasonable efforts to manage the investments, business and day-to-day affairs of the Partnership in accordance with the Annual Plan approved in accordance with Section 3.5 hereof. Any action taken by the Managing General Partner in accordance with the terms of this Agreement shall constitute the act of and serve to bind the Partnership. The Managing General Partner may delegate certain of the tasks that are to be performed in connection with the acquisition of properties, the management of the Qualified Properties or the business and day-to-day affairs of the Partnership. Any such delegation to third parties provided in the previous sentence shall be supervised by the Managing General Partner and such delegation shall not relieve the Managing General Partner of any of its obligations hereunder. Any right of any Partner to consent to any action requiring its consent hereunder shall not be diminished or otherwise affected by such delegation.

                  (b) Delegation to the Asset Manager. LXP GP in its capacity as Managing General Partner shall have the right to retain the Asset Manager and delegate (pursuant to Section 3.1(a) above) to the Asset Manager any of the following duties and responsibilities: the management of the Qualified Properties and the performance of the tasks necessary for the evaluation of Proposed Qualified Properties and the acquisition of Approved Qualified Properties as contemplated in Section 3.6 hereof. The Asset Manager shall be qualified to do business in all jurisdictions in which the Partnership does business or owns properties. If LXP GP in its capacity as Managing General Partner elects to retain the Asset Manager, the Partnership and the Asset Manager shall enter into a Management Agreement substantially in the form attached hereto as Exhibit B and made a part hereof. The Managing General Partner may replace the Asset Manager at any time and from time to time, provided that as a condition to such replacement of the Asset Manager, (x) the Fund GP and the Advisor shall have received written notice of such replacement and (y) the replacement Asset Manager shall have entered into an agreement substantially in the form attached hereto as Exhibit B. Any other property management or operating agreement between the Partnership and any Asset Manager shall be acceptable to the General Partners and shall by its terms terminate without penalty at the election of the Fund GP upon five (5) Business Days' written notice to such Asset Manager if LXP GP is removed as Managing General Partner. The Asset Manager shall have no interest in or rights under this Agreement, shall not be admitted as a substitute for LXP GP or LXP and shall not have any of the rights of a Partner under the Act or this Agreement. The Asset Manager may be authorized to perform such tasks of the Managing General Partner specified in
         Section 3.3 hereof that LXP GP in its capacity as Managing General Partner reasonably deems necessary or appropriate in connection with the management of the Qualified Properties, the evaluation of Proposed Qualified Properties or the acquisition of Approved Qualified Properties, but in all cases in accordance with the Annual Plan and the requirements of Section 3.4, Section 3.6 and Section 3.7 hereof and any other provisions of this Agreement concerning the investments, business and affairs of the Partnership. The Asset Manager shall not have the authority to execute or deliver documents on behalf of the Partnership or to bind the Partnership, except as expressly set forth in the Management Agreement between the Partnership and the Asset Manager. Notwithstanding anything to the contrary contained in Section 3.3 hereof, the Asset Manager shall not have any authority to borrow or draw down funds or finance or refinance any part of any purchase price or incur indebtedness secured by any Qualified Property or any unsecured indebtedness. Any delegation to the Asset Manager provided in this Section 3.1(b) shall be supervised by LXP GP in its capacity as Managing General Partner and such delegation shall not relieve LXP GP of any of its obligations hereunder as Managing General Partner.

                  (c) Right to Rely on Authority of the Managing General Partner. Any action taken by LXP GP in its capacity as Managing General Partner, acting on behalf of the Partnership pursuant to the authority conferred thereon in this Agreement, shall be binding on the Partnership. In no event shall any Person dealing with LXP GP with respect to the conduct of the affairs of the Partnership while LXP GP is the Managing General Partner be obligated to ascertain whether the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any action of LXP GP.

                  (d) No Management by the Fund GP or the Fund. The Fund GP shall have the authority to approve the Annual Plan (and amendments thereof) and to approve Major Decisions. The Fund GP shall also have the authority to consent to certain acts of the Managing General Partner, the Asset Manager and the Partnership, in each case as and to the extent provided in this Agreement. Neither Fund Partner shall participate in the control of the business of the Partnership or transact any business for the Partnership or have the power to sign documents for or otherwise bind the Partnership and neither shall perform or have the authority to perform any act, thing or deed in the name of or on behalf of the Managing General Partner, the Asset Manager or the Partnership (provided, however, that Fund GP shall have the right to appoint a replacement Managing General Partner pursuant to
         Section 8.3(a) and to exercise certain rights on behalf of the Partnership pursuant to Section 3.1(e)). The Fund Partners may give any consents, approvals or other authorizations described in this Agreement without being deemed to have participated in the control of the Partnership.

                  (e) Fund GP's Right to Enforce Partnership Rights Against LXP Affiliated Parties. Notwithstanding anything herein to the contrary, if the Managing General Partner has failed to enforce any of the Partnership's rights against any LXP Affiliated Party that has defaulted on any obligation owed to the Partnership under this Agreement or under any agreement between the Partnership and any LXP Affiliated Party, the Fund GP shall be entitled to exercise, on behalf of the Partnership and at the expense of the Partnership (either in the Partnership's own capacity or as general partner of the Partnership), the Partnership's rights and obligations arising under such agreements all without the consent or approval of the Managing General Partner; provided, that the Fund GP shall not have the right to terminate such agreements or any rights of the LXP Affiliated Party under such agreements without Cause without the consent of the Managing General Partner.

                  SECTION 3.2 MEETINGS OF THE GENERAL PARTNERS

                  (a) Meetings of the General Partners. The General Partners of the Partnership may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the General Partners shall be held at least annually with written notice to the General Partners at such time and at such place as shall from time to time be reasonably determined by the Managing General Partner subject to consent by the Fund GP. Regular or special meetings of the General Partners may be called by either General Partner on not less than ten (10) Business Day's written notice to the other General Partner. The Advisor may attend meetings of the General Partners but shall not vote on behalf of the Fund

         GP. Except as otherwise provided by the Act, the Limited Partners shall not be entitled to vote on any Partnership matter.

                  (b) Acts of the General Partners. Both General Partners must be present at any meeting of the Partners, and all acts of the General Partners must be approved by the unanimous vote of the General Partners. Each General Partner present at a meeting and entitled to participate in such meeting shall be entitled to one vote with respect to any action. If either General Partner shall not be present at any meeting of the General Partners, the other General Partner present at such meeting shall adjourn the meeting from time to time, without notice other than announcement of the date and location of the adjourned meeting, until both General Partners shall be present. Any action required or permitted to be taken at any meeting of the General Partners may be taken without a meeting if both General Partners consent thereto in writing, and the writing or writings are filed with the minutes of such proceedings of the General Partners.

                  (c) Electronic Communication. General Partners may participate in meetings of the General Partners by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Partnership.

                  (d) Authorized Representatives. Prior to the first annual meeting of the General Partners and prior to the time the Fund GP casts a vote: (i) the Fund GP shall deliver to the LXP GP a list of individuals who are authorized to attend meetings of the General Partners and cast votes on its behalf and shall update such list to reflect any changes in authorized individuals; and (ii) LXP GP shall deliver to the Fund GP an incumbency certificate naming all of LXP GP's executive officers and shall replace such certificate whenever there is a change in LXP GP's executive officers. LXP GP's executive officers are authorized to attend meetings of the General Partners and to cast votes on behalf of LXP GP.

                  (e) Informational Meetings. The Managing General Partner shall hold informational meetings with the Fund GP and the Advisor to review and discuss the Partnership's activities and business upon ten
         (10) Business Days' prior written notice by the Fund GP. The Fund GP may, but shall not be obligated to, attend informational meetings that are attended by the Advisor. Such meetings shall be held at a mutually convenient time at the New York City offices of LXP or the Fund unless the General Partners otherwise agree. LXP GP, the Fund GP and the Advisor may each designate any number of representatives to attend such meetings.

                  SECTION 3.3 AUTHORITY OF THE MANAGING GENERAL PARTNER. Except as otherwise provided in this Article III, the Managing General Partner is hereby authorized to do the following, for and in the name and on behalf of the Partnership, as may be necessary, convenient or incidental to the implementation of the Annual Plan or to the accomplishment of the purposes of the Partnership (provided, that if any of the following constitutes a Major Decision that is not specifically set forth in the Annual Plan, the Managing General Partner shall first obtain the consent of the Fund GP pursuant to Section 3.4 hereof):

                      (i) acquire by purchase, exchange or otherwise, any Proposed Qualified Property consistent with the purposes of the Partnership, but only in accordance with Section 3.6 hereof;

                      (ii) operate, manage and maintain each of the Qualified Properties;

                      (iii) take such action as is necessary to form, create or set up any SP Subsidiary that has been approved by the General Partners in accordance with Section 3.6 hereof;

                      (iv) dissolve, terminate or wind-up any SP Subsidiary, provided that any Qualified Property held by such SP Subsidiary has been disposed of in accordance with Section 3.7 or Section 11.1 hereof or transferred to the Partnership or any other SP Subsidiary;

                      (v) enter into, amend, extend or renew any lease of any Qualified Property or any part thereof or interest therein approved by the General Partners as part of the Annual Plan;

                      (vi) initiate legal proceedings or arbitration with respect to any lease of any Qualified Property or part thereof or interest therein; provided that the initiation of such legal proceedings or arbitration shall have arisen (x) in connection with any matter of an emergency nature, (y) for the collection of rent or (z) involving an uninsured claim of less than $100,000;

                      (vii) dispose of any or all of the Qualified Properties by sale, lease, exchange or otherwise, and grant an option for the sale, lease, exchange or otherwise of any or all the Qualified Properties, but only in accordance with Section 3.7 hereof;

                      (viii) employ and dismiss from employment any and all employees, agents, independent contractors and, subject to Section 4.9 hereof, attorneys and accountants for the Partnership;

                      (ix) pay all Permitted Expenses (and maintain in reserve the amount of any credits pursuant to Section 3.10(c) hereof);

                  (x) execute and deliver any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and ownership of the Qualified Properties and in connection with any other matters with respect to which the Managing General Partner has authority to act pursuant to the Annual Plan or as set forth in this Section 3.3;

                  (xi) draw down funds as needed under any approved lines of credit or other financing previously approved under Section 3.4 hereof;

                  (xii) finance or refinance a portion of the purchase price of any Qualified Property and incur (and refinance) indebtedness secured by any Qualified Property, or any portion thereof or any interest or estate therein and incur any other secured or unsecured borrowings or other indebtedness;

                  (xiii) implement those Major Decisions that are specifically set forth in the Annual Plan or that have been approved by the Fund GP pursuant to Section 3.4 below; and

                  (xiv) subject to any conditions expressly provided in this Agreement, engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to or in connection with the accomplishment of the purposes of the Partnership as may be lawfully carried out or performed by a limited partnership under the laws of each state in which the Partnership is then formed or registered or qualified to do business.

                  SECTION 3.4 MAJOR DECISIONS. Notwithstanding anything to the contrary contained in this Agreement, the Managing General Partner shall not take, on behalf of the Partnership, and shall not permit the Partnership or the Asset Manager to take, any action, make any decision, expend any sum or undertake or suffer any obligation which comes within the scope of any Major Decision unless such Major Decision is approved by the Fund GP in advance in writing (including any written approval delivered at a meeting in accordance with Section 3.2 hereof) or is specifically set forth in the Annual Plan. As used herein, "MAJOR DECISION" shall mean a decision to take any of the following actions:

                  (i) the acquisition by purchase, exchange or otherwise of any Qualified Property or other real property except in accordance with
         Section 3.6 hereof;

                  (ii) the disposition by sale, lease, exchange or otherwise, and the granting of an option for the sale, lease, exchange or other disposition of any or all of the Qualified Properties except in accordance with Section 3.7(b) and Section 11.1 hereof;

                  (iii) the financing or refinancing of, or the increasing of any mortgage indebtedness encumbering, any Qualified Property, or any portion thereof or any interest or estate therein, whether recourse or non-recourse to the Partnership, or the incurrence of indebtedness secured by any Qualified Property, or any portion thereof or any interest or estate therein, or the incurrence of any other secured or unsecured borrowings or other indebtedness by the Partnership, including determination of the terms and conditions thereof, and any amendments to such terms and conditions except as contemplated in an Annual Plan or in accordance with Section 3.4 hereof;

                  (iv) the formation, creation or setting up of any SP Subsidiary except in accordance with Section 3.6 hereof;

                  (v)      the making of any loan;

                  (vi) the entering into of any transaction or agreement with or for the benefit of, or the employment or engagement of, any LXP Affiliated Party, except as expressly contemplated in Sections 3.1(b) and 3.10 hereof;

                  (vii) the causing or permitting of an encumbrance of any Percentage Interest or any portion thereof;

                  (viii) making an Extraordinary Call to the Partners to fund an operating deficit of the Partnership, which Extraordinary Call shall be made only in accordance with Section 5.1(c) hereof;

                  (ix) the construction, alteration, improvement, repair, rehabilitation, razing, rebuilding or replacement of any building or other improvements or the making of any capital improvements, replacements, repairs, alterations or changes in, to or on any Qualified Property, or any part thereof, except to the extent provided for in the Annual Plan; provided that repairs of emergency nature may be undertaken without prior approval of the Fund GP provided the Managing General Partner notifies the Advisor in writing thereof within two (2) Business Days following the commencement of such emergency repairs;

                  (x) the incurring of any cost or expense for any fiscal year which, (x) when added to all other costs and expenses for such fiscal year, exceeds the applicable budget line in the Annual Budget portion of the Annual Plan by the greater of Twenty Thousand Dollars ($20,000) or five percent (5%) thereof or, (y) when added to all other costs and expenses in excess of their applicable budget line items in the Annual Budget portion of the Annual Plan, exceeds (i) One Hundred Thousand Dollars ($100,000) in any fiscal year for any Qualified Property or (ii) an average (taking into account all Qualified Properties then owned by the Partnership) of Fifty Thousand Dollars ($50,000) per Qualified Property; provided that, notwithstanding the foregoing, repairs of emergency nature may be undertaken without prior approval of the Fund GP provided the Managing General Partner notifies the Advisor in writing thereof within two (2) Business Days following the commencement thereof;

                  (xi) the incurring of any expense other than a Permitted Expense; provided that, notwithstanding the foregoing, repairs of an emergency nature may be undertaken without prior approval of the Fund GP provided the Managing General Partner notifies the Advisor in writing thereof within two (2) Business Days following the commencement thereof;

                  (xii) the reinvestment for restoration purposes of (i) insurance proceeds in excess of $500,000 received by the Partnership in connection with the damage or destruction of any Qualified Property or
         (ii) condemnation proceeds in excess of $500,000 received by the Partnership in connection with the taking or settlement in lieu of a threatened taking of all or any portion of any Qualified Property; provided that (x) if the determination is made not to reinvest any such insurance or condemnation proceeds, then so much thereof as may be necessary shall be applied to the razing or other disposition of the remaining improvements as may be required by law or by a reasonably prudent property manager and the balance of such insurance or condemnation proceeds shall be distributed in accordance with this Agreement and (y) any reinvestment of insurance or condemnation proceeds that is contractually required under any lease or the terms of any financing or refinancing of a Qualified Property approved in each case by the General Partners shall not be a Major Decision subject to this Section 3.4;

                  (xiii)   the approval of the Annual Plan;

                  (xiv) the initiation of legal proceedings or arbitration with respect to any lease of any Qualified Property or part thereof or interest therein; provided that the initiation of such legal proceedings or arbitration (x) in connection with any matter of an emergency nature, or (y) for the collection of rent, shall not be a Major Decision subject to this Section 3.4;

                  (xv) the commencement of any litigation by the Partnership or the settlement of any litigation against the Partnership involving an uninsured claim of $100,000 or more;

                  (xvi) the commencement of any case, proceeding or other action seeking protection for the Partnership as debtor under any existing or future law of any jurisdiction relating to Bankruptcy, insolvency, reorganization or relief of debtors; any consent to the entry of an order for relief in or institution of any case, proceeding or other action brought by any third party against the Partnership as a debtor under any existing or future law of any jurisdiction relating to Bankruptcy, insolvency, reorganization or relief of debtors; the filing of an answer in any involuntary case or proceeding described in the previous clause admitting the material allegations of the petition therefor or otherwise failing to contest any such involuntary case or proceeding; the seeking of or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or for a substantial portion of its Qualified Properties; any assignment for the benefit of the creditors of the Partnership; or the admission in writing that the Partnership is unable to pay its debts as they mature or that the Partnership is not paying its debts as they become due;

                  (xvii) with respect to any lease of any Qualified Property, or part thereof or interest therein, the entering into, amending, extending or renewing thereof, in each case not already approved by the General Partners as part of the Annual Plan;

                  (xviii) the execution of any agreement, contract, understanding or other arrangement to effectuate a Major Decision; provided that the execution of a non-binding letter of intent in accordance with Section 3.6(a) hereof shall not be a Major Decision subject to this Section 3.4;

                  (xix) the extension of the statute of limitations for assessing or computing any tax liability against the Partnership or the amount of any Partnership tax item or to settle any dispute with respect to any income, or any other material, tax;

                  (xx) the taking of any of the foregoing actions through a SP Subsidiary or any other subsidiary of the Partnership; and

                  (xxi) any other action which requires the consent or approval of the Fund GP under this Agreement.

                  SECTION 3.5 PRELIMINARY AND ANNUAL PLANS.

                  (a) Preparation and Approval of Plans. The Managing General Partner shall prepare and deliver to the Fund GP and the Advisor for the General Partners' approval or disapproval a proposed annual plan for the next fiscal year of the Partnership (as further described below, a "PROPOSED PLAN"). The Proposed Plan shall cover the Partnership, each Qualified Property and shall include: a proposed Annual Budget covering the Partnership, each Qualified Property and a brief narrative description of the material portions thereof; a plan of operations for each Qualified Property, including anticipated repairs and improvements; estimated financing needs and estimated financing costs; estimated cash flow projections; a description of tenants then in occupancy in each Qualified Property; a schedule of Qualified Properties, any leases which are expiring during such fiscal year and the plans for the re-leasing of such Qualified Properties and any lease restructures (such as subleasing or expansion by a tenant) of which the Managing General Partner is aware; projected capital improvements and capital repairs; a description of any Proposed Qualified Properties to the extent identified, including the terms of acquisition, provided that nothing in the Proposed Plan shall affect or limit the provisions of Section 3.6 hereof; and any other information relative to the management of the Qualified Properties or the Partnership reasonably requested by the Fund General Partner. The Managing General Partner shall prepare and submit a Proposed Plan to the Fund GP and the Advisor on or before September 15th of the year prior to such fiscal year. The Fund GP shall provide the Managing General Partner with any comments or requested changes the Fund GP may have to such Proposed Plan within fifteen (15) days after its receipt thereof. The Managing General Partner shall submit a revised Proposed Plan to the Fund GP and the Advisor incorporating or otherwise addressing the Fund GP's requested changes no later than October 15th of the year prior to the fiscal year covered by such revised Proposed Plan; provided that if the Fund GP provides comments on a Proposed Plan to the Managing General Partner on any date after October 1st, then the Managing General Partner's deadline for submitting a revised Proposed Plan as described in this sentence shall be extended one day for each day after October 1st that the Fund GP shall have delayed providing comments to the Managing General Partner. The Fund GP shall approve or disapprove such revised Proposed Plan within fifteen (15) days after its receipt thereof. Any Proposed Plan approved by the General Partners in accordance with this Section 3.5(a) shall become the annual plan for the next fiscal year of the Partnership (any Proposed Plan approved by the General Partners for any fiscal year of the Partnership, and as may be amended from time to time by a Plan Amendment in accordance with Section 3.5(c) hereof, an "ANNUAL PLAN"). A model of an Annual Plan is attached as Schedule 3.5 and made a part hereof.

                  (b) Dispute Concerning an Annual Budget. If, prior to the commencement of any fiscal year, the General Partners have not reached an agreement as to the amount to be allocated to any budget line item set forth in the Annual Budget portion of the Proposed Plan for such fiscal year, then (i) as to any such disputed budget line item, the Annual Budget portion of the Annual Plan for the immediately preceding fiscal year (exclusive of any non-recurring capital expenditures) shall be controlling but only with respect to such disputed budget line item (in each case adjusted to reflect the increases in the CPI for September of such fiscal year over the CPI for September of such immediately preceding fiscal year) and only until such time as the General Partners reach an agreement on the amount to be allocated to such budget line item, and (ii) as to any budget line item or items that are not in dispute, the Annual Budget portion of the Proposed Plan shall control.

                  (c) Amendments to Annual Plans. If in any General Partner's judgment an Annual Plan requires amendment, such General Partner (the "AMENDING GENERAL PARTNER") shall deliver to the other General Partner (the "NON-AMENDING GENERAL PARTNER") (and, if the Amending General Partner is

         LXP GP, to the Advisor) a written notice setting forth the proposed amendment to the Annual Plan and the basis therefor. The Non-Amending General Partner shall approve or disapprove such proposed amendment within ten (10) Business Days after receipt thereof, and, upon approval by the Non-Amending General Partner (any such amendment, a "PLAN AMENDMENT"), the Annual Plan (including, without limitation any amendments to the Annual Budget portion thereof) shall be amended by the Plan Amendment as set forth in the written notice described in the preceding sentence.

                  SECTION 3.6 QUALIFIED PROPERTY ACQUISITIONS.

                  (a) Generally; Approval by the Fund. The Managing General Partner shall originate net-leased properties as candidates for acquisition by the Partnership (any such property, a "PROPOSED QUALIFIED PROPERTY") and shall consult regularly with the Advisor regarding each Proposed Qualified Property. The Managing General Partner or Asset Manager may, with the consent of the Advisor, enter into a good faith non-binding letter of intent concerning the acquisition of a Proposed Qualified Property. After entering into a good faith non-binding letter of intent with respect to a Proposed Qualified Property and performing such underwriting and other property analysis as the Managing General Partner deems appropriate with respect thereto, the Managing General Partner or Asset Manager shall submit to the Advisor and the LXP Board any Proposed Qualified Property that the Managing General Partner recommends for acquisition by the Partnership. Upon approval of the Proposed Qualified Property by the LXP Board, the Managing General Partner shall provide or cause the Asset Manager to provide to the Advisor and the Fund GP notice of such approval, the Acquisition Memorandum described in Section 3.6(b) hereof; provided however that the Managing General Partner shall not recommend to the Fund GP the acquisition of any Proposed Qualified Property that does not satisfy or comply with the Acquisition Parameters (although the Managing General Partner, at its election, may submit such property to the Partnership for its consideration pursuant to Section 3.6(c)). The Fund GP shall have fifteen (15) Business Days after its receipt of the documents described in the preceding sentence to approve or disapprove, in its sole and absolute discretion, a Proposed Qualified Property. If the Fund GP fails to respond to the Managing General Partner's recommendation within such fifteen (15) Business Days, the Managing General Partner may send to the Fund GP and the Advisor a second notice requesting a response within ten (10) Business Days after actual receipt by the Fund GP and the Advisor. Any failure by the Fund GP to approve a Proposed Qualified Property within such ten (10) Business Day period shall be deemed to be a disapproval of such Proposed Qualified Property.

                  (b) Acquisition Memorandum. For each Proposed Qualified Property, the Managing General Partner or Asset Manager shall deliver to the Fund GP and the Advisor an Acquisition Memorandum stating that such Proposed Qualified Property is a net-leased facility and describing such Proposed Qualified Property in reasonable detail, including without limitation: the size and location thereof, the improvements thereon, the operating history and financial status thereof and the material findings of all due diligence undertaken to date with respect thereto, including the material findings to date of any Environmental Assessment and/or Physical Inspection Report; the structure of the contemplated transaction, including whether an SP Subsidiary will take title to the Proposed Qualified Property, the cost to the Partnership, including the purchase price, the amount and material terms of any mortgage indebtedness to be assumed, incurred or taken subject to; and the material provisions of the net lease or leases thereon and copies of such leases (or in the case of proposed leases, drafts or reasonably detailed abstracts of proposed leases), the identification of each tenant thereon and financial information relating to each such tenant and setting forth such other information as the Advisor may reasonably request. The Acquisition Memorandum shall include a credit analysis of any tenant net-leasing such property, including the credit rating of any such tenant by Standard & Poor's, Moody's Investors Services, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, or, if a credit rating of any such tenant is not available from the foregoing credit-rating companies, a credit analysis thereof by KDP or any other credit rating entity agreed to by the General Partners.

                  (c) Properties Which Do Not Comply With Acquisition Parameters. With respect to any Proposed Qualified Property that does not comply in all respects with the Acquisition Parameters and that the Managing General Partner elects to submit to the Fund GP for approval pursuant to Section 3.6(a) hereof, the Managing General Partner or Asset Manager shall deliver to the Fund GP and the Advisor a reasonably detailed description of the ways in which such Proposed Qualified Property does not comply with the Acquisition Parameters.

                  (d) Acquisition of Approved Qualified Properties. Upon receipt of the written approval of the Fund GP as provided in Section 3.6(a) above of the acquisition by the Partnership of a Proposed Qualified Property (any Proposed Qualified Property so approved, an "APPROVED QUALIFIED PROPERTY"), the Managing General Partner or Asset Manager shall take all commercially reasonable efforts on behalf of the Partnership to negotiate and execute all documents necessary to acquire the Approved Qualified Property pursuant to and in accordance with the terms approved by the Partners (including formation of an SP Subsidiary, if applicable) and to complete due diligence that the Managing General Partner deems reasonably necessary, including (to the extent not already completed) obtaining an Environmental Assessment and a Physical Inspection Report. The Managing General Partner or Asset Manager shall keep the Advisor reasonably informed of the progress of the Partnership's acquisition of any Approved Qualified Property, including the material findings of all due diligence and of any material matters that arise during the course thereof. Upon completion of all due diligence undertaken as specified above with respect to an Approved Qualified Property and as a condition to completing the acquisition of the Approved Qualified Property, the Managing General Partner or Asset Manager shall deliver the Advisor a memorandum summarizing the material findings of the completed due diligence and any changes in the status of such Approved Qualified Property since the date of the Acquisition Memorandum described in
         Section 3.6(b) above and the Fund GP shall confirm its continuing approval of the acquisition before the Managing General Partner commits (on a nonrefundable basis) the Partnership's funds as provided below. Upon request, the Managing General Partner or Asset Manager will provide to the Fund GP or the Advisor copies of the Environmental Assessment, the Physical Inspection Report and the survey after completion thereof. Notwithstanding such deliveries, the Managing General Partner and Asset Manager shall remain solely responsible for such due diligence and any liability arising in connection therewith, and neither the Fund GP nor the Advisor shall be obligated to read or review such memorandum, Environmental Assessment, Physical Inspection Report or survey.

                  It is understood and agreed that (x) the Managing General Partner may deposit its own funds, or cause the Partnership to deposit Partnership funds, as refundable earnest money, and (y) the Partnership's funds shall be substituted (and such funds reimbursed to the Managing General Partner) or committed, as the case may be, on a nonrefundable basis only after due diligence is completed and the Fund GP has confirmed its continuing approval of the acquisition. After the Partnership has committed its funds on a nonrefundable basis in accordance with the prior sentence, if the terms of the acquisition change in any material respect from the terms described in the Acquisition Memorandum, such change shall require the consent of the Fund GP.

                  Within five (5) Business Days after the closing of an Approved Qualified Property, the Managing General Partner shall deliver to the Advisor (x) a closing statement acknowledging the receipt of and setting forth the application of the Partners' Capital Contributions and any other funds of the Partnership used to acquire such Approved Qualified Property or to pay closing costs (including an estimate of costs not finalized at closing, including legal fees and costs) associated therewith and (y) copies of all certificates of insurance delivered in connection with such closing as requested by the Fund GP or the Advisor.

                  (e) Disapproved Qualified Properties. If the Fund GP (x) disapproves (or is deemed to have disapproved as provided in Section 3.6(a) hereof) any Proposed Qualified Property, (y) fails after the completion of due diligence to confirm its continuing approval of the acquisition as provided in Section 3.6(d) above, or (z) otherwise withdraws its approval of an Approved Qualified Property as provided in
         Section 3.6(d) above, the Managing General Partner shall not cause or permit the Partnership to acquire such Proposed Qualified Property or Approved Qualified Property and the LXP Partners or their designee shall have the right to acquire such Proposed Qualified Property or Approved Qualified Property for its own account or with or in connection with any other Person.

                  (f) Acquisition Costs. Except as provided in the following sentence and in Section 3.6(g) hereof, LXP or the Asset Manager (as the case may be) shall be liable for all costs and expenses arising in connection with the identification or evaluation of, the bidding on and the structuring and negotiation of and contracting for the acquisition or attempted acquisition of, and the due diligence undertaken in connection with, any Proposed Qualified Property or Approved Qualified Property (such activities, the "ACQUISITION ACTIVITIES"). The Partnership shall be liable for all reasonable and customary costs and expenses of Third Parties retained in connection with the Acquisition Activities; provided that if for any reason other than pursuant to Section 3.7(b) or Section 11.1 hereof any LXP Affiliated Party (instead of the Partnership or an SP Subsidiary) acquires title to any Proposed Qualified Property or Approved Qualified Property, LXP shall pay all of the costs and expenses (and reimburse the Partnership for any refundable or nonrefundable deposits funded by the Partnership in connection with the acquisition of such property) incurred or to be incurred in connection with the Acquisition Activities relating to such Proposed Qualified Property or Approved Qualified Property (it being understood that the proviso in this sentence applies only in those circumstances in which any LXP Affiliated Party (rather than the Partnership or an SP Subsidiary) acquires a Proposed Qualified Property or an Approved Qualified Property and therefore LXP would not pay such costs and expenses in the case of LXP's exercise of the Right of First Refusal or a buy/sell under this Agreement).

                  (g) Acquisition Fee; Financing Fee. Upon the acquisition of any Approved Qualified Property by the Partnership or by an SP Subsidiary (including any Approved Qualified Property contributed in whole or in part by LXP to the Partnership), pursuant to this Section 3.6, each Fund Partner shall pay the Managing General Partner or the Asset Manager an acquisition fee (the "ACQUISITION FEE") equal to the amount of such Fund Partner's Percentage Interest multiplied by the following sum:

                           (m) (1) the amount up to $10 million of the purchase price of such acquired Approved Qualified Property multiplied by (2) 0.90% plus

                           (n) (1) the amount from $10 million to $20 million of the purchase price of such acquired Approved Qualified Property multiplied by (2) 0.75% plus

                           (o) the amount over $20 million of the purchase price of such acquired Approved Qualified Property multiplied by (2) 0.65%.

                           For example, if the purchase price of such acquired Approved Qualified Property were $25 million, the Fund's Acquisition Fee would equal 69.65% of $197,500 (or $137,558.75) and the Fund GP's Acquisition Fee would equal 0.35% of $197,500 (or $691.25).

         In addition, if the Asset Manager arranges financing for the purchase of an Approved Qualified Property without the use of a third-party broker then each Fund Partner shall pay the Asset Manager a fee (the "FINANCING FEE") equal to the amount of such Fund Partner's Percentage Interest multiplied by the following sum:

                           (x) (1) the amount up to $10 million of the financing arranged for such acquired Approved Qualified Property multiplied by (2) 0.75% plus

                           (y) (1) the amount from $10 million to $20 million of the financing arranged of such acquired Approved Qualified Property multiplied by (2) 0.50% plus

                           (z) the amount over $20 million of the financing arranged of such acquired Approved Qualified Property multiplied by (2) 0.25%.

                           For example, if the amount financed for such Approved Qualified Property were $25 million, the Fund Partner's Financing Fee would equal 69.65% of $137,500 ($95,768.75) and the Fund GP's Financing Fee would equal 0.35% of $137,500 ($481.25).

                  (h) Further Restrictions on Acquisitions. Under no circumstances whatsoever shall the Partnership acquire any property (i) that either Fund Partner would be prohibited by applicable law or public policy from acquiring if either Fund Partner were to make such acquisition directly in its own name or (ii) that would give rise to nonqualifying income for purposes of the real estate investment trust tests set forth in Section 856 of the Code or (iv) that is or will be subject to any leases that would not be treated at "true leases" for federal income tax purposes.

                  SECTION 3.7 SALE OF QUALIFIED PROPERTIES; RIGHT OF FIRST
                              REFUSAL.

                  (a) Authority to Sell. The Managing General Partner shall have no authority to and shall not initiate the sale of any Qualified Property without approval by the Fund GP (except as provided in Section 3.7(b) and Section 11.1 hereof). From and after the earlier of (i) the Rights Trigger Date and
         (ii) the date on which the Partnership shall have invested all of the Partners' Capital Commitment, the Fund GP or LXP GP may each require the sale of any or all of the Qualified Properties as provided in
         Section 3.7(b) below.

                  (b) Required Sales; the Right of First Refusal. The Fund GP or LXP GP shall each have the right, at any time after the earlier of (i) the Rights Trigger Date and (ii) the date on which the Partnership shall have invested all of the Partners' Capital Commitment, and from time to time thereafter, to require the Partnership to sell any or all of the Qualified Properties to a third party or parties, in each instance by written notice (a "SALE NOTICE") to the other General Partner; provided, however, that a General Partner's right to require a sale under this Section 3.7(b) is subject to and limited by a General Partner's ability to exercise its Right of First Refusal set forth below or its rights under Section 11.1. Upon receipt of any Sale Notice, the Managing General Partner shall commence promptly to market and sell to third parties on behalf of the Partnership such Qualified Property or Qualified Properties specified in the Sale Notice. If the Partnership receives a Bona Fide Offer, as defined below, the Managing General Partner shall inform the Fund GP in writing of the terms and conditions thereof and the General Partner that delivered the Sale Notice (the "SALE GENERAL PARTNER") shall respond in writing as to whether it will accept or reject such Bona Fide Offer within fifteen (15) days of receipt of such notification from the Managing General Partner. If the Sale General Partner fails to respond in writing within the above-referenced fifteen day period, the Sale General Partner shall be deemed to have accepted such Bona Fide Offer. If the Sale General Partner has accepted or has been deemed to have accepted such Bona Fide Offer, the other General Partner (the "NON-SALE GENERAL PARTNER") or an Affiliate of the Non-Sale General Partner shall have the absolute right to purchase such Qualified Property or Qualified Properties upon the same terms and conditions as set forth in such Bona Fide Offer for cash or its equivalent (such right, the "RIGHT OF FIRST REFUSAL"). The Non-Sale General Partner shall, within fifteen (15) days after the Sale General Partner's decision to accept such Bona Fide Offer, indicate in writing to the Sale General Partner whether or not the Non-Sale General Partner has elected to exercise its Right of First Refusal. Failure to send such notification within fifteen (15) days shall constitute an election by the Non-Sale General Partner to waive its Right of First Refusal with respect to such Qualified Property and the Partnership may sell the Qualified Property to the third party making the Bona Fide Offer, but only (x) upon substantially the same terms and conditions contained in such Bona Fide Offer and (y) within one hundred fifty (150) days after the Non-Sale General Partner waived its Right of First Refusal. If the Non-Sale General Partner exercises its Right of First Refusal, the Sale General Partner shall consent to the sale of the Qualified Property or Qualified Properties to the Non-Sale General Partner, or its Affiliate, on substantially the same terms and conditions contained in the Bona Fide Offer. A "BONA FIDE OFFER" shall mean, with respect to the Qualified Property or Qualified Properties described in the Sale Notice, an offer (in the form of a non-binding letter of intent or other written offer) made in good faith by a financially responsible, stable party that is not Affiliated with any Partner having adequate financial worth, not having a reputation in the community for criminal, immoral or unconscionable behavior, and having substantial experience in the ownership or operation of real property.

                  (c) Properties in Foreclosure. In the event a lender to the Partnership or a SP Subsidiary has initiated or threatens to initiate a foreclosure proceeding with respect to any Qualified Property securing such lender's loan to the Partnership or such SP Subsidiary (it being understood that any such loan shall be non-recourse to the Partnership, such SP Subsidiary and the Partners), and the General Partners disagree as to whether such Qualified Property shall be transferred to the lender in satisfaction of such loan, the General Partner not in favor of such transfer shall have the right to purchase such Qualified Property from the Partnership for One Dollar ($1.00) provided such Partner assumes such loan in full and such lender releases the Partnership therefrom. No adjustments to the Capital Contributions, Capital Commitments, or Capital Account shall be made on account of a transfer made in accordance with this Section 3.7(c).

                  (d) Time of the Essence. The Partners agree that time is of the essence with respect to the rights and obligations described in this Section 3.7.

                  SECTION 3.8 LIMITATION ON PARTNERSHIP INDEBTEDNESS.

                  (a) Maximum Debt. The total debt of the Partnership at any time shall not exceed sixty percent (60%) of the Partnership's capitalization which, when all Capital Commitments have been fully contributed, shall be $150,000,000 of maximum debt.

                  (b) Non-Recourse to the Partners. Notwithstanding anything to the contrary contained in this Agreement, the Partnership shall not incur debt that is recourse to the Partners, and the Partners shall not be liable for any debts or other obligations or liabilities incurred by the Partnership.

                  SECTION 3.9 BUSINESS OPPORTUNITY.

                  (a) LXP. Each LXP Affiliated Party may each engage in or possess any interest in other business ventures of any kind, independently or with others, including but not limited to the ownership, operation and management of net-leased real property, except as provided in this Section 3.9(a).

                  LXP shall make available for purchase by the Partnership, and the Partnership shall have the right to purchase pursuant to Section
         3.6 hereof, all
         properties which satisfy or comply with all of the "Required Parameters" comprising the Acquisition Parameters.

                  Any LXP Affiliated Party may acquire (v) the properties it is required to offer to the Partnership in accordance with this Section 3.9(a) only (1) if the seller will accept only O.P. Units in exchange therefor or (2) after the Fund GP or the Advisor has disapproved such acquisitions as provided in Section 3.6 hereof and (w) properties that it is not required to offer to the Partnership under this Section 3.9(a).

                  Notwithstanding anything to the contrary contained in this
         Section 3.9(a), the Partnership shall have no right to purchase pursuant to Section 3.6 hereof or this Section 3.9(a), any Acquiport Property (even if it otherwise meets the Acquisition Parameters) unless the Acquiport Entities determine not to acquire such property in accordance with the Acquiport Operating Agreements.

                  (b) The Fund. The Fund and any of its Affiliates may engage in or possess any interest in other business ventures of any kind, independently or with others, including but not limited to the ownership, operation and management of net-leased real property.

                  (c) Duties and Conflicts. Subject to the Managing General Partner's obligation to present net-leased properties to the Partnership pursuant to Section 3.6 and Section 3.9(a) hereof, each Partner recognizes that the other Partners and their Affiliates have or may have other business interests, activities and investments, some of which may be in conflict or competition with the business of the Partnership, and that such Persons are entitled to carry on such other business interests, activities and investments. The Partners and their Affiliates may engage in or possess an interest in any other business or venture of any kind, independently or with others, on their own behalf or on behalf of other entities with which they are affiliated or associated, and such Persons may engage in any activities, whether or not competitive with the Partnership, without any obligation (except as expressed in Sections 3.6 and 3.9(a)) to offer any interest in such activities to the Partnership or to any Partner. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in such activities, or the income or profits derived therefrom, and the pursuit of such activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

                  SECTION 3.10 PAYMENTS TO LXP GP OR THE ASSET MANAGER.

                  (a) Managing General Partner Expenses. The Managing General Partner shall pay (i) the salaries of all of its officers and regular employees and all employment expenses related thereto, (ii) general overhead expenses, (iii) record-keeping expenses, (iv) the costs of the office space and facilities which it requires,

         (v) the costs of such office space and facilities as the Partnership reasonably requires, (vi) all out of pocket costs and expenses incurred in connection with the management of the Qualified Properties and the Partnership (other than Operating Expenses) and (vii) costs and expenses relating to Acquisition Activities as set forth in and limited by Section 3.6(f).

                  (b) Partnership Expenses. The Partnership shall pay all Permitted Expenses. The Managing General Partner is authorized, in the name and on behalf of the Partnership, to reimburse itself for Permitted Expenses paid by the Managing General Partner or to reimburse the Asset Manager for Permitted Expenses paid by the Asset Manager; provided, that if for any reason any LXP Affiliated Party (instead of the Partnership or an SP Subsidiary, which (for the purpose of this sentence) shall not be deemed to be an LXP Affiliated Party) acquires title to any Proposed Qualified Property or Approved Qualified Property, LXP shall pay all of the costs and expenses incurred or to be incurred in connection with the Acquisition Activities relating to such Proposed Qualified Property or Approved Qualified Property (it being understood that the proviso in this sentence applies only in those circumstances in which an LXP Affiliated Party (rather than the Partnership or an SP Subsidiary) acquires a Proposed Qualified Property or an Approved Qualified Property and therefore LXP would not pay such costs and expenses in the case of LXP's exercise of the Right of First Refusal or a buy/sell under this Agreement).

                  (c) Management Fee; Oversight Fee. The Managing General Partner shall cause the Partnership to pay to the Asset Manager pursuant to the Management Agreement (or to the Managing General Partner in the event the Management Agreement is terminated) an annual Management Fee ("MANAGEMENT FEE") equal to the Fund Partners' aggregate Percentage Interest multiplied by two and one-half percent (2.5%) of Net Rents, payable monthly. Such fee shall be calculated monthly, based on Net Rents received by the Partnership for such month, and adjusted as provided herein. Within thirty (30) days of the Partnership's receipt of the annual reports described in Section 4.3 hereof for a fiscal year, the Asset Manager shall provide to the Advisor and the Fund GP a written statement of reconciliation setting forth (a) the Net Rents for such fiscal year and the Management Fee payable to the Asset Manager in connection therewith, pursuant to this Agreement, (b) the Management Fee already paid by the Partnership to the Asset Manager during such fiscal year, and (c) either the amount owed to the Asset Manager by the Partnership (which shall be the excess, if any, of the Management Fee payable to the Asset Manager for such fiscal year pursuant to this Agreement over the Management Fee actually paid by the Partnership to the Asset Manager for such fiscal year) or the amount owed to the Partnership by the Asset Manager (which shall be the excess, if any, of the Management Fee actually paid by the Partnership to the Asset Manager for such fiscal year over the Management Fee payable to the Asset Manager for such fiscal year pursuant to this Agreement). The Asset Manager or the Partnership, as the case may be, shall pay to the other the amount owed pursuant to clause (c) above within five (5) Business Days of the receipt by the Advisor and the Fund GP of the written statement of reconciliation described in this Section 3.10(c).

                           In addition, a credit in an amount equal to two and one-half percent (2.5%) of Net Rents for the fiscal year (or applicable portion thereof), less the Management Fee, as adjusted above (or the applicable portion thereof), shall be reserved on the Partnership books until a Capital Call is made by the Managing General Partner in accordance with Section 5.1(b) hereof, whereupon the amount of the credit shall be applied, in whole or in part, to the extent necessary to fund the LXP Partners' pro rata shares of such Capital Call and will be treated for purposes of this Agreement as if each pro rata share of such amount were an actual Capital Contribution made by the respective LXP Partner which (1) reduces the respective aggregate Capital Commitment of each LXP Partner and (2) gives rise to an entitlement to allocations (but only out of subsequent Profits), and related distributions, in amounts that reflect the amounts that would have been allocated and distributed if such notional capital contributions had constituted actual Capital Contributions, including a return of such notional capital contributions to the LXP Partners pursuant to Section
         7.1 hereof.

                           In those cases in which a tenant of any Qualified Property requests that the Partnership provide property management services at such tenant's expense, Asset Manager shall be entitled to an oversight fee for such property management services for the tenant of such Qualified Property equal to one half of one percent (0.50%) of the Net Rent from such Qualified Property ("OVERSIGHT FEE"), which Oversight Fee shall be payable by the tenant of such Qualified Property, in accordance with the terms as such tenant and Asset Manager may agree. Concurrently with the reconciliation statement required above, the Asset Manager shall provide to the Advisor and the Fund GP a written statement setting forth all Oversight Fees paid to the Asset Manager during such fiscal year and the Net Rents relating to such Qualified Properties for such fiscal year.

                  (d) Acquisition Fees; Financing Fees. The Fund Partners shall pay the Acquisition Fees and Financing Fees in accordance with the provisions of Section 3.6(g).

                  SECTION 3.11 OTHER DUTIES AND OBLIGATIONS OF THE MANAGING GENERAL PARTNER.

                  (a) Partnership's Continued Existence. The Managing General Partner shall take all reasonable actions which may be necessary or appropriate for the continuation of the Partnership's valid existence as a limited partnership under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Partners or to enable the Partnership to conduct the business in which it is engaged.

                  (b) Personal Liability. The Managing General Partner shall at all times use its best efforts to conduct its affairs and the affairs of the Partnership in such a manner that the Limited Partners shall not have any personal liability with respect to any Partnership liability or obligation in excess of that portion of their respective Capital Commitments actually called by the Managing General Partner pursuant to Section 5.1(a) and Section 5.1(b) hereof.

                  (c) Partnership for Tax Purposes. The Managing General Partner shall take all actions necessary to assure that the Partnership will be treated as a partnership for federal and state income tax purposes and be governed by the applicable provisions of Subchapter K of Chapter 1 of the Code.

                  (d) Reasonable Reserves. The Managing General Partner shall establish and maintain out of Partnership funds reasonable reserves for working capital, capital expenditures and to pay other costs and expenses incident to ownership of the Qualified Properties and for such other Partnership purposes as the Managing General Partner deems appropriate, all as provided for and in accordance with the Annual Plan.

                  (e) Deviations from the Annual Budget. The Managing General Partner shall verbally inform the Advisor as soon as practicable of any actual or potential variance from any budget line item of the Annual Budget portion of the Annual Plan for any fiscal year of the Partnership which (x) exceeds the greater of Twenty Thousand Dollars ($20,000) or five percent (5%) of the amount allocated to such budget line item or, (y) when added to all other costs and expenses already exceeding their applicable budget line items for such fiscal year, exceeds One Hundred Thousand Dollars ($100,000) for a particular Qualified Property or an average (taking into account all Qualified Properties then owned by the Partnership) of Fifty Thousand Dollars ($50,000) per Qualified Property.

                  (f) Time Devoted to the Partnership. The Managing General Partner and its officers and key employees shall devote such time and attention to the Partnership business as shall be necessary to supervise the Partnership's business and affairs in accordance with the provisions of this Agreement.

                  (g) Fee Disclosure. Within 10 days after the date of this Agreement, the Managing General Partner shall disclose in writing to the Fund GP (the "FEE DISCLOSURE") all fees, bonuses and other compensation paid by or on behalf of the Managing General Partner to any placement agent, finder or other individual or entity (other than the officers and employees of the Managing General Partner) in connection with the purchase by the Fund Partners of their interest in the Partnership. The Managing General Partner may omit from the Fee Disclosure fees and expenses paid to its counsel (Paul, Hastings, Janofsky & Walker LLP) in connection with the organization of the Partnership, provided that such counsel has not also represented the Fund Partners in connection with the formation of the Partnership and has not been involved in any form of solicitation relating to the Partnership.

                  Notwithstanding anything to the contrary contained in this Agreement or any subscription or other agreement relating hereto, the Managing General Partner hereby agrees that the Fund GP or its Affiliates may disclose the information contained in the Fee Disclosure to the public.

                  The Managing General Partner represents and warrants that all information contained in the Fee Disclosure will be true, correct and complete. In the event that the Fund GP does not receive the Fee Disclosure within the time period provided above, or the Fund GP determines that the Fee Disclosure contains a material inaccuracy or omission, the Fund Partners shall have the option, in their sole discretion and without liability to the Managing General Partner or any third party, to cease making their respective Capital Contributions to the Partnership (without being deemed to be Defaulting Partners under this Agreement) and to pursue all remedies that may be available to them.

                  SECTION 3.12 EXCULPATION.

                  (a) LXP. No LXP Affiliated Party nor any officer, director, trustee or employee of any LXP Affiliated Party shall be liable, responsible or accountable in damages or otherwise to the Partnership or any other Partner for any act or omission on behalf of the Partnership, in good faith and within the scope of the authority conferred on LXP GP as Managing General Partner under this Agreement or otherwise under this Agreement or the Asset Manager, as the case may be, or by law unless such act or failure to act (i) is or results in a breach of any representation, warranty or covenant of any LXP Partner contained in this Agreement, which breach had or has a material adverse effect on the Partnership or the Fund Partners and, if capable of cure, is not cured within fifteen (15) days after notice thereof is delivered to LXP GP by the Fund, (ii) was fraudulent or committed in bad faith or
         (iii) constituted gross negligence or willful misconduct.

                  (b) Securities Exception. Notwithstanding the exculpation contained in Section 3.12(a) above, each LXP Affiliated Party shall be liable, responsible and accountable in damages or otherwise to the Partnership and the Fund Partners for any act or omission on behalf of the Partnership and within the scope of authority conferred on LXP GP as Managing General Partner or the Asset Manager (i) which act or omission was negligent (including any negligent misrepresentation) and violated any law, statute, regulation or rule relating to Shares or any other security of LXP or (ii) to the extent the Partnership or any Fund Partner is charged with liability for, or suffers or incurs loss, liability, cost or expense (including reasonable attorneys' fees) as a result of, such act or omission and such act or omission was negligent and related to Shares or such other security of LXP.

                  (c) The Fund. None of the Fund, the Advisor, the Fund GP, any officer, director or employee of the Fund, the Advisor or the Fund GP, or any Affiliate of the Fund, the Advisor or the Fund GP shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any other Partner for any act or omission on behalf of the Partnership, in good faith and within the scope of authority conferred on the Fund under this Agreement or by law unless such act or failure to act (i) is or results in a breach of any representation, warranty or covenant of any Fund Partner contained in this Agreement, which breach had or has a material adverse effect on the Partnership or any LXP Partner and, if capable of cure, is not cured within fifteen
         (15) days after notice thereof is delivered to the Fund GP by LXP GP,
         (ii) was fraudulent or committed in bad faith or (iii) constituted gross negligence or willful misconduct.

                  (d) Survival. The provisions of this Section 3.12 shall survive any termination of the Partnership or this Agreement.

                  SECTION 3.13 INDEMNIFICATION.

                  (a) By the Partnership. The Partnership shall indemnify, defend and hold harmless any Person (an "INDEMNIFIED PARTY") who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of any act or omission or alleged act or omission arising out of such Indemnified Party's activities as (i) a Partner or an officer, director, employee, Affiliate or agent of the Partner or (ii) the Managing General Partner, the Fund GP, the Advisor or the Asset Manager or an officer, director, employee, Affiliate or agent of any of them on behalf of the Partnership or in furtherance of the interest of the Partnership, against personal liability, claims, losses, damages and expenses for which such Indemnified Party has not been reimbursed by insurance proceeds or otherwise (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such Indemnified Party in connection with such action, suit or proceeding and any appeal therefrom, unless such Indemnified Party (A) acted fraudulently, in bad faith or with gross negligence or willful misconduct or (B) by such act or failure to act breached any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Partnership or any Partner and, if capable of cure, is not cured within fifteen (15) days after notice thereof by the aggrieved Partner(s). Any indemnity by the Partnership under this Agreement shall be provided out of, and to the extent of, Partnership revenues and assets only, and no Partner shall have any personal liability on account thereof. The indemnification provided under this Section 3.13 shall (x) be in addition to, and shall not limit or diminish, the coverage of the Partners or any Affiliates under any insurance maintained by the Partnership and (y) apply to any legal action, suit or proceeding commenced by a Partner or in the right of a Partner or the Partnership. The indemnification provided under this Section 3.13 shall be a contract right and shall include the right to be reimbursed for reasonable expenses incurred by any such Indemnified Party within thirty (30) days after such expenses are incurred.

                  (b) By LXP. LXP shall indemnify and hold harmless the Fund Partners and the Advisor from and against any liabilities, claims, losses, damages and expenses incurred by the Fund Partners (including attorneys' fees, judgments, fines and amounts paid in settlement) as a result of any act or omission by any LXP Affiliated Party which (i) constitutes or results in a breach of any representation, warranty or covenant of any LXP Partner contained in this Agreement, which breach had or has a material adverse effect on the Partnership, any Fund Partner, or the Advisor and, if capable of cure, is not cured within fifteen (15) days after notice thereof from the aggrieved Fund Partner,
         (ii) was performed or omitted fraudulently or in bad faith or (iii) constituted gross negligence or willful misconduct.

                  SECTION 3.14 FIDUCIARY RESPONSIBILITY. Subject to the provisions set forth in Section 3.9 and Section 3.12(a) hereof, the Managing General Partner acknowledges that it is under a common law fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership and the Partners and consequently must exercise good faith and integrity in handling Partnership affairs.

                                   ARTICLE IV
                     BOOKS AND RECORDS; REPORTS TO PARTNERS

                  SECTION 4.1 BOOKS. The Managing General Partner shall maintain or cause to be maintained separate, full and accurate books and records of the Partnership, and any Partner or any authorized representative of any Partner, including the Advisor, shall have the right to inspect, examine and copy the same and to meet with employees of the Managing General Partner responsible for preparing the same at reasonable times during business hours and upon reasonable notice. All policies of the Partnership with respect to the maintenance of such books and records shall be subject to approval by all of the Partners.

                  SECTION 4.2 MONTHLY AND QUARTERLY REPORTS.

                  (a) Monthly Reports. The Managing General Partner shall prepare and distribute to the Advisor within fifteen (15) days after the last day of each month a report with respect to the Partnership and each Qualified Property, including without limitation (i) an operating statement for the monthly period and year-to-date showing variances from the Annual Budget portion of the Annual Plan, (ii) a schedule of aged accounts receivable and accounts payable, (iii) an occupancy and leasing status report, (iv) a rent roll and (v) a bank statement reconciliation report.

                  (b) Quarterly Reports. The Managing General Partner shall, no later than the twentieth (20th) day of the third (3rd) month of each fiscal quarter,

                           (i) prepare and distribute to the Advisor a year-to-date consolidated report with respect to the Partnership (with the last month of each such report comprised of forecasted, rather than actual, results), prepared in accordance with generally accepted accounting principles, consistently applied, including (a) a balance sheet, (b) a profit and loss statement, (c) a statement of changes in the Partners' Capital Accounts, (d) a cash flow and distribution statement, (e) a report briefly describing each variance from the applicable budget line item in the consolidated Annual Budget portion of the Annual Plan exceeding the greater of Twenty Thousand Dollars ($20,000) and five percent (5%) of the amount allocated to such budget line item, (f) a statement as to whether the total of all actual variances from all budget line items in the consolidated Annual Budget portion of the Annual Plan exceeds One Hundred Thousand Dollars ($100,000) for any particular Qualified Property or an average (taking into account all Qualified Properties then owned by the Partnership) of Fifty Thousand Dollars ($50,000) per Qualified Property, (g) calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Asset Manager under the Management Agreement and (h) such other reports as any Partner may reasonably request; and

                           (ii) prepare and distribute to the Advisor simultaneously with each quarterly report a report with respect to each Qualified Property, including an operating statement for the quarter and year-to-date showing each variance from the budget line items in the Annual Budget portion of the Annual Plan, and a narrative describing material market changes (as determined in good faith by the Managing General Partner or Asset Manager), and material changes in property operations, physical condition, capital expenditures and leasing and occupancy.

                  SECTION 4.3 ANNUAL REPORTS. The Managing General Partner shall prepare and distribute to the Advisor within thirty-one (31) days after the end of each fiscal year financial statements with respect to the Partnership, which include the items set forth in clauses (i) and (ii) of Section 4.2(b) above with respect to such fiscal year. The thirty-one (31) day period referred to in the immediately preceding sentence shall be extended by one (1) day for each day after January 2nd that the Advisor fails to deliver to the Managing General Partner fair market value information necessary for the preparation of such financial statements for the previous fiscal year with respect to each Qualified Property. Such financial statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and shall be audited at the Partnership's expense by such nationally recognized firm of independent certified public accountants selected by the Managing General Partner with the consent of the Partners as provided in Section 4.9 hereof. All reports delivered pursuant to this Section 4.3 shall also include unaudited calculations in sufficient detail to verify the accuracy of all fees and other amounts paid or payable to the Asset Manager pursuant to the terms of this Agreement and such other reports as any Partner may reasonably request.

                  SECTION 4.4 APPRAISALS; ADDITIONAL REPORTS.

                  (a) Appraisals. The Advisor expects to cause each Qualified Property to be appraised, at the Fund Partners' or Advisor's expense, each calendar quarter by a third-party appraiser selected by the appraisal management firm for the Lion Fund. The Managing General Partner and the Asset Manager shall fully cooperate with such appraiser in connection with any such appraisal, shall provide such information to the appraiser as is reasonably requested by the appraiser and shall cause its employees to be reasonably available to meet with and answer questions of the appraiser so as to enable the appraiser to compete its appraisals in a timely manner. None of the Managing General Partner, the Asset Manager, the Fund Partners nor the Advisor shall have any liability with respect to any acts or actions taken by an appraiser, including but not limited to appraisals.

                  (b) Additional Reports. The Managing General Partner shall prepare and distribute to the Partners such additional financial, property, investment and other reports regarding the Partnership, the Qualified Properties or any related matter as any Partner may reasonably request, including without limitation information necessary to enable the Advisor to provide to the Fund Partners with a valuation of their respective Percentage Interests. To the extent any Partner deems it appropriate or necessary, the Managing General Partner agrees to reasonably cooperate in any audit or examination conducted by such Partner or its consultants of any of the information contained in any report delivered pursuant to this Article IV.

                  SECTION 4.5 ACCOUNTANTS; TAX RETURNS. The Managing General Partner shall also engage such nationally recognized firm of independent certified public accountants approved by the General Partners as provided in
Section 4.9 hereof to review, or to sign as preparer, all federal, state and local tax returns which the Partnership is required to file. The Managing General Partner will furnish to each Partner within one hundred (100) days after the end of each calendar year, or as soon thereafter as is practicable, a Schedule K-1 or such other statement as is required by the Internal Revenue Service which sets forth such Partner's share of the profits or losses and other relevant fiscal items of the Partnership for such fiscal year. The Managing General Partner shall deliver to the Partners copies of all federal, state and local income tax returns and information returns, if any, which the Partnership is required to file.

                  SECTION 4.6 ACCOUNTING AND FISCAL YEAR. The Managing General Partner shall keep the Partnership books and records on the accrual basis. The fiscal year of the Partnership shall end on December 31.

                  SECTION 4.7 PARTNERSHIP FUNDS.

                  (a) Generally. The funds of the Partnership shall be deposited into such account or accounts as are designated by the Managing General Partner and reasonably approved by the Fund GP. All withdrawals from or charges against such accounts shall be made by the Managing General Partner or by those Persons designated from time to time by the Managing General Partner.

                  (b) Restrictions on Deposits. Pending distribution or expenditure in accordance with the terms of this Agreement, funds of the Partnership may be invested, in the reasonable discretion of the Managing General Partner, in United States government obligations, insured obligations which are rated not lower than AA by Standard & Poor's or have a comparable rating from a nationally recognized rating agency, collateralized bank time deposits, repurchase agreements, money market funds, commercial paper which is rated not lower than P-1, certificates of deposit which are rated not lower than AA by Standard & Poor's or have a comparable rating from a nationally recognized rating agency, banker's acceptances eligible for purchase by the Federal Reserve and bonds and other evidences of indebtedness and preferred stock which are rated not lower than AA by Standard & Poor's or are of a comparable credit quality.

                  SECTION 4.8 INSURANCE. The Managing General Partner shall cause the tenant or tenants of each Qualified Property to maintain insurance thereon of such types and in such amounts that at a minimum are consistent with the standards approved by the Partners, a copy of which standards is attached hereto as Schedule 4.8. The Fund GP may amend such standards from time to time upon written notice to the Managing General Partner, and the Managing General Partner shall have sixty (60) days after receipt of such written notice to cause the tenants of the Qualified Properties to obtain, if necessary, insurance that conforms with such revised standards, provided that such revised standards are reasonable and based on industry standards. The Managing General Partner shall cause the Partnership to obtain, at the Partnership's expense, such types and amounts of insurance that the tenant or tenants of any Qualified Property have failed to maintain and that are included within the insurance standards listed on Schedule 4.8 hereto, as may be revised from time to time pursuant hereto.

                  SECTION 4.9 ATTORNEYS AND ACCOUNTANTS. The attorneys and accountants for the Partnership shall be selected by the Managing General Partner and approved by the Fund GP, provided that (a) the Managing General Partner may engage local counsel as necessary in connection with the business of the Partnership without the approval of the Fund GP provided such counsel's fees and the other terms and conditions of its engagement are comparable to those of other law firms providing similar services in

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

such local area and the Fund GP has not previously notified the Managing General Partner that such law firm is unacceptable and (b) the accounting firm shall be among the four (4) largest accounting firms in the United States when chosen and shall provide accounting services at market cost.

                                    ARTICLE V
                                  CONTRIBUTIONS

                  SECTION 5.1 CAPITAL CONTRIBUTIONS.

                  (a) Generally; Percentage Interests. Each Partner shall make an Initial Capital Contribution to the Partnership in an amount and at such time as the Partners have agreed. Except as provided in this Section 5.1, (i) no Partner shall be obligated to make any Additional Capital Contribution or Extraordinary Funding to the Partnership and (ii) any Additional Capital Contribution or Extraordinary Funding shall be made by the Partners in proportion to their respective Percentage Interests as determined at the time of the Capital Call or Extraordinary Call. The Partners shall have the Percentage Interests in the Partnership set forth opposite each Partner's name on Schedule 1 hereto, as may be adjusted from time to time pursuant to Section 5.1(e) hereof.

                  (b) Additional Capital Contributions. In the event the Partnership requires capital to acquire an Approved Qualified Property, the Managing General Partner shall be entitled to require an additional Capital Contribution (an "ADDITIONAL CAPITAL CONTRIBUTION") from the Partners in an amount not in excess of the amount necessary to acquire such Approved Qualified Property plus all reasonable and customary costs and expenses incurred by the Partnership for Third Parties retained in connection with the Acquisition Activities; provided that
         (x) each Partner shall be required to contribute the amount determined by multiplying such Partner's Percentage Interest by such Additional Capital Contribution and (y) no Partner shall be required to contribute the amount described in clause (x) above if such amount, when added to the total of all of such Partner's prior Capital Contributions, exceeds such Partner's Capital Commitment. If the Managing General Partner shall provide to the Partners a written notice calling for an Additional Capital Contribution (any such notice, a "CAPITAL CALL") setting forth the total amount of such Additional Capital Contribution, the amount of each Partner's share of such Additional Capital Contribution as determined pursuant to clause (x) above, and the due date on which the Managing General Partner is requiring that such Additional Capital Contribution be contributed to the Partnership, which due date shall be at least ten (10) Business Days after the date on which the Partners actually received the Capital Call and not more than one (1) Business Day prior to the scheduled closing of the acquisition of such Approved Qualified Property; each Partner shall contribute its share of such Additional Capital Contribution in immediately available funds on or before such due date. If the acquisition of an Approved Qualified Property fails to close and the Managing General Partner determines there will not be a closing with fifteen (15) days of the date of the originally scheduled closing, the Managing General Partner (x) shall inform the Partners of such failure and return each Partner's share of the Additional Capital Contribution made with respect thereto and (y) each Partner's Capital Contribution shall be restored to the level thereof immediately prior to such Additional Capital Contribution. If, at any time after the Partners have each contributed their entire Capital Commitment, the Partners elect to contribute additional capital, the Partners shall contribute such additional capital in accordance with their respective Percentage Interests. A Partner may contribute to the Partnership an Approved Qualified Property, or an equity interest therein, pursuant to the Contribution Agreement.

                  (c) Extraordinary Fundings. In the event the Partnership requires additional funds to cover any costs and expenses for which the Partnership has insufficient funds, the Managing General Partner may make a written request therefor (any such request, an "EXTRAORDINARY CALL") setting forth the amount requested and the due date therefor, which due date shall be at least ten (10) Business Days after the date on which the Partners actually received the Extraordinary Call. The Fund GP shall have the right to approve or disapprove any Extraordinary Call. If the Fund GP elects to approve an Extraordinary Call, then each Partner shall be required to fund an amount equal to the amount determined by multiplying such Partner's Percentage Interest by the amount set forth in such approved Extraordinary Call (each such Extraordinary Call required to be funded hereunder, an "EXTRAORDINARY FUNDING"). If the Fund GP elects not to approve an Extraordinary Call, then no Partner shall have any obligation to fund such disapproved Extraordinary Call, and the Managing General Partner shall cover such shortfall in funds by Partnership borrowings. An Extraordinary Funding may be made by agreement of the General Partners either as a loan by the Partners to the Partnership (any such loan, an "EXTRAORDINARY LOAN") or a supplementary capital contribution by the Partners to the Partnership (any such contribution, an "EXTRAORDINARY CAPITAL CONTRIBUTION"). Each Partner shall contribute its share of such Extraordinary Capital Contribution or Extraordinary Loan, as the case may be, in immediately available funds on or before the due date to which the Partners agreed in the Extraordinary Call. If the General Partners agree to make an Extraordinary Loan, (x) each Partner shall loan to the Partnership the amount of such Partner's share as determined above with interest equal to either a rate agreed to by the General Partners or, if there is no such agreement, then the 10-year treasury rate plus two percent (2%) per annum as of the date the Extraordinary Loan is made, (y) the Annual Budget portion of the Annual Plan shall be amended to reflect such loan, and (z) such loan (including interest accrued thereon) shall be repaid from Net Cash Flow from Operations or Net Cash from Sales or Refinancings. Any Net Cash Flow from Operations or any Net Cash from Sales or Refinancings shall be applied to each Partner's unpaid Extraordinary Loan in proportion to each Partner's Percentage Interest.

                  (d)      [Intentionally deleted].

                  (e) Failure to Fund an Additional Capital Contribution or Extraordinary Funding. If any Partner (a "DEFAULTING PARTNER") fails to make any Additional Capital Contribution or Extraordinary Funding which it is required to make under this Section 5.1 by the due date therefor, then any non-defaulting Partner may, at its election, make an Additional Capital Contribution or Extraordinary Funding to the Partnership in an amount equal to the amount that the Defaulting Partner failed to contribute ("DEFAULT AMOUNT"). The Defaulting Partner shall be liable for interest equal to the 10-year treasury rate plus two percent (2%) per annum accruing from the due date of such Additional Capital Contribution or Extraordinary Funding, payable on the first Business Day of each month, on such Default Amount to the Partnership, provided that the non-defaulting Partner makes an Additional Capital Contribution or Extraordinary Funding equal to the Default Amount, or any portion thereof, in which case the applicable amount of interest shall be paid to the non-defaulting Partner. If for ninety (90) days a Defaulting Partner shall fail to make an Additional Capital Contribution or Extraordinary Funding or to pay to the Partnership or the non-defaulting Partner (as applicable) any interest that has accrued on such Default Amount, the Percentage Interest of the Defaulting Partner shall be adjusted, effective the day after the conclusion of such ninety (90) day period, to equal: the Percentage Interest of such Defaulting Partner (prior to adjustment hereunder) multiplied by a fraction, the numerator of which is the Defaulting Partner's total Capital Contribution, and the denominator of which is the product of 120% multiplied by the sum of the Defaulting Partner's total Capital Contribution, plus the amount of the Default Amount and any accrued and unpaid interest on the Default Amount during such ninety (90) day period. The adjustment of the Defaulting Partner's Percentage Interest hereunder may also be expressed by the following formula:

                  a         =        b        x             c
                                                      --------------
                                                      (c+d+e) x 120%

                  Where a = new Percentage Interest of Defaulting Partner after adjustment hereunder

                            b = old Percentage Interest of Defaulting Partner prior to adjustment hereunder

                            c = Defaulting Partner's total Capital Contribution

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

                            d = amount of Default Amount

                            e = accrued interest on Default Amount during ninety
                            (90) day period

         The adjustment of the Percentage Interest of the Defaulting Partner hereunder shall constitute satisfaction of the Default Amount including interest thereon and shall cure the Defaulting Partner's default hereunder and the Default Amount, excluding accrued interest, shall constitute a Capital Contribution made by the non-defaulting Partner and shall be credited to the Capital Account of the non-defaulting Partner. In addition, the Percentage Interest of the non-defaulting Partner shall be increased by the amount by which the Percentage Interest of the Defaulting Partner is decreased. Notwithstanding the foregoing, the provisions of this Section 5.1(e) shall not be applied against any Fund Partner, as the Defaulting Partner, during the occurrence and continuance of any material default by LXP GP, in its capacity as Managing General Partner, of its obligations under this Agreement, or by the Asset Manager, of its obligations under the Management Agreement, and neither Fund Partner shall be obligated to make an Additional Capital Contribution or Extraordinary Funding to the Partnership pursuant hereto unless and until any such material default by LXP GP, in its capacity as Managing General Partner, or the Asset Manager, has been cured to the reasonable satisfaction of the Fund GP. In addition, if LXP or LXP GP fails to make an Additional Capital Contribution or Extraordinary Funding for a period exceeding ninety
         (90) days, LXP GP shall lose its right to be the Managing General Partner and the Fund GP shall have the right in its sole and absolute discretion to replace LXP GP as Managing General Partner in accordance with the provisions of Section 8.3 hereof.

                  (f) Failure to Satisfy Claims Under a Contribution Agreement. If a Partner has contributed an Approved Qualified Property pursuant to a Contribution Agreement (a "CONTRIBUTING PARTNER") and the Partnership has a claim under such Contribution Agreement against such Contributing Partner which has either been (w) acknowledged and agreed to by such Contributing Partner or (x) adjudicated in favor of the Partnership (after all appeals have been taken) (the acknowledged or adjudicated amount of such claim being the "CLAIM AMOUNT"), such Contributing Partner shall either, as applicable, (y) satisfy such Claim Amount at its expense or (z) contribute the Claim Amount to the Partnership (for which it shall not receive any additional credit to its Capital Account as a Capital Contribution). If for ninety (90) days such Contributing Partner (a "DEFAULTING CONTRIBUTING PARTNER") shall fail to satisfy such Claim Amount or contribute such Claim Amount to the Partnership, the Percentage Interest of the Defaulting Contributing Partner shall be adjusted, effective the day after the conclusion of such ninety (90) day period, to equal: the Percentage Interest of such Defaulting Contributing Partner (prior to adjustment hereunder) multiplied by a fraction, the numerator of which is the Defaulting Contributing Partner's total Capital Contribution, and the denominator of which is the product of 120% multiplied by the sum of the Defaulting Contributing Partner's total Capital Contribution, plus the amount of the Claim Amount. The adjustment of the Defaulting Contributing Partner's Percentage Interest hereunder may also be expressed by the following formula:

                  a         =        b        x             c
                                                      ------------
                                                      (c+d) x 120%

                  Where a = new Percentage Interest of Defaulting Contributing Partner after adjustment hereunder

                            b = old Percentage Interest of Defaulting
                            Contributing Partner prior to adjustment hereunder

                            c = Defaulting Contributing Partner's total Capital Contribution

                            d = amount of Claim Amount

         The adjustment of the Percentage Interest of the Defaulting Contributing Partner hereunder shall constitute satisfaction of the Claim Amount and shall cure the Defaulting Contributing Partner's default hereunder and the Claim Amount shall constitute a Capital Contribution made by the non-defaulting Partner and shall be credited to the Capital Account of the non-defaulting Partner. In addition, the Percentage Interest of the non-defaulting Partner shall be increased by the amount by which the Percentage Interest of the Defaulting Partner is decreased.

                  SECTION 5.2 RETURN OF CAPITAL CONTRIBUTION. Except as otherwise expressly provided in this Agreement, (a) the Capital Contribution of a Partner will be returned to that Partner only in the manner and to the extent provided in Article VII and Article IX hereof and (b) no Partner shall have any right to demand or receive the return of its Capital Contribution. In the event the Partnership is required or compelled to return any Capital Contribution, no Partner shall have the right to receive property other than cash. No Partner shall be entitled to interest on its Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Partners.

                  SECTION 5.3 LIABILITY OF THE LIMITED PARTNERS. No Limited Partner shall have any personal liability to the Partnership, to any Partner, to the creditors of the Partnership or to any other Person for any debt, liability or obligation of the Partnership.

No Limited Partner shall be required to contribute funds or capital to the Partnership in excess of its Capital Commitment although Limited Partners may at their option contribute funds in excess of their respective Capital Commitments pursuant to Section 5.1(c) and Section 5.1(d) hereof.

                  SECTION 5.4 NO THIRD PARTY BENEFICIARIES. The foregoing provisions of this Article V are not intended to be for the benefit of any creditor of the Partnership or any other Person, and no creditor of the Partnership or any other Person may rely on the commitment of any Partner to make any Capital Contribution. Additional Capital Contributions and Extraordinary Fundings are not payable unless and until the conditions set forth in Section 5.1 hereof have been satisfied, and no creditor of the Partnership or any other Person shall have, or be given, any right to cause a Capital Call or Extraordinary Call to be given by the Managing General Partner.

                                   ARTICLE VI
                        MAINTENANCE OF CAPITAL ACCOUNTS;
                        ALLOCATION OF PROFITS AND LOSSES
                            FOR BOOK AND TAX PURPOSES

                  SECTION 6.1 CAPITAL ACCOUNTS.

                  (a) Generally: Credits to Capital Accounts. A Capital Account shall be established and maintained for each Partner. Initially, the Capital Account of each Partner shall be credited with each Partner's respective Initial Capital Contribution. Thereafter, each Partner's Capital Account shall be credited with any Additional Capital Contributions or Extraordinary Capital Contributions made or contributed by such Partner and such Partner's allocable share of Profits, any individual items of income and gain allocated to such Partner pursuant to the provisions of this Article VI, and the amount of additional cash, or the Fair Market Value of any Partnership asset (net of any liabilities assumed by the Partnership and liabilities to which the asset is subject), contributed to the Partnership by such Partner or deemed contributed to the Partnership by such Partner in accordance with Regulations Section 1.704-1(b)(2)(iv)(c).

                  (b) Debits to Capital Account. The Capital Account of each Partner shall be debited with the Partner's allocable share of Losses, any individual items of expenses and loss allocated to such Partner pursuant to the provisions of this Article VI, the amount of any cash distributed to such Partner and the Fair Market Value of any Partnership asset (net of any liabilities assumed by the Partner and liabilities to which the asset is subject) distributed to such Partner or deemed distributed to such Partner in accordance with Regulations
         Section 1.704-1(b)(2)(iv)(c).

                  (c) Capital Account of Transferee. In the event that any Percentage Interest of a Partner is transferred in accordance with the terms of this Agreement,

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

         the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Percentage Interest in such Partner.

                  (d) Adjustments of Book Value. In the event that the Book Value of any Partnership asset is adjusted as described in the definition of "Book Value", the Capital Accounts of all Partners shall be adjusted in accordance with Regulation Section 1.704-1(b)(2)(iv)(f) or Regulation Section 1.704-1(b)(2)(iv)(m), as applicable, to reflect such adjustment.

                  (e) Compliance with Regulations. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulation. In the event that the Managing General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the Managing General Partner may make such modification; provided, however, that if such modification constitutes a Material Modification, it shall become effective only upon the consent of any Partner to whom such modification would constitute a Material Modification.

                  SECTION 6.2 PROFITS AND LOSSES.

                  (a)      Allocation. Except as otherwise provided in Section
         6.3 hereof, for each fiscal year of the Partnership, Profits and Losses shall be allocated as set forth below.

                           (i) Profits (calculated without regard to the Management Fee) shall be allocated:

                                             (A)      first, to the Partners in
                  an amount sufficient to reverse the cumulative amount of any Losses allocated to the Partners in the current and all prior fiscal years pursuant to Section 6.2(a)(ii)(C) hereof, in proportion to the allocation of such Losses to such Partners;

                                             (B)      second, to the Partners
                  pro rata in accordance with their respective Percentage Interests until the Partners have received a cumulative amount allocated pursuant to this Section 6.2(a)(i)(B) for the current and all prior fiscal years equal to the sum of (1) an aggregate amount sufficient to provide such Partners with their 12% IRR (not including amounts representing a return of Capital Contributions with respect to any Qualified Property) and (2) the aggregate amount of Losses allocated to such Partners pursuant to Section 6.2(a)(ii)(B) hereof; and

                                             (C)      the balance, if any, (x)
                  85% to the Partners pro rata in proportion to their Percentage Interests and (y) 15% to LXP GP.

                           (ii) Losses (calculated without regard to the Management Fee) shall be allocated:

                                             (A)      first, to the Partners in
                  an amount sufficient to reverse the cumulative amount of any Profits allocated to the Partners in the current and all prior fiscal years pursuant to Section 6.2(a)(i)(C) hereof, in proportion to the allocation of such Profits to such Partners;

                                             (B)      second, to the Partners in
                  an amount sufficient to reverse the cumulative amount of any Profits allocated to the Partners in the current and all prior fiscal years pursuant to Section 6.2(a)(i)(B) hereof, in proportion to the allocation of such Profits to such Partners; and

                                             (C)      the balance, if any, to
                  the Partners pro rata in accordance with their Percentage Interests.

                           (iii) Any deduction with respect to the Management Fee payable pursuant to Section 3.10(c) hereof shall be specially allocated to the Fund Partners in proportion to their Percentage Interests.

                  (b) Adjustments to "Profits" and "Losses". When used in this Agreement, "PROFITS" and "LOSSES" shall mean, for each fiscal year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code
         Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), and otherwise in accordance with the methods of accounting followed by the Partnership for federal income tax purposes, with the following adjustments:

                           (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

                           (ii) any items that are specially allocated pursuant to this Agreement shall not be taken into account in computing Profits or Losses;

                           (iii) any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or treated as such under Regulation Section 1.704-1(b)(2)(iv)(i)) and not otherwise taken into account in computing Profits or Losses pursuant to this Definition shall be deducted from such taxable income or loss;

                           (iv) any depreciation, amortization and/or cost recovery deductions with respect to any asset shall be deemed to be equal to the Book Depreciation available with respect to such asset;

                           (v) the computation of all items of income, gain, loss and deduction shall be made without regard to any basis adjustment under Section 743 of the Code;

                           (vi) in the event the Book Value of any Partnership asset is adjusted pursuant to the definition of Book Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses; and

                           (vii) gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Book Value.

                  (c) Changes in Percentage Interests. If any Partner's Percentage Interest changes during any taxable year of the Partnership in accordance with Section 5.1(e) hereof, then for that taxable year the Partnership will effect a deemed closing of the books as of the date of such change, and the Profits and Losses of the Partnership (and all items of income, gain, loss, deduction or credit for federal income tax purposes) for the period in such year ending on and including such date (the "pre-change period") shall be allocated among the Partners in proportion to their respective Percentage Interest (as may be required by Section 6.2 hereof) as of the first day of such pre-change period, and each Partner's share of Profits and Losses (and all items of income, gain, loss, deduction or credit for federal income tax purposes) for the period following such date of change (the "post-change period") shall be allocated among the Partners in proportion to their respective Percentage Interest (as may be required by Section 6.2 hereof) as of the first date of such post-change period.

                  SECTION 6.3 REGULATORY ALLOCATIONS.

                  (a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain during any fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.3(a) is
         intended to comply with the "minimum gain chargeback" requirements of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (b) Chargeback Attributable to Partner Nonrecourse Debt. If there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year attributable to a Partner Nonrecourse Debt, each Partner with a share of Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt at the beginning of such year shall be specially allocated items of income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4) and (5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3(b) is intended to comply with the "minimum gain chargeback" requirements of Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  (c) Qualified Income Offset. If any Partner unexpectedly receives any adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which results in or increases an Adjusted Capital Account Deficit for the Partner, such Partner shall be allocated items of income and book gain in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit or increase therein as quickly as possible; provided, that an allocation pursuant to this Section 6.3(c) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article VI have been tentatively made as if this Section 6.3(c) were not in the Agreement. This Section 6.3(c) is intended to constitute a "qualified income offset" as provided by Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (d) Partner Nonrecourse Deductions. Items of Partnership loss, deduction or Section 705(a)(2)(B) expenditures that are attributable to a Partner Nonrecourse Debt ("PARTNER NONRECOURSE DEDUCTIONS") shall be allocated among the Partners who bear the Economic Risk of Loss for such Partner Nonrecourse Debt in the ratio in which they share Economic Risk of Loss for such Partner Nonrecourse Debt. This provision is to be interpreted in a manner consistent with the requirements of Regulations Section 1.704-2(b)(4) and (i)(1).

                  (e) Limitation on Allocation of Net Loss. To the extent any allocation of Losses or other items of loss or deduction would cause or increase an Adjusted Capital Account Deficit as to any Partner, such allocation shall be reallocated among the other Partners in accordance with their respective Percentage Interests, subject to the limitations hereof.

                  (f) Curative Allocation. The allocations set forth in this Section 6.3 (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the applicable Regulations promulgated under Code Section 704(b). Notwithstanding any other provision of this
         Article VI, the Regulatory Allocations shall be taken into account in allocating other operating Profits, Losses and other items of income, gain, loss and deduction to the Partners for Capital Account purposes so that, to the extent possible, the net amount of such allocations of Profits, Losses and other items shall be equal to the amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred.

                  SECTION 6.4 ALLOCATION OF TAX ITEMS FOR TAX PURPOSES.

                  (a) Generally. Subject to Sections 1.704-1(b)(4)(i) and 1.704-1(b)(2)(iv)(m) of the Regulations and Section 6.4(b), Section 6.4(c) and Section 6.4(e) hereof, allocations of income, gain, loss, deduction and credit for federal, state and local tax purposes shall be allocated to the Partners in the same manner and amounts as the book items corresponding to such tax items are allocated for Capital Account purposes.

                  (b) Recapture Income. Notwithstanding Section 6.4(a) hereof, if there is a gain on any sale, exchange or other disposition of Partnership property and all or a portion of such gain is characterized as ordinary income by virtue of the recapture rules of Code Section 1245 or 1250, or under the corresponding recapture rules of state or local income tax law, as the case may be, then, to the extent possible, such recapture income for United States and state and local tax purposes shall be allocated to the Partners in the ratio that they were allocated Tax Depreciation previously taken and allowed with respect to the Partnership property being sold or otherwise disposed of.

                  (c) Section 754 Adjustments. Notwithstanding Section 6.4(a) hereof, any increase or decrease in the amount of any items of income, gain, loss, deduction or credit for tax purposes attributable to an adjustment to the basis of Partnership assets made pursuant to a valid election or deemed election under Sections 732(d), 734, 743, and 754 of the Code, and any increase or decrease in the amount of any item of credit or tax preference attributable to any such adjustment, shall be allocated to those Partners entitled thereto under such law. Such items shall be excluded in determining the Capital Accounts of the Partners, except as otherwise provided by Section 1.704-1(b)(2)(iv)(m) of the Regulations.

                  (d) Nonrecourse Deductions. Any "Nonrecourse Deductions" as defined in Treasury Regulations Section 1.704-2(c) for any fiscal year or other period shall be specially allocated as items of loss in the manner provided in Treasury Regulations Section 1.704-2(j)(1)(ii).

                  (e) Sharing of Excess Nonrecourse Liabilities. For purposes of determination of the Partners' shares of the excess Nonrecourse Liabilities of the Partnership for purposes of Section 1.752-3(a)(3) of the Regulations, the Partners' interests in profits as determined pursuant to Section 1.752-3(a)(3) of the Regulations shall be in accordance with their Percentage Interests as adjusted from time to time.

                  (f) Section 704(c). Notwithstanding Section 6.4 hereof, if the Partnership owns or acquires Section 704(c) Property, or if the Tax Matters Partner makes an election referred to in the definition of "Book Value" herein, then, solely for tax purposes and not for Capital Account purposes, Tax Depreciation, and any gain or loss, attributable to such Section 704(c) Property shall be allocated between or among the Partners in a manner that takes into account the variation between such Book Value and such adjusted tax basis, in accordance with the principles of Code Section 704(c) and the Regulations promulgated thereunder and such method set forth in Regulations Section 1.704-3(b). Any elections or other decisions relating to such allocations (including under Section 1.704-3 of the Regulations, whether to use the traditional method, the traditional method with curative allocations or the remedial method) shall be made by the Tax Matters Partner (as defined below) in any manner that reasonably reflects the purpose and intention of this Agreement.

                  SECTION 6.5 Tax Matters Partner. LXP GP is hereby designated as the "tax matters partner" for the Partnership as such term is defined in
Section 6231(a)(7) of the Code (the "TAX MATTERS PARTNER"), and all federal, state and local tax audits and litigation shall be conducted under the direction of LXP GP. All expenses incurred with respect to any tax matter which does or may affect the Partnership, including but not limited to expenses incurred by LXP GP acting in its capacity as Tax Matters Partner in connection with Partnership level administrative or judicial tax proceedings, shall be paid out of Partnership assets, whether or not included in an Annual Plan. If the Fund GP is permitted under the Code to participate in Partnership level administrative or judicial tax proceedings and the Fund GP chooses, in its sole discretion, to so participate, the Partnership shall be responsible for all expenses incurred by the Fund GP in connection with such participation, whether or not included in an Annual Plan. Without the consent of the Fund GP, the Tax Matters Partner shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Partnership or the amount of any Partnership tax item or to settle any dispute with respect to any income, or any other material, tax. The Tax Matters Partner shall, promptly upon receipt thereof, forward to each Partner a copy of any correspondence relating to the Partnership received from the Internal Revenue Service or any other tax authority which relates to matters that are of material importance to the Partnership and/or the Partners. The Tax Matters

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Partner shall promptly advise each Partner in writing of the substance of any material conversation held with any representative of the Internal Revenue Service which relates to an audit or administrative proceeding relating to a tax return of the Partnership.

                  SECTION 6.6 ADJUSTMENTS.

                  (a) Generally. Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss and deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Profits and Losses, as the case may be, for the year.

                  (b) Upon Transfer or Change in Percentage Interest. Except as otherwise provided in Section 6.2(c) hereof, if any Percentage Interest is transferred in any fiscal year in accordance with this Agreement, or if a Partner's Percentage Interest changes during any fiscal year, all Profits and Losses attributable to such Percentage Interest for such fiscal year shall be divided and allocated in accordance with an interim closing of the books as of the date of a transfer or change.

                  (c) Amendments to this Article VI. The Managing General Partner is specifically authorized, with the consent of the Fund GP and upon the advice of the accountants or legal counsel for the Partnership, to amend this Article VI to comply with any Regulations with respect to the distributions and allocations of the Partnership and any such amendment shall become effective; provided, however, that if such amendment constitutes a Material Modification for any Partner, then such amendment shall become effective only upon the express written consent of such Partner.

                                   ARTICLE VII
                                  DISTRIBUTIONS

                  SECTION 7.1 CASH AVAILABLE FOR DISTRIBUTIONS.

                  (a)      Generally.

                           (i) The Managing General Partner shall cause the Partnership to distribute (A) all Net Cash Flow from Operations not less frequently than quarterly; and (B) except upon Liquidation, Net Cash from Sales or Refinancings at such times as the General Partners may determine as soon as practicable after the receipt of such Net Cash from Sales or Refinancings, as follows: (x) first, to the Partners pro rata in accordance with their Percentage Interests, until such time as the Partners have each received cumulative distributions in an amount sufficient to achieve a 12% IRR and (y) thereafter, (1) 85% to the Partners pro rata in accordance with their Percentage Interests and (2) 15% to LXP GP.

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                           (ii) Distributable Cash shall not be used to acquire
         Qualified Properties or make capital improvements on Qualified Properties unless consented to in writing in advance by the General Partners.

                  (b) Withholdings. The Managing General Partner is authorized to withhold from distributions or allocations to any Partner (or, in the event there are insufficient funds, require such Partner to contribute to the Partnership) and to pay over to any federal, state or local government any amounts required to be withheld pursuant to the Code or any provisions of any other federal, state or local law with respect to any payment, distribution or allocation to the Partnership or such Partner and shall allocate any such amounts to such Partner with respect to which such amount was withheld. All amounts so withheld (including such amounts contributed by the Partner) shall be treated as amounts distributed to such Partner, and will reduce the amount otherwise distributable to such Partner, pursuant to this Article VII for all purposes under this Agreement.

                  (c) Restrictions on Distributions. Notwithstanding anything to the contrary contained in this Section 7.1, the Partnership shall not make a distribution to the extent that, at the time of such distribution and after giving effect to such distribution, all liabilities of the Partnership (other than liabilities to the Partners on account of their Capital Contributions or liabilities for which the recourse of creditors is limited to specific property of the Partnership) shall exceed the Fair Market Value of the Partnership assets, except that the Fair Market Value of Qualified Property that is subject to a liability for which the recourse of the creditors is limited shall be included in the Partnership assets only to the extent that the Fair Market Value of such Qualified Property exceeds that liability.

                  (d) Clawback. Upon the tenth anniversary of the date hereof and upon the dissolution of the Partnership pursuant to Section
         9.1 hereof, if and to the extent any Partner has not received an amount of distributions (during the life of the Partnership and in liquidation) at least sufficient to achieve a 12% IRR calculated on an aggregate basis, then LXP GP or LXP shall promptly restore capital to the Partnership for payment to each such Partner in such amounts until each such Partner has received such aggregate amount of distributions, provided however, that LXP GP and/or LXP shall not be obligated to contribute pursuant to this Section 7.1(d) an amount greater than the total amount of distributions previously made to LXP GP pursuant to
         Section 7.1(a)(i)(y)(2) hereof (net of taxes on income attributable to such distributions).

                                  ARTICLE VIII
                  TRANSFER; REMOVAL OF MANAGING GENERAL PARTNER

                  SECTION 8.1 PROHIBITION ON TRANSFERS AND WITHDRAWALS BY PARTNERS. The Partners shall be prohibited from transferring or assigning their respective interests

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(or any part of such interests) in the Partnership and any attempted transfer shall be void ab initio. Except as provided in Section 11.1 and Section 11.2 hereof, the Partners shall be prohibited from withdrawing from the Partnership. If any Partner withdraws from the Partnership, it shall be and remain liable for all obligations and liabilities incurred by it as a Partner, and shall be liable to the Partnership and the other Partners for all indemnifications set forth herein and for any liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys' fees) incurred by the Partnership as a result of any withdrawal in breach of this Agreement.

                  SECTION 8.2 PROHIBITION ON TRANSFERS BY AND RESIGNATION OF MANAGING GENERAL PARTNER.

                  (a) LXP GP may not transfer or assign its rights and obligations (or any portion thereof) as the Managing General Partner and may not resign as Managing General Partner, except with the prior written consent of all the Partners, which consent may be given or withheld in their sole discretion. If LXP GP resigns as Managing General Partner without consent by the Fund GP, LXP GP shall be and remain liable for all obligations and liabilities incurred by it as Managing General Partner, and shall be liable to the Partnership and the Fund Partners for all indemnifications set forth herein and for any liabilities, losses, claims, damages, costs and expenses (including reasonable attorneys' fees) incurred by the Partnership as a result of any resignation in breach of this Agreement. If the Partners approve a transfer or assignment by LXP GP of its rights and obligations as Managing General Partner, any transferee or assignee thereof shall execute a counterpart to this Agreement agreeing to be bound by all the provisions of this Agreement as if originally a party to this Agreement.

                  (b) Any assignment, transfer or other disposition (voluntary, involuntary or by operation of law) of any membership interest in LXP GP to a Person other than a directly or indirectly wholly-owned Affiliate of LXP shall require the prior written consent of the Fund GP.

                  SECTION 8.3 REMOVAL OF THE MANAGING GENERAL PARTNER.

                  (a) Generally. In the event of (i) a default by the Managing General Partner of any of its obligations hereunder, or a default by the Asset Manager of any of its obligations under the Management Agreement, which default materially and adversely affects the Partnership or any Fund Partner and which, if capable of cure, remains uncured for thirty (30) days after written notice thereof, (ii) gross negligence, willful misconduct or fraud in the performance by the Managing General Partner of its obligations hereunder or by the Asset Manager of its obligations under the Management Agreement, (iii) the commission of a felony or misdemeanor involving embezzlement, theft or acts of moral turpitude by the Managing General Partner or the Asset Manager, (iv) failure by the Managing General Partner to make an Additional Capital Contribution or Extraordinary

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         Funding for a period exceeding ninety (90) days or (v) failure by an
         LXP Partner to pay a Claim Amount for a period exceeding ninety (90) days (any of the foregoing, "CAUSE"), the Fund GP shall have the right in its sole and absolute discretion to remove the Managing General Partner (and, except in the case of a failure to make an Additional Capital Contribution or Extraordinary Funding, to remove the LXP Partners as Partners if LXP GP or any LXP Affiliated Party is the Managing General Partner) by written notice to the Managing General Partner (the "REMOVAL NOTICE") and to appoint a new Managing General Partner. The Removal Notice shall specifically set forth the act or failure to act of the Managing General Partner or the Asset Manager upon which the Cause is based. Such removal of the Managing General Partner shall be effective ten (10) Business Days after receipt of the Removal Notice by the Managing General Partner (unless such removal is enjoined as provided below). If LXP GP is the Managing General Partner, LXP GP shall have the right, in its discretion, to sue the Fund GP to enjoin such removal. In order to enable LXP GP to seek prompt injunctive relief in the event of a removal pursuant hereto, the parties agree to seek expedited resolution of any lawsuit brought with respect to such removal, and the Fund GP acknowledges that, for purposes hereof only, in the event the Fund GP violated Section 8.3 hereof by wrongfully removing LXP GP, the injury to LXP GP would be irreparable and one for which there is no adequate remedy at law. In the event that the Fund GP elects to remove the Managing General Partner (or LXP GP), any agreements between the Partnership and the Managing General Partner (or any LXP Affiliated Party) shall be terminated without cost or penalty as of the effective date of the Managing General Partner's removal.

                  (b) Removal Amount Due LXP Partners. Upon removal of the LXP Partners as Partners as provided in Section 8.3(a) above, each LXP Partner shall be entitled to be paid an amount (the "REMOVAL AMOUNT") equal to the difference between (i) the amount such LXP Partner would receive if the Partnership were dissolved, the Qualified Properties sold for their Fair Market Values (determined pursuant to Section 8.3(c) hereof) and the assets of the Partnership were distributed in liquidation in accordance with Section 9.2 hereof, minus (ii) any liabilities, claims, losses, damages, costs or expenses incurred by the Partnership or the Fund Partners as a result of the Cause which led to the LXP Partners' removal hereunder. The Partnership shall cause the Removal Amounts payable to the LXP Partners to be paid out of proceeds from liquidation or sales of Qualified Properties and other assets resulting from a liquidation performed in accordance with the standards described in the first two sentences of Section 9.2(ii) hereof in cash no later than two (2) years after effectiveness of the removal; provided, that the Partnership may, but shall not be obligated to, pay such Removal Amounts without liquidating some or all of the Qualified Properties and other assets not later than two (2) years after the effectiveness of the removal. Interest on the Removal Amounts payable to the LXP Partners shall accrue at a rate equal to the 10-year treasury rate plus two percent (2%) per annum following the effectiveness

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

         of the removal, as provided in Section 8.3(a) hereof, and shall be payable in arrears out of proceeds from liquidation of Qualified Properties and other assets. The proceeds from the liquidation or sale of a Qualified Property shall be distributed to the Partners pro rata in accordance with Section 9.2 hereof. If, due to market conditions or the adverse effect of liquidation on the Fair Market Value of the Qualified Properties, liquidation cannot be completed within two (2) years, the date for paying the Removal Amounts payable to the LXP Partners in full shall be extended for the length of time needed to accomplish liquidation in accordance with Section 9.2.

                  (c) Determination of Fair Market Value. For purposes of calculating the Removal Amounts described above in Section 8.3(b), the Fair Market Value of each Qualified Property shall be (i) the net amount obtained by liquidating such Qualified Property in accordance with Section 9.2 and applying the proceeds of sale to the payment of the debts and obligations of the Partnership secured by or relating to such Qualified Property (including a pro rata portion of the Partnership's debts and obligations that are not secured by or do not relate to any particular Qualified Property) and to the expenses of liquidating such Qualified Property and to the setting up to any reserves in accordance with Section 9.2(iv)(B) hereof (but only with respect to such Qualified Property), or (ii) if the Partnership elects not to liquidate each such Qualified Property, determined by agreement between the General Partners, or if agreement cannot be reached within thirty (30) days after determination that the Qualified Property will not be liquidated, by an independent, reputable and qualified real estate appraiser with at least ten (10) years experience selected by the General Partners. If the General Partners cannot agree on an appraiser, then each shall select an independent, qualified and reputable real estate appraiser with at least ten (10) years experience to determine the Fair Market Values of the Qualified Properties. If the appraisers agree on the Fair Market Values, then the Fair Market Values of the Qualified Properties shall be as determined by the appraisers. If the appraisers do not agree, then each appraiser shall set forth its determination of the Fair Market Value of each Qualified Property and, with respect to each Qualified Property, if the higher amount set forth in either appraisal is not more than 10% of the lower amount, then the Fair Market Value of such Qualified Property shall be the average of the amount set forth in the two appraisals. If the higher amount exceeds the lower amount of the appraisal of any Qualified Property by more than 10%, then the two appraisers shall designate a third appraiser to determine the Fair Market Value of such Qualified Property. If the two appraisers cannot agree upon the designation of the third appraiser, then the third appraiser shall be appointed by the American Arbitration Association in the City of New York. The third appraiser shall conduct such investigations as it shall deem appropriate and within 30 days after its date of designation shall choose, with respect to each Qualified Property as to which a Fair Market Value has not been determined pursuant to the second preceding sentence, the appraisal of the Fund GP's

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

         appraiser or the appraisal of LXP GP's appraiser and no other amount as the Fair Market Value of each Qualified Property. The decision of the third appraiser shall be in writing and shall be binding on the Partners. If LXP GP and the Fund GP agree on an appraiser, then the Partnership shall pay the fees and expenses of such appraiser. If LXP GP and the Fund GP each select an appraiser, then LXP GP and the Fund GP shall each pay the fees and expenses of the appraiser selected by it, and the Partnership shall pay the fees and expenses of any third appraiser designated by such appraisers or by the American Arbitration Association.

                  (d) Removal not Wrongful. In addition to the foregoing, after removal of the LXP Partners as Partners and, if LXP GP sues to enjoin the removal, a final determination by a court of competent jurisdiction that such removal was not wrongful, the Fund GP shall have the right to cause the dissolution and liquidation of the Partnership in accordance with Article IX hereof.

                                   ARTICLE IX
                                   TERMINATION

                  SECTION 9.1 DISSOLUTION. The Partnership shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (collectively, the "LIQUIDATING EVENTS"):

                           (i) the reduction to cash or cash equivalents (other than purchase money notes obtained by the Partnership from the sale of Qualified Property) of the last remaining Qualified Property;

                           (ii) the agreement in writing by the General Partners to dissolve the Partnership;

                           (iii) the termination of the term of the Partnership pursuant to Section 2.5 hereof;

                           (iv) the entry of a decree of judicial dissolution of the Partnership pursuant to Section 17-802 of the Act;

                           (v) the election of the Fund GP to dissolve the Partnership pursuant to Section 8.3(d) hereof;

                           (vi) all of the Qualified Properties have been sold to the LXP Partners, or their designees, or to the Fund Partners, or their designees, pursuant to the exercise of the Buy/Sell as provided in Section 11.1 hereof;

                           (vii) the Bankruptcy, insolvency, dissolution or withdrawal from the Partnership of any LXP Partner or any Fund Partner, provided that the bankruptcy

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

         of any LXP Partner shall not constitute a Liquidating Event if the Partnership is continued pursuant to this Section 9.1; or

                           (viii) the election of any General Partner to dissolve the Partnership after the breach by any Fund Partner (in the case of the LXP GP) or any LXP Partner (in the case of the Fund GP) of any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Partnership or such General Partner, and, if capable of cure, is not cured within fifteen (15) days after notice thereof from such General Partner.

The Partners hereby agree that, notwithstanding any provision of the Act, the Partnership shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of the events described in Section 9.1(v) or Section 9.1(vii) above (relating to the status of the LXP Partners), the Partnership shall not be dissolved or required to be wound up if within ninety (90) days after such event the Fund GP elects, in its sole and absolute discretion, to continue the business of the Partnership and to appoint, effective as of the date of such event, a successor Managing General Partner.

                  SECTION 9.2 TERMINATION. In all cases of dissolution of the Partnership, the business of the Partnership shall be wound up and the Partnership terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

                           (i) The Liquidator shall cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, a copy of which statement shall be furnished to both of the General Partners;

                           (ii) The Qualified Properties and assets of the Partnership shall be liquidated by the Liquidator as promptly as possible, but in an orderly and businesslike and commercially reasonable manner, consistent with maximizing the price to be received. The Liquidator in its reasonable discretion and with the consent of the Fund shall determine whether to sell any Qualified Property at a public or private sale, for what price and on what terms. The Liquidator may, in the exercise of its good faith business judgment and if commercially reasonable and if acceptable to the Fund GP, determine not to sell a portion of the Qualified Properties and assets of the Partnership, in which event such Qualified Properties and assets shall be distributed in kind pursuant to clause (iv) below;

                           (iii)    Any Profit or Loss realized by the
         Partnership upon the sale or other disposition of its property pursuant to Section 9.2(ii) above shall be allocated to the Partners as required by Article VI hereof; and

                           (iv) The proceeds of sale and all other assets of the Partnership shall be applied and distributed as follows and in the following order of priority; (provided, that if the LXP Partners have been removed as Partners and have received payment in full of the Removal Amounts pursuant to Section 8.3 hereof,

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

         then the LXP Partners shall not be paid any portion of such proceeds of sale and other assets of the Partnership):

                                    (A)      To the payment of the debts and
                  liabilities of the Partnership and the expenses of liquidation;

                                    (B)      To the setting up of any reserves
                  which the Liquidator shall reasonably determine to be necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Partnership or the Partners arising out of or in connection with the Partnership. Such reserves may, in the discretion of the Liquidator, be paid over to a national bank or national title company selected by it and authorized to conduct business as an escrowee to be held by such bank or title company as escrowee for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Liquidator may reasonably deem advisable, distribute any remaining balance in the manner set forth below; and

                                    (C)      The balance, if any, to the
                  Partners in accordance with Section 7.1 hereof.

         No payment or distribution in any of the foregoing categories shall be made until all payments in each prior category shall have been made in full. If the payments due to be made in any of the foregoing categories exceed the remaining assets available for such purpose, such payment shall be made to the Persons entitled to receive the same pro rata in accordance with the respective amount due them.

                  Payments described in clause (iv) above must be made in cash. The Partners shall continue to share profits, losses and other tax items during the period of liquidation in the same proportions as before dissolution.

                  SECTION 9.3 CERTIFICATE OF CANCELLATION. Upon completion of the distribution of the Partnership's assets as provided in this Article IX and the completion of the winding-up of the affairs of the Partnership, the Partnership shall be terminated, and the Liquidator shall cause the filing of a certificate of cancellation of the certificate of limited partnership in the office of the Secretary of State of the State of Delaware in accordance with the Act and shall take all such other actions as may be necessary to terminate the Partnership in accordance with the Act and shall take such other actions as may be necessary to terminate the Partnership's registration in any other jurisdictions where the Partnership is registered or qualified to do business.

                  SECTION 9.4 ACTS IN FURTHERANCE OF LIQUIDATION. Each Partner or former Partner, upon the request of the Liquidator, shall promptly execute, acknowledge and deliver all documents and other instruments as the Liquidator shall reasonably

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request to effectuate the proper dissolution and termination of the Partnership, including the winding up of the business of the Partnership.

                                   ARTICLE X
                         REPRESENTATIONS OF THE PARTNERS

                  SECTION 10.1 REPRESENTATIONS OF THE FUND PARTNERS. Each Fund Partner hereby represents and warrants to the LXP Partners and the Partnership as follows:

                           (i) This Agreement constitutes the valid and binding agreement of such Fund Partner, enforceable against such Fund Partner in accordance with its terms, subject as to enforcement of bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity;

                           (ii) Such Fund Partner has all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby and no further action by such Fund Partner is necessary to authorize the execution or delivery of this Agreement;

                           (iii) This Agreement has been duly and validly executed and delivered by such Fund Partner and the execution, delivery and performance hereof by such Fund Partner does not and will not (i) require the approval of any other Person, or (ii) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon such Fund Partner's assets under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which such Fund Partner is a party or by which such Fund Partner or any of its properties is bound;

                           (iv) To such Fund Partner's knowledge, there has been no material adverse change in the economic condition of such Fund Partner since the last public report thereof;

                           (v) No finder's, broker's or similar fee or commission has been paid or shall be paid by such Fund Partner to any individual or organization in connection with the formation of the Partnership except for fees payable to the Advisor;

                           (vi) There is no action, suit or proceeding pending or, to its knowledge, threatened against such Fund Partner that questions the validity or enforceability of this Agreement or, if determined adversely to it, would materially adversely affect the ability of such Fund Partner to perform its obligations hereunder;

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

                           (vii) Such Fund Partner is not the subject of any bankruptcy, insolvency or reorganization proceeding;

                           (viii) To such Fund Partner's knowledge, such Fund Partner has not received from any governmental agency any notice of violation of any law, statute or regulation which would have a material adverse effect on the Partnership; and

                           (ix) To such Fund Partner's knowledge, such Fund Partner is not in default in the performance or observation of any obligation under any agreement or instrument to which it is a party or by which it or any of its properties is bound, which default would individually or in the aggregate with other defaults materially adversely affect the business or financial condition of the Partnership.

                  SECTION 10.2 REPRESENTATIONS OF THE LXP PARTNERS. Each LXP Partner represents and warrants to the Fund Partners and the Partnership as follows:

                           (i) This Agreement constitutes the valid and binding agreement of such LXP Partner enforceable against such LXP Partner in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other similar laws affecting the rights of creditors and to general principles of equity;

                           (ii) LXP has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby. Except as set out on Schedule 10.2(ii) attached hereto, LXP is duly qualified as a foreign corporation in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Partnership or LXP;

                           (iii) LXP GP has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement, to carry out the provisions and conditions hereof and to perform all acts necessary or appropriate to consummate all of the transactions contemplated hereby. LXP GP is duly qualified to transact business as a foreign limited liability company in each jurisdiction in which the ownership of its assets or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business or financial condition of the Partnership or LXP GP;

                           (iv) This Agreement has been duly and validly executed and delivered by such LXP Partner and the execution, delivery and performance

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

         hereof by such LXP Partner does not and will not (x) require the approval of any other Person or (y) contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon such LXP Partner's assets under, any indenture, mortgage, loan agreement, lease or other agreement or instrument to which such LXP Partner or any LXP Affiliated Party is a party or by which such LXP Partner or any of its properties is bound;

                           (v) To such LXP Partner's knowledge, such LXP Partner is not in default in the performance or observation of any obligation under any agreement or instrument to which it is a party or by which it or any of its properties is bound, which default would individually or in the aggregate with other defaults materially adversely affect the business or financial condition of such LXP Partner;

                           (vi) The formation of the Partnership did not and the consummation of the transactions contemplated herein does not and will not result in any violation of the organizational documents of such LXP Partner;

                           (vii) No finder's, broker's or similar fee or commission has been paid or shall be paid to any individual or organization in connection with the formation of the Partnership except for fees, if any, payable to the Advisor;

                           (viii) There is no action, suit or proceeding pending or, to its knowledge, threatened against such LXP Partner that questions the validity or enforceability of this Agreement or, if determined adversely to it, would materially adversely affect the ability of such LXP Partner to perform its obligations hereunder;

                           (ix) Except as set forth in Schedule 10.2(ix) attached hereto and made a part hereof, there has been no material adverse change in the circumstances or condition, financial or otherwise, of such LXP Partner since the date of the last filing by LXP with the United States Securities and Exchange Commission;

                           (x) such LXP Partner is not the subject of any bankruptcy, insolvency or reorganization proceeding;

                           (xi) LXP is a "real estate investment trust" (a "REIT") within the meaning of Section 856 of the Code (and any Regulations promulgated thereunder);

                           (xii) To such LXP Partner's knowledge, such LXP Partner has not received from any governmental agency any notice of violation of any law, statute or regulation which would have a material adverse effect on the financial condition of such LXP Partner or of the Partnership;

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                           (xiii)   The informational materials that have been
         publicly disseminated to the shareholders of the LXP are true, complete and correct in all material respects as of the date of such informational materials, provided that with respect to any forecasts or financial projections contained in such publicly-disseminated informational materials, such LXP Partner represents and warrants only that such forecasts and financial projections represent LXP's best estimates of future performance;

                           (xiv) Financial statements for LXP previously delivered to the Advisor or the Fund Partners present fairly the financial position of LXP as of the date of such financial statements; and

                           (xv) All information contained in the Fee Disclosure will be true, correct and complete, as of the date of such disclosure.

                                   ARTICLE XI
                     SPECIAL PARTNER RIGHTS AND OBLIGATIONS

                  SECTION 11.1 BUY/SELL.

                  (a) Generally. After the Rights Trigger Date, any General Partner, and, as provided in Section 11.1(e) and Section 11.1(f) below, the General Partner specified therein (the "OFFERING GENERAL PARTNER") may provide the other General Partner (the "RESPONDING GENERAL PARTNER") with notice (the "OFFER NOTICE") of a price (the "OFFER PRICE") that the Offering General Partner, or its designee(s), is willing to pay to purchase (A) those Qualified Properties which the Offering General Partner, or its designee(s), desires to purchase if the Offering General Partner, or its designee(s), desires to purchase less than all of the Qualified Properties from the Partnership, or (B) all of the Qualified Properties if the Offering General Partner, or its designee(s), desires to purchase all of the Qualified Properties (provided that an offer to purchase all of the Qualified Properties shall be implemented as a purchase by the Offering General Partner, or its designee(s), of the Percentage Interests of the Other Partners) (such Qualified Properties or such Percentage Interests, as the case may be, the "BUY/SELL PROPERTY"), such Offer Notice to include, as an attachment thereto, a bona fide proposed purchase and sale agreement on terms reasonably customary for the sale of real property or for the sale of limited partnership interests in a limited partnership that owns primarily real property (the "OFFERED AGREEMENT"). Upon receipt of the Offer Notice, the Responding General Partner shall have thirty (30) days to provide to the Offering General Partner a notice (the "RESPONSE NOTICE") specifying the Responding General Partner's election either,
         (i) if the Buy/Sell Property comprises less than all of the Qualified Properties, (x) to cause the Partnership to sell the Buy/Sell Property to the Offering General Partner, or its designee(s), at the Offer Price pursuant to the Offered Agreement or (y) to purchase (or have a designee purchase), the Buy/Sell Property from the

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         Partnership for a purchase price equal to the Offer Price and on substantially the same terms and conditions as provided in the Offered Agreement, or, (ii) if the Buy/Sell Property comprises all of the Qualified Properties, purchase the Percentage Interests of the Other Partners or, together with its Corresponding Limited Partner, sell its Percentage Interest to the Offering General Partner, or its designee(s), for cash in an amount equal to the amount of cash the Offering General Partner would receive under Section 9.2 hereof if the Partnership assets were sold for cash at the Offer Price and the Partnership liquidated and dissolved (the "INTEREST PRICE"). In determining the amount of the Interest Price, it will be assumed that no reserves will be required under Section 9.2 hereof. Any Offer Notice made with respect to all of the Qualified Properties in connection with a dispute between the General Partners concerning more than fifty percent (50%) of the Qualified Properties or concerning the governance or management of the Partnership shall supersede and render of no further effect any Offer Notice (x) made with respect to less than all of the Qualified Properties and (y) to which no Response Notice has been provided to the Offering General Partner.

                  (b) Responding General Partner's Election to Purchase. If the Responding General Partner timely delivers a Response Notice that specifies the Responding General Partner's election to purchase the Buy/Sell Property, as described in Section 11.1(a) above, then the Responding General Partner shall have up to one hundred and twenty
         (120) days to close the purchase of the Buy/Sell Property on substantially the same terms and conditions as contained in the Offered Agreement.

                  (c) Responding General Partner's Election not to Purchase. If the Responding General Partner delivers a timely Response Notice that specifies the Responding General Partner's election not to purchase the Buy/Sell Property, as described in Section 11.1(a) above, then the Managing General Partner shall cause the Partnership to sell the Buy/Sell Property to the Offering General Partner, or if the Responding General Partner fails to deliver a timely Response Notice, then the Offering General Partner must elect either, (i) if the Buy/Sell Property comprises less than all of the Qualified Properties, proceed to close the acquisition of the Buy/Sell Property at the Offer Price in accordance with the terms and conditions of the Offered Agreement, provided, however, that such closing must take place within the ninety (90) day period beginning on the earlier of (x) the date of delivery of the Response Notice, or (y) the expiration of the thirty
         (30) day period during which the Responding General Partner is required to deliver a Response Notice, or, (ii) if the Buy/Sell Property comprises all of the Qualified Properties, to purchase the Percentage Interests of the Other Partners within the ninety (90) day period described in clause (i) above, for cash in an amount equal to the amount the Other Partners would receive under Section 9.2 hereof if the Partnership assets were sold at the Offer Price and the Partnership were liquidated and dissolved (the "RESPONDING INTEREST PRICE"). In determining

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         the amount of the Responding Interest Price, it will be assumed that no reserves will be required pursuant to Section 9.2 hereof.

                  (d) Challenge to Buy/Sell. If any General Partner (the "CHALLENGING GENERAL PARTNER") initiates a legal action with respect to any exercise of the other General Partner's rights under this Section
         11.1 and such legal action is not resolved in the Challenging General Partner's favor by a court of competent jurisdiction, the Challenging General Partner shall pay all attorneys' fees and court costs arising in connection with the Challenging General Partner's legal action.

                  (e) Buy/Sell Upon Default or Dispute. Prior to the Rights Trigger Date, any General Partner may exercise as the Offering General Partner its buy/sell right as provided in Section 11.1(a) above in the event of a material default of this Agreement by either of the Other Partners, or a material dispute between the General Partners.

                  (f) Buy/Sell Upon Change of Control in LXP. In the event there is any change in the control or management of LXP without the consent of the Fund GP while LXP GP is the Managing General Partner, the Fund GP may exercise the buy-sell provided in this Section 11.1. For the purposes hereof, (x) a change in control shall be deemed to occur upon any Person (and its Affiliates) becoming the beneficial owner, directly or indirectly, of thirty-three percent (33%) or more of the outstanding Shares on a fully diluted basis (including any outstanding interests in Leperq Corporate Income Fund, L.P., Leperq Corporate Income Fund II, L.P. and Net 3 Acquisition L.P. and any other entity, that can be converted into Shares) and (y) a change in management shall be deemed to occur either upon the resignation or removal of both E. Robert Roskind and T. Wilson Eglin from the management of LXP or the replacement of a majority of the members of the Board of Trustees of LXP over a one-year period.

                  (g) Due Diligence and Other Costs. Each General Partner shall bear its own costs, such as due diligence expenses and consultants' and attorneys' fees, incurred in connection with its exercise of, or response to, buy/sell rights.

                  SECTION 11.2 CONVERTIBILITY.

                  (a) Grant of Redemption Rights. The Fund Partners, acting together, will have the right (the "REDEMPTION RIGHT") to require LXP, or its designee(s), to acquire all or a portion of their Percentage Interests in the Partnership for either, at LXP's sole option, (i) a number of Shares equal to the Share Purchase Price or (ii) a cash amount equal to the Cash Purchase Price, both in accordance with the Redemption Rights Schedule attached hereto as Schedule 5 and made a part hereof. Any Shares issued pursuant to this Section 11.2 will not be registered under any federal or state securities laws but shall be subject to the terms of the

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\
         registration rights agreement attached hereto as Schedule 7 and made a part hereof to be entered into by LXP and the Fund Partners at the time of issuance of such Shares. Notwithstanding anything in this Agreement to the contrary, in the event the shareholders of LXP are required by law, regulation or otherwise to approve the issuance of Shares to the Fund Partners and do not approve the issuance of Shares to the Fund Partners as provided in this Agreement, which failure to approve prevents the Fund Partners from being able to receive the Share Purchase Price upon exercise of the Redemption Right, LXP shall satisfy the Fund Partners' Redemption Right by paying the Cash Purchase Price to the Fund Partners pursuant to Section 11.2(c) below.

                  (b) Conditions to Exercise of Redemption Right. The Redemption Right shall be subject to the following conditions:

                           (i) The Fund Partners, acting together, may exercise the Redemption Right at any time on and after the earlier to occur of (x) the Rights Trigger Date or (y) the date on which the Partnership has invested at least One Hundred Million Dollars ($100,000,000) of its equity capital through the purchase or contribution of Qualified Properties;

                           (ii)     The Fund Partners may exercise the
         Redemption Right only if all of the Qualified Properties have a remaining lease maturity of at least an average of five (5) years. If all of the Qualified Properties do not have a remaining lease maturity of at least an average of five (5) years, then the Fund GP, on behalf of both Fund Partners, shall have the right to exclude Qualified Properties (the "RETAINED QUALIFIED PROPERTIES") that the Fund GP shall designate from the calculation of lease maturity so as to make the remaining Qualified Properties (the "PROPOSED TENDERED QUALIFIED PROPERTIES") satisfy the minimum lease maturity standard; and

                           (iii) (x) LXP may exclude any Proposed Tendered Qualified Property that has experienced a material adverse change in its financial condition.

                                        (y) In addition, LXP may exclude any
         Proposed Tendered Qualified Property leased in whole or in part to any Non-Investment Grade Tenant that has experienced a material adverse change in its financial condition (including a downgrading of its credit rating since such Proposed Tendered Qualified Property was acquired by the Partnership) (it being understood that, notwithstanding the Acquisition Parameters, if the Partnership has acquired a Proposed Tendered Qualified Property leased in whole or in part to any tenant that has an investment grade credit rating that has experienced a downgrade of its credit rating since such Proposed Tendered Qualified Property was acquired by the Partnership, such property may also be excluded) if (1) the aggregate Fair Market Values of the Proposed Tendered Qualified Properties which LXP seeks to exclude as described above in clause (x) and this clause (y) is greater than an

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         amount equal to seven and one-half percent (7 1/2%) of the Fair Market
         Values of all of the Proposed Tendered Qualified Properties and (2) the aggregate Fair Market Values of all of the Proposed Tendered Qualified Properties equals or exceeds Twenty Million Dollars ($20,000,000).

                                    (z)      The Proposed Tendered Qualified
         Properties excluded by LXP as provided in this Section 11.2(b)(iii) shall be added to and become a part of the Retained Qualified Properties, and the Redemption Right shall apply only to the remaining Proposed Tendered Qualified Properties (the remaining Proposed Tendered Qualified Properties are collectively referred to as the "TENDERED QUALIFIED PROPERTIES").

                  (c) Cash Purchase Price. LXP shall have a right in its sole and absolute discretion to satisfy the Fund Partners' Redemption Right by paying the Cash Purchase Price to the Fund Partners. The Cash Purchase Price (the "CASH PURCHASE PRICE") shall be a cash price equal to the Fund Partners' aggregate Percentage Interest multiplied by the Fair Market Values of all of the Tendered Qualified Properties.

                  (d) The Fund Partners' Retained Qualified Properties. If the Fund GP, on behalf of both Fund Partners, elects to exclude the Retained Qualified Properties in accordance with Section 11.2(b) above, the Fund GP shall identify the Retained Qualified Properties in its Exercise Notice, and the Retained Qualified Properties shall be dealt with as set forth in Paragraph 13 of Schedule 5.

                  (e) LXP's Retained Qualified Properties. If LXP elects to exclude any of the Retained Qualified Properties in accordance with
         Section 11.2(b) above, LXP shall identify the Retained Qualified Properties in its Election Notice, and the Retained Qualified Properties shall be dealt with as set forth in Paragraph 13 of Schedule 5.

                  SECTION 11.3 REMUNERATION TO PARTNERS. No Partner is entitled to remuneration for acting on behalf of the Partnership. Except as otherwise authorized in this Agreement, including but not limited to Sections 3.6 and 3.10, no Partner is entitled to remuneration for acting in the Partnership business.

                  SECTION 11.4 EQUALITY OF SHARES. LXP covenants that: (x) the Shares issuable upon the Fund Partners' exercise of the Redemption Right (the "REDEMPTION RIGHT SHARES") shall have rights, privileges, powers and immunities identical to the Shares then outstanding, including without limitation full voting rights and any rights (whether or not then exercisable) to purchase or subscribe for other securities; (y) LXP shall not issue securities of any class entitled to vote in the election of trustees of LXP unless fair consideration is transferred to LXP in exchange therefor and the proportionate voting power of such class does not exceed the proportion of the total capital of LXP represented by such consideration; and (z) LXP shall not amend its organic documents,

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

adopt or amend any plan, or issue or suffer to remain outstanding any securities, the terms or effect of which is (or upon the occurrence of any event would become) inconsistent with the foregoing clauses (x) and (y) or would subject the Redemption Right Shares to any disability or deny the Redemption Right Shares any benefit not shared equally with all other Shares then outstanding. If LXP shall breach the covenants contained in this Section 11.4, then the Fund Partners shall have all remedies hereunder or under applicable law, including, without limitation, if the Fund Partners exercise the Redemption Right as provided Section 11.2 hereof, the Fund Partners shall have the option of requiring LXP either (x) to pay the Cash Purchase Price or (y) to pay the Share Purchase Price plus, in either case, damages in an amount equal to the total of (i) one hundred and ten percent (110%) of the difference, if any, between the value that the Shares received by the Fund Partners would have had had such dilution not occurred and the value of such Shares as diluted and (ii) any other damages suffered by the Fund Partners as the result of such breach.

                                  ARTICLE XII
                               GENERAL PROVISIONS

         SECTION 12.1 NOTICES.

         (a) Generally. All notices, demands, approvals, consents or requests provided for or permitted to be given pursuant to this Agreement must be in writing.

         (b) Manner of Notice. All notices, demands, approvals, consents and requests to be sent to the Partnership or any Partner pursuant to the terms hereof shall be deemed to have been properly given or served, if personally delivered, sent by recognized messenger or next day courier service, or sent by United States mail, telex or facsimile transmission to the addresses or facsimile numbers listed below, and will be deemed received, unless earlier received: (a) if sent by express, certified or registered mail, return receipt requested, when actually received or delivery refused; (b) if sent by messenger or courier, when actually received; (c) if sent by telex or facsimile transmission, on the date sent, so long as a confirming notice is sent by messenger or courier or by express, certified, registered, or first-class mail; (d) if delivered by hand, on the date of delivery; and (e) if sent by first-class mail, seven days after it was mailed. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice, demand or request sent.

If to the Partnership:                Lexington/Lion Venture LP
                                      c/o Lexington Corporate Properties Trust
                                      355 Lexington Avenue
                                      New York, New York 10017-6603
                                      Attention: Chief Executive Officer

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                                      Telephone No.: (212) 692-7200
                                      Fax No. (212) 986-6972

with a copy to:                       Clarion Partners LLC
                                      230 Park Avenue
                                      12th Floor
                                      New York, New York 10017
                                      Attention: Stephen B. Hansen
                                      Telephone No.: (212) 883-2545
                                      Fax No.: (212) 883-2845

If to either LXP Partner:             c/o Lexington Corporate Properties Trust
                                      355 Lexington Avenue
                                      New York, New York 10017-6603
                                      Attention: Chief Executive Officer
                                      Telephone No.: (212) 692-7200
                                      Fax No.: (212) 986-6972

with a copy of any notice specified   Paul, Hastings, Janofsky & Walker LLP
in Section 12.1(d) below to:          399 Park Avenue, 31st floor
                                      New York, New York 10022-4697
                                      Attention: Mark Schonberger, Esq.
                                      Telephone No.: (212) 318-6859
                                      Fax No.: (212) 230-7747

If to either Fund Partner:            Clarion Partners LLC
                                      230 Park Avenue
                                      12th Floor
                                      New York, New York 10017
                                      Attention: Stephen B. Hansen
                                      Telephone No.: (212) 883-2545
                                      Fax No.: (212) 883-2845

and a copy of any                     Mayer Brown Rowe & Maw LLP
notices of default to:                190 South LaSalle Street
                                      Chicago, Illinois 60602
                                      Attention: Jeffrey Usow, Esq.
                                      Telephone No.: (312) 701-8612
                                      Fax No.: (312) 706-8725

         (c) Right to Change Addresses. A Partner shall have the right from time to time and at any time during the term of this Agreement to change its notice address or addresses by giving to the Other Partners at least ten (10) Business Days' prior written notice thereof in the manner provided by this Section 12.1. The Fund Partners shall have the right from time to time and at any time during the term of this Agreement to designate a successor to Clarion

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     Partners as Advisor by giving to the Other Partner at least ten (10)
     Business Days' prior written notice thereof in the manner provided by this
     Section 12.1.

         (d) Notices to Paul, Hastings, Janofsky & Walker LLP. Copies of the following notices shall be provided to Paul, Hastings, Janofsky and Walker LLP at the address listed in Section 12.1(b) above: notices made in connection with Section 11.1 and Section 11.2 hereof, notices of default and any notice made in connection with the exercise by a Partner of any right hereunder not in the ordinary course of the Partnership's business.

         SECTION 12.2 GOVERNING LAWS. This Agreement and the obligations of the Partners hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of Delaware without regard to its choice of law provisions. Except as otherwise provided herein, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.

         SECTION 12.3 ENTIRE AGREEMENT. This Agreement (including the exhibits and schedules hereto) contains the entire agreement between the parties, supercedes any prior agreements or understandings between them and may not be modified or amended in any manner other than pursuant to Section 12.12 hereof.

         SECTION 12.4 WAIVER. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by the other Partner of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligations of such other Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act of any of the other Partners or to declare any of the other Partners in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder. No custom, practice or course of dealings arising among the Partners in the administration hereof shall be construed as a waiver or diminution of the right of any Partner to insist upon the strict performance by any other Partner of the terms, covenants, agreements and conditions herein contained.

         SECTION 12.5 VALIDITY. If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         SECTION 12.6 TERMINOLOGY; CAPTIONS. All personal pronouns used in this Agreement, whether used in the masculine, feminine, or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa and shall refer solely to the parties signatory hereto except where otherwise specifically provided. Titles of Articles, Sections, Subsections, Schedules and Exhibits are for convenience only, and

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

neither limit nor amplify the provisions of the Agreement itself, and all references herein to Articles, Sections, Subsections, Schedules and Exhibits shall refer to the corresponding Articles, Sections, Subsections, Schedules and Exhibits of this Agreement unless specific reference is made to such Articles, Sections, Subsections, Schedules and Exhibits of another document or instrument. Any use of the word "including" herein shall, unless the context otherwise requires, be deemed to mean "including without limitation".

         SECTION 12.7 REMEDIES NOT EXCLUSIVE. Except as otherwise provided herein, the rights and remedies of the Partnership and of the Partners hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provisions hereof. Each of the Partners confirms that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that in the event of a breach or threatened breach of any provision hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy but nothing herein contained is intended to, nor shall it, limit or affect any rights or rights at law or by statute or otherwise of any party aggrieved as against the other for breach or threatened breach of any provision hereof, it being the intention by this section to make clear the agreement of the Partners that the respective rights and obligations of the Partners hereunder shall be enforceable in equity as well as at law or otherwise.

         SECTION 12.8 ACTION BY THE PARTNERS. No approval, consent, designation or other action by a Partner shall be binding upon such Partner unless the same is in writing and executed on behalf of such Partner by a duly authorized representative of such Partner.

         SECTION 12.9 FURTHER ASSURANCES. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

         SECTION 12.10 LIABILITY OF THE LIMITED PARTNERS. Each Limited Partner's exposure to liabilities hereunder is limited to its interest in the Partnership. No Limited Partner shall be personally liable for the expenses, liabilities, debts, or obligations of the Partnership.

         SECTION 12.11 BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, transferees, and assigns.

         SECTION 12.12 AMENDMENTS. Except as otherwise provided in this Agreement, this Agreement may not be amended without the written consent of all the Partners.

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

         SECTION 12.13 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument; signature and acknowledgment pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature and acknowledgement pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and delivery to each of the Partners of a fully executed original counterpart of this Agreement.

         SECTION 12.14 WAIVER OF PARTITION. Each of the Partners hereby irrevocably waives any and all rights (if any) that it may have to maintain any action for partition of any of the Qualified Properties to be acquired.

         SECTION 12.15 NO THIRD PARTY BENEFICIARIES. Supplementing Section 5.4 hereof, nothing in this Agreement, expressed or implied, is intended to confer any rights or remedies upon any Person, other than the Partners and, subject to the restrictions on assignment contained herein, their respective successors and assigns.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

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

                  IN WITNESS WHEREOF, this Agreement is executed effective as of the date first set forth above.

                              LXP GP

                              LXP GP, LLC

                              By: ______________________________
                                  Name:
                                  Title:

                              LXP

                              LEXINGTON CORPORATE PROPERTIES TRUST

                              By: ______________________________
                                  Name:
                                  Title:

                              THE FUND GP

                              CLPF-LXP/LION VENTURE GP, LLC

                              By: CLPF-LXP/LV, L.P., a Delaware limited
                              partnership, its sole member

                              By: CLPF-LXP/LV GP, LLC, a Delaware limited
                              partnership, its general partner

                              By: Clarion Lion Properties Fund Holdings, L.P., a Delaware limited partnership, its sole member

                              By: CLPF-Holdings, LLC, a Delaware limited
                              liability company, its general partner

                              By: Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company, its sole member

                              By: Clarion Lion Properties Fund, LLC, a Delaware limited liability company, its managing member

                              By: Clarion Partners LLC, a New York limited
                              liability company, its manager

                              By: ______________________________
                                  Name: Stephen B. Hansen
                                  Title: Authorized Signatory

                              THE FUND

                              CLPF-LXP/LV, L.P.

                              By: CLPF-LXP/LV GP, LLC, a Delaware limited
                              partnership, its general partner

                              By: Clarion Lion Properties Fund Holdings, L.P., a Delaware limited partnership, its sole member

                              By: CLPF-Holdings, LLC, a Delaware limited
                              liability company, its general partner

                              By: Clarion Lion Properties Fund Holdings REIT, LLC, a Delaware limited liability company, its sole member

                              By: Clarion Lion Properties Fund, LLC, a Delaware limited liability company, its managing member

                              By: Clarion Partners LLC, a New York limited
                              liability company, its manager

                              By: ______________________________
                                  Name: Stephen B. Hansen
                                  Title: Authorized Signatory

                                   SCHEDULE 1

                    NAMES AND CAPITAL COMMITMENTS OF PARTNERS

                                                                   Percentage
            Partner Name                    Capital Commitment      Interest
            ------------                    ------------------      --------
Lexington Corporate Properties Trust          $ 29,850,000.00        29.85%

LXP GP, LLC                                   $    150,000.00          .15%

CLPF-LXP/LV, L.P.                             $ 69,650,000.00        69.65%

CLPF-LXP/Lion Venture GP, LLC                 $    350,000.00          .35%

                                  Schedule 1-1

                                   SCHEDULE 2

                             ACQUISITION PARAMETERS

PROPERTY TYPE

         REQUIRED PARAMETERS

     - Single tenant, net leased, commercial properties in the office, retail and industrial sectors.

     - Properties located in major metropolitan areas with a population of one million or greater and within well-established commercial districts.

     - Not a property that is high risk/high return in need of significant renovation, redevelopment or repositioning.

     -   Purchase price of between $15 to $40 million.

         NOTES

         An emphasis will be placed on properties that are less than 10 years old. The Partnership will generally invest in well-designed buildings that present an attractive appearance, have been and are properly maintained and require minimal capital improvements in the near-term.

TENANT

         REQUIRED PARAMETERS

     -   Non-Investment Grade Tenants

     -   Lease term of 5 years or greater.

         NOTES

         Given the credit profile of the tenant and in some cases shorter lease terms, each acquisition will be subject to an in-depth credit analysis of the tenant and the probability of renewal. The tenant's industry will be considered insofar as the Partnership seeks broad economic diversification across properties held in the Partnership. Leases will typically be structured to reduce cash flow volatility and to provide for all operating expenses and expense increases to be paid by the tenant.

OWNERSHIP

         REQUIRED PARAMETERS

     - Fee simple title (subject to leases and typical easements and encumbrances)

     -   No leased fee or leasehold interests.

                            Schedule 2 (1 of 2 pages)

                                   SCHEDULE 3

                         FORM OF ACQUISITION MEMORANDUM

                           ACQUISITION MEMORANDUM FOR
                            LEXINGTON/LION VENTURE LP

                 _______________________________________________
                            [QUALIFIED PROPERTY NAME]

         ______________________________________________________________
                          [QUALIFIED PROPERTY ADDRESS]

                            ________________________
                                     [DATE]

                                   Sched. 3-1

                             I. INVESTMENT SUMMARY

[General description of property, location, tenancy, metropolitan market and competitive submarket]

                                   Sched. 3-2

                       II. INVESTMENT STRUCTURE & RETURNS

[Description of deal structure, purchase price, closing costs, financing considerations, relationship of acquisition cost/sf to replacement cost, etc.]

RETURNS

-----------------------------------------------------------------------------------------------------------
INVESTMENT YIELDS                                     UNLEVERAGED                             LEVERAGED
-----------------------------------------------------------------------------------------------------------
Investment Amount

Per Square Foot

Initial Return

5-Year Average Return

10-Year Average Return

IRR (X-year hold) - Nominal

IRR (X-year hold) - Real
-----------------------------------------------------------------------------------------------------------

                                   Sched. 3-3

                              III. PROPERTY PROFILE

Location & Access

Project History and Ownership

Site and Land Area

Building Description and Size

Parking

Foundations/Flooring

Exterior Walls

Vertical Transportation Systems

HVAC Systems

Electrical

Life Safety

Roofs

Compliance with Americans with Disabilities Act (ADA)

Environmental Inspection

Physical Conditions Report

Five-year Capital Improvements and Major Repairs Budget

                                   Sched. 3-4

         IV.      TENANCY

Corporate Overview

Tenant Improvement Allowance

Financial Highlights

Description of Divisions

                                   Sched. 3-5

                               V. MARKET ANALYSIS

MARKET OVERVIEW

[Analysis, supported by statistical data (see tables) of metropolitan, county and city historical population, projections for future absorption, employment growth, construction and occupancy]

                                     TABLE 1
              METROPOLITAN CITY OFFICE MARKET TRENDS, 1980-MID 2000
                                (000 SQUARE FEET)

------------------------------------------------------------------------------------------------------------------
                               TOTAL                                         VACANCY                  NET
     YEAR-END                INVENTORY            OCCUPIED AREA               RATE %               ABSORPTION
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
   1986-1990

AVG. ABSORPTION
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
   1991-2000

AVG. ABSORPTION
------------------------------------------------------------------------------------------------------------------
   1980-2000

AVG. ABSORPTION
------------------------------------------------------------------------------------------------------------------

Source:

                                   Sched. 3-6

                                     TABLE 5
      METROPOLITAN CITY EMPLOYMENT TRENDS AND PROJECTIONS, 1980-2005 (000)

------------------------------------------------------------------------------------------------------------------------
                                                                                             COMPOUNDED ANNUAL
                                                                                                  GROWTH
                                                                                        --------------------------------
                                 BUSINESS &                                                                  FIRE &
                               PROFESSIONAL                       ALL                     TOTAL             BUSINESS
YEAR          FIRE               SERVICES         SUBTOTAL       OTHER     TOTAL        EMPLOYMENT          SERVICES
------------------------------------------------------------------------------------------------------------------------
1980
------------------------------------------------------------------------------------------------------------------------
1985
------------------------------------------------------------------------------------------------------------------------
1990
------------------------------------------------------------------------------------------------------------------------
1995
------------------------------------------------------------------------------------------------------------------------
2000
------------------------------------------------------------------------------------------------------------------------
2005
------------------------------------------------------------------------------------------------------------------------

Source: DRI/McGraw-Hill

                                    TABLE 6
                  MAJOR PRIVATE EMPLOYERS IN METROPOLITAN CITY

-----------------------------------------------------------------------------------------
                                                                NUMBER OF EMPLOYEES IN
COMPANY                                                           METROPOLITAN CITY
-----------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

                                   Sched. 3-7

                                     TABLE 7
       HISTORICAL AND PROJECTED METROPOLITAN CITY OFFICE DEMAND, 1980-2000
                                (000 SQUARE FEET)

------------------------------------------------------------------------------------------------------------------
                                                   FIRE AND                                 OCCUPIED SQUARE
                                                   BUSINESS         SQUARE FOOTAGE            FOOTAGE PER
              OCCUPIED SQUARE                      SERVICES          PER EMPLOYEE             INCREMENTAL
YEAR-END          FOOTAGE                         EMPLOYMENT          (AVERAGE)                EMPLOYEE
------------------------------------------------------------------------------------------------------------------
1980
------------------------------------------------------------------------------------------------------------------
1985
------------------------------------------------------------------------------------------------------------------
1990
------------------------------------------------------------------------------------------------------------------
1995
------------------------------------------------------------------------------------------------------------------
2000
------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL ABSORPTION 1980-1998
------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL ABSORPTION 1999-2000
------------------------------------------------------------------------------------------------------------------
1999-2000 / 1980-1998
AVERAGE ANNUAL ABSORPTION
------------------------------------------------------------------------------------------------------------------

Source:

                                     TABLE 8
    ESTIMATED AND PROJECTED METROPOLITAN CITY OFFICE MARKET TRENDS, 2000-2002
                                (000 SQUARE FEET)

------------------------------------------------------------------------------------------------------------------
                                                        OCCUPANCY            PROJECTED            PROJECTED
YEAR-END          TOTAL SF           OCCUPIED SF          RATE              ABSORPTION           CONSTRUCTION
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL 2000-2002
------------------------------------------------------------------------------------------------------------------

Source:

                                     TABLE 9
 NEW AND PLANNED MULTI-TENANT OFFICE BUILDINGS FOR METROPOLITAN CITY, 2001-2003

------------------------------------------------------------------------------------------------------------------
PROJECT            ADDRESS            SUBMARKET            OWNER/DEVELOPER             SF                YEAR
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
TOTAL:
------------------------------------------------------------------------------------------------------------------

Source:

                                   Sched. 3-8

                                    TABLE 10
    EXPECTED MULTI-TENANT OFFICE BUILDING CONSTRUCTION FOR METROPOLITAN CITY,
                             BY SUBMARKET, 2001-2004

--------------------------------------------------------------------------------------
SUBMARKET             2001         2002       2003        2004            TOTAL
--------------------------------------------------------------------------------------
CBD
--------------------------------------------------------------------------------------
Submarket:
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
TOTAL METROPOLITAN CITY
--------------------------------------------------------------------------------------

Source:

                                    TABLE 11
                   HISTORICAL COUNTY MARKET TRENDS, 1980-2000
                                (000 SQUARE FEET)

----------------------------------------------------------------------------------------------------------
                    TOTAL SQUARE        OCCUPIED SQUARE               OCCUPANCY           AVERAGE ANNUAL
YEAR-END                FEET                 FEET                        RATE               ABSORPTION
----------------------------------------------------------------------------------------------------------
1980
----------------------------------------------------------------------------------------------------------
1990
----------------------------------------------------------------------------------------------------------
2000
----------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL ABSORPTION 1980-2000
----------------------------------------------------------------------------------------------------------

Source:

                                    TABLE 12
             COUNTY SHARE OF METROPOLITAN CITY ABSORPTION, 1980-2000
                                (000 SQUARE FEET)

--------------------------------------------------------------------------------------------
                                                                    COUNTY SHARE
                                                      --------------------------------------
                           METROPOLITAN CITY AVG.     AVERAGE ANNUAL NET
TIME PERIOD                  ANNUAL ABSORPTION            ABSORPTION              PERCENT
--------------------------------------------------------------------------------------------
1980-1990
--------------------------------------------------------------------------------------------
1990-2000
--------------------------------------------------------------------------------------------
1980-2000
--------------------------------------------------------------------------------------------

Source:

                                   Sched. 3-9

                                    TABLE 13
                     COUNTY OFFICE SPACE BY CLASS, JUNE 2000
                                (000 SQUARE FEET)

---------------------------------------------------------------------------------------------
                       CLASS A                                     CLASS B & C
------------------------------------------------    -----------------------------------------
TOTAL SQUARE        OCCUPIED SQUARE    OCCUPANCY    TOTAL SQUARE   OCCUPIED     OCCUPANCY
    FEET                  FEET            RATE          FEET      SQUARE FEET     RATE
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

Source:

                                    TABLE 14
      HISTORICAL AND PROJECTED OFFICE USING EMPLOYMENT IN COUNTY, 1980-2005
                                 (000 EMPLOYEES)

--------------------------------------------------------------------------------------------------------------
                                                                           COMPOUNDED ANNUAL GROWTH
                                                                       ---------------------------------------
                      BUSINESS &                                                       FIRE & BUSINESS
                     PROFESSIONAL                   ALL                   TOTAL         & PROFESSIONAL
YEAR      FIRE         SERVICES       SUBTOTAL     OTHER    TOTAL       EMPLOYMENT         SERVICES
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

Source: DRI/McGraw-Hill

                                    TABLE 15
       HISTORICAL AND PROJECTED COUNTY OFFICE EMPLOYMENT TRENDS 1980-2002
                                (000 SQUARE FEET)

--------------------------------------------------------------------------------------------------------------------
                                      FIRE AND BUSINESS &                               OCCUPIED SQUARE
              OCCUPIED SQUARE             PROFESSIONAL          SQUARE FOOTAGE PER        FOOTAGE PER
YEAR-END          FOOTAGE              SERVICES EMPLOYMENT       EMPLOYEE AVERAGE     INCREMENTAL EMPLOYEE
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL ABSORPTION 1980-1998
--------------------------------------------------------------------------------------------------------------------
AVERAGE ANNUAL ABSORPTION 1998-2002
--------------------------------------------------------------------------------------------------------------------
1980-1998/1998-2002
--------------------------------------------------------------------------------------------------------------------

Source:

                                  Sched. 3-10

                                    TABLE 16
         ESTIMATED AND PROJECTED COUNTY OFFICE MARKET TRENDS, 2000-2002
                                (000 SQUARE FEET)

-----------------------------------------------------------------------------------------------------
                   TOTAL           OCCUPIED         OCCUPANCY      PROJECTED          PROJECTED
  YEAR-END      SQUARE FEET      SQUARE FEET          RATE         ABSORPTION        CONSTRUCTION
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
AVERAGE ANNUAL 2000-2002
-----------------------------------------------------------------------------------------------------

Source:

                                   Sched. 3-11

                                 VI. COMPETITION

MARKET SYNOPSIS

NEW CONSTRUCTION

INVESTMENT SALES

-----------------------------------------------------------------------------------------------------
                         PURCHASE        SQUARE        PRICE ($ IN
        NAME               DATE          FOOTAGE           MM)           PRICE/SF        BUYER
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------

COMPETITIVE POSITION

COMPETITIVE PROJECT ANALYSIS

-------------------------------------------------------------------------------------------------------
                                                 CURRENT     NUMBER
                              TOTAL SQUARE      OCCUPANCY      OF        YEAR        CURRENT ASKING
    BUILDING       CLASS          FEET            RATE       FLOORS      BUILT        RENTS - 2001
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

Source:

                                   Sched. 3-12

                            VII. FINANCIAL ANALYSIS

[RETURN SUMMARY]

                                   Sched. 3-13

ASSUMPTIONS TO FINANCIAL PROJECTIONS

Projection Period:

Residual Cap rate:

Residual Calculation:

Sales Cost:

Market Rents:

Tenant Option:

Expense Recoveries:

Expense Growth:

Operating Expenses:

Real Estate Taxes:

Management Fee:

Vacancy Allowance:

Renewal Probability:

Downtime:

Tenant Improvements:

Leasing Commissions:

Capital Improvements:           Year:          Item                 Estimated Amount
                                ----           ----                 ----------------
                                2002
                                2003
                                2004
                                2005
                                2006
                                Total

Capital Reserve:

                                  Sched. 3-14

REPLACEMENT COST ANALYSIS:

-----------------------------------------------
                                          $/SF
-----------------------------------------------
Land Acquisition Cost

Building Shell & Core

Site Improvements/Parking

Tenant Improvements

Contingencies (5%)

Total Hard Costs

Architectural & Engineering

Legal/Permits

Real Estate Taxes

Marketing/Advertising

Leasing Commissions

Constr. Period Taxes & Insurance

Financing Fees (1%)

Developer's Fee & Overhead (6%)

Interest Carry

Total Soft Costs
----------------------------------------------
TOTAL DEVELOPMENT COST

Operating Profit/Loss

NET DEVELOPMENT COST
----------------------------------------------

                                   Sched. 3-15

ESTIMATED REQUIRED GROSS EFFECTIVE RENT

---------------------------------------------------------
                                  Assumption        $/SF
---------------------------------------------------------
Required Return/Net Rent

Operating Expenses/Taxes

Less Parking Income

Gross Effective Rent

Vacancy Factor

---------------------------------------------------------
Required Gross Effective Rent
---------------------------------------------------------


                                  Sched. 3-16

                                 VIII. EXHIBITS

         A. LOCATION MAPS

         B. FLOOR PLANS

         C. LEASE ABSTRACT

         D. ACQUISITION PARAMETERS CHECKLIST

                                  Sched. 3-17

                                  SCHEDULE 3.5

                             MODEL OF AN ANNUAL PLAN

                    [SCHEDULE BEGINS ON THE FOLLOWING PAGE.]

                                  Sched. 3.5-1

                                  SCHEDULE 4.8

                               INSURANCE STANDARDS

GENERAL

-        Minimum A.M. Best's rating for all insurance carriers: A- 14.

- Insurance carriers must be authorized to do business in the state which the property is located.

- The Partnership and the Partners are to be named as additional named insureds (or additional insureds and loss payees, if applicable) on all policies.

- All policies are to provide the Partnership and the General Partners with 30 days written notice of cancellation or any material change in coverage.

GENERAL LIABILITY INSURANCE

                                                                                        Combined
                                                                                      Single Limit
Coverage                                                                              Per Property
- General aggregate other than Products/Completed Operations                           $2,000,000

- Products/Completed Operations aggregate                                               1,000,000

- Personal and advertising injury (any one person)                                      1,000,000

- Each occurrence                                                                       1,000,000

- Fire/explosion damage legal liability (any one fire/explosion)                          100,000

- Medical expense (any one person)                                                         10,000

Extensions

         -        Aggregate must be on a per location basis

         -        Notice of occurrence

         -        Knowledge of occurrence

         -        Unintentional errors and omissions

                                  Sched. 4.8-1

         -        Pollution from hostile fire

         -        Cross liability

         - Amend contractual exclusion on personal injury coverage part to include coverage for insured contract

REQUIREMENTS FOR EXCESS LIABILITY

Coverage

- Coverage must be written on an umbrella form for the lead carrier. All excess layers (if any) should be written on a follow form basis.

Limits

-        Minimum acceptable limit is $25 million.

PROPERTY/CASUALTY INSURANCE

Coverage

- "All Risk" on real property, personal property, loss of income (rents) and extra expense, signs (if applicable), fences (if applicable).

Extensions

         - Flood, including back up of sewers and drains and surface water

         -        Earthquake

         -        Increased cost of construction

         -        Building ordinance or law

         -        Demolition

         -        Pollution clean up

         -        Extended period of indemnity, 90 days

         -        Joint loss clause (if boiler written separately)

Valuation Clauses

         -        Replacement cost of real and personal property

         -        Actual loss sustained on loss of rents, extra expense

Limits

                                  Sched. 4.8-2

         - Must reflect valuation clauses; if written on a blanket basis, blanket limit must reflect total values at risk.

Deductibles

Maximum deductibles

"All Risk"                      $25,000
Flood                           $50,000             (in a flood zone higher deductibles are acceptable, up to the maximum that can be bought back in Federal Flood Program.)
Earthquake                      $50,000             (no greater than 5% of total insurable value for properties located in California, Washington state and the "New Madrid Fault")
Windstorm                       5% in Florida, Texas and Virginia; $400,000 minimum

BOILER AND MACHINERY INSURANCE

Coverage

   - Coverage must be provided for direct damage and loss of income due to any accident to boiler and/or air conditioning equipment.

Extensions

         -        Water damage

         -        Expediting expenses

         -        Ammonia contamination

         -        Building ordinance

         -        Joint loss clause

         -        Hazardous substance clean up

Valuation

         -        Replacement cost of property

         -        Actual loss sustained on business income

Deductibles

Maximum deductibles

                                  Sched. 4.8-3

         -        Direct damage - $10,000

         -        Loss of income - 24 hours

                                  Sched. 4.8-4

                                   SCHEDULE 5

                                REDEMPTION RIGHTS

                  The Redemption Right granted to the Fund Partners pursuant to
Section 11.2 of the Agreement shall be implemented pursuant to, and subject to, the following terms and conditions:

                  1. Definitions. The following terms and phrases shall, for purposes of this Schedule and the Agreement, have the meanings set forth below:

                  "CASH PURCHASE PRICE" is defined in Section 11.2(c) of the Agreement.

                  "COMMON STOCK" shall mean the common shares of beneficial interest, par value $.0001 per share, of LXP.

                  "COMPUTATION DATE" shall mean the date on which the Exercise Notice from the Fund GP is received by LXP or, if such date is not a Business Day, the first Business Day thereafter.

                  "CONVERSION FACTOR" shall mean 100%, provided that such factor shall be adjusted in accordance with Paragraph 8 of this Schedule 5.

                  "ELECTION NOTICE" shall mean the written notice to be given by LXP to the Fund GP in response to the receipt by LXP of an Exercise Notice from the Fund GP, by which LXP elects to pay either the Cash Purchase Price or the Share Purchase Price, and identifies any Proposed Tendered Qualified Properties excluded by LXP pursuant to Section 11.2(b) of the Agreement.

                  "EQUITY EQUIVALENT" shall mean the rights to acquire one share of Common Stock by purchase or exchange, by conversion or exchange of preferred stock, by conversion or exchange of partnership or other interests in Leperq Corporate Income Fund, L.P., Leperq Corporate Income Fund II, L.P., Net 3 Acquisition L.P. or in any other entity, by exchange of redeemable secured notes or other instruments, pursuant to a stock purchase agreement, by exercise of a warrant or option, or otherwise.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "EXERCISE NOTICE" shall mean a written notice delivered by the Fund GP to LXP pursuant to Paragraph 2 of this Schedule 5, by which the Fund GP exercises the Redemption Right, and identifies any Retained Qualified Properties excluded by the Fund GP pursuant to Section 11.2(b) of the Agreement.

                  "LXP REORGANIZATION" is defined in Paragraph 11 of this
Schedule 5.

                                   Sched. 5-1

                  "OFFERED INTEREST" shall mean, collectively, the Percentage Interests of the Fund Partners in the Partnership offered by the Fund Partners for redemption. The Offered Interest shall be that portion of the Fund Partners' entire aggregate Percentage Interest in the Partnership attributable to the Tendered Qualified Properties.

                  "PURCHASE PRICE" shall mean the Cash Purchase Price or the Share Purchase Price.

                  "REGISTRATION RIGHTS AGREEMENT" shall mean an agreement to be executed and delivered by LXP and the Partnership as a part of the delivery of the Share Purchase Price, which agreement shall be substantially in the form of
Schedule 7 attached to the Agreement.

                  "RETAINED QUALIFIED PROPERTIES" is defined in Section 11.2(b)(ii) of the Agreement.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any successor statute.

                  "SHARE" shall mean a share of Common Stock.

                  "SHARE PURCHASE PRICE" shall mean the number of Shares of LXP determined pursuant to Paragraph 12(a) of this Schedule 5. In the event LXP issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase Shares, or any other securities or property (collectively, "RIGHTS") then the Share Purchase Price shall also include such Rights that a holder of that number of Shares as calculated pursuant to Paragraph 12(a) of this Schedule 5 would be entitled to receive.

                  "SURVIVING LXP PARTNER" is defined in Paragraph 11 of this
Schedule 5.

                  2.       Due Diligence; Delivery of Exercise Notice.

                           (a)      The Fund GP shall have the right at any time
and from time to time to perform such due diligence as the Fund GP deems necessary and appropriate to evaluate LXP in connection with the Conversion Right. LXP shall cooperate with the Fund GP with respect to the Fund GP's above-referenced due diligence efforts and shall make its books and records and its employees available to the Advisor and the Fund GP and the agents, representatives and employees of the Fund GP and of the Advisor upon ten (10) Business Days notice by the Fund GP or the Advisor, as the case may be. In connection with such due diligence, the Fund GP shall pay its own out-of-pocket costs and expenses and the costs of expenses of consultants and experts retained by the Fund GP.

                                   Sched. 5-2

                           (b)      The Fund GP may, subject to the conditions
set forth in Section 11.2(b) of the Agreement, deliver to LXP written notice pursuant to which the Fund GP elects to exercise the Redemption Right and to exclude any Retained Qualified Properties (the "EXERCISE NOTICE"). If the Fund GP elects not to deliver the Exercise Notice after completing the due diligence efforts described in this Section 2, the Fund GP shall retain its right to perform again such due diligence from time to time thereafter.

                  3. Closing, Delivery of Election Notice. LXP shall, within fifteen (15) Business Days after the receipt by LXP of an Exercise Notice from the Fund GP, deliver to the Fund GP an Election Notice, which Election Notice shall specify whether the Purchase Price will be paid in the form of the Cash Purchase Price or the Share Purchase Price, shall set forth the computation of the Purchase Price and shall specify the date, time and location for completion of the purchase and sale of the Offered Interest, which date shall in no event be more than (i) twenty (20) days after delivery by LXP of the Election Notice for the Offered Interest if LXP has elected to pay the Share Purchase Price or (ii) sixty (60) days after the date of receipt by LXP of the Exercise Notice for the Offered Interest if LXP has elected to pay the Cash Purchase Price. The Election Notice shall also identify any Retained Qualified Properties that LXP elects to exclude pursuant to Section 11.2(b)(iii) of the Agreement. If LXP fails to deliver the Election Notice within such fifteen (15) Business Day period, it shall be deemed to have given an Election Notice on the last day of such period specifying that LXP will redeem the Offered Interest, for the Share Purchase Price, at the Partnership's principal office, at 10 a.m. local time on the twenty (20th) day thereafter (or if such 20th day is not a Business Day, on the first Business Day following such 10th day). Notwithstanding the foregoing, LXP and the Fund Partners agree to use their best efforts to cause the closing of the acquisition of the Offered Interest hereunder to occur as quickly as reasonably possible.

                  4. Closing Deliveries. At the closing of the redemption of the Offered Interest, payment of the Purchase Price (and if LXP elects to pay the Share Purchase Price, the execution and delivery of the Registration Rights Agreement attached as Schedule 7 to the Agreement) shall be accompanied by proper instruments of transfer and assignment and by the delivery of (i) representations and warranties of (A) the Fund Partners that (x) the Offered Interest is free and clear of all liens, and (y) the Fund Partners are "accredited investors", as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, and (B) LXP that the acquisition of the Offered Interest and the execution, delivery and performance of the Registration Rights Agreement have been duly authorized, and (ii) to the extent that any Shares and Rights are issued to the Fund Partners, (A) an opinion of counsel for LXP, reasonably satisfactory to the Fund Partners, to the effect that LXP is a real estate investment trust duly organized and validly existing under the laws of the State of Maryland and is taxed as a REIT under Section 856 of the Code, that such Shares and Rights have been duly authorized, are validly issued, fully-paid and nonassessable, and that the Registration Rights Agreement is a valid and legally binding obligation of LXP, and (B) a certificate or certificates evidencing the Shares and Rights to be issued and registered in the name of

                                   Sched. 5-3
the Fund Partners or their designee(s). If LXP has elected to pay the Cash Purchase Price, the Cash Purchase Price shall be paid by wire transfer of immediately available funds, as LXP is directed in writing by the Fund Partners.

                  5. Term of Redemption Right. The Redemption Right shall continue in full force and effect for the term of the Partnership.

                  6. Representations and Covenants of LXP. LXP represents, covenants and agrees as follows:

                           (a)      Available Shares. LXP shall at all times
reserve for issuance and keep available, free from preemptive rights, out of its authorized but unissued Shares, such number of Shares as may be necessary to enable LXP to issue Shares in full satisfaction of the Fund Partners' Redemption Right (assuming that LXP elected to pay the Share Purchase Price with respect to the Redemption Right).

                           (b)      Filings. As long as LXP shall be obligated
to file periodic reports under the Exchange Act, LXP will timely file such reports in such manner as shall enable any recipient of Shares issued to the Fund Partners hereunder in reliance upon an exemption from registration provided by Rule 144 under the Securities Act to continue to be eligible to utilize such exemption, or any successor rule or regulation or statute thereunder, for the resale thereof.

                           (c)      SEC Reports. LXP shall furnish to the Fund
GP in a timely manner all reports filed by LXP with the SEC and all other communications transmitted from time to time by LXP to its shareholders generally.

                           (d)      Fully Paid Shares. LXP shall ensure that all
Shares which are issued in respect of the Purchase Price for the Offered Interest will upon issue be fully paid and non-assessable and LXP will pay all taxes (including all state or local transfer taxes but excluding all foreign, federal or state income, franchise, property, estate, inheritance, gift or similar taxes), charges and liens with respect to the issue thereof. LXP shall not, however, be required to pay any tax that may be payable by the transferee or transferor in respect of any subsequent transfer of the Shares.

                           (e)      Excess Shares Provisions. The organizational
documents of LXP contain an excess share provision limiting the percentage of Shares that any Person may directly or indirectly hold or own to nine and eight-tenths percent (9.8%) on a non-diluted basis. Prior to the acquisition of the first Qualified Property by the Partnership, LXP shall obtain LXP Board approval for the Fund Partners to acquire, in the aggregate, the percentage represented by the number of Shares that will be the Share Purchase Price if LXP elects to pay the Share Purchase Price.

                                   Sched. 5-4

                  7. The Fund Partners' Covenants. The Fund Partners covenant and agree with LXP that the Offered Interest tendered to LXP in accordance with the exercise of the Redemption Right shall be delivered to LXP free and clear of all liens.

                  8.       Anti-dilution Provisions.

                           (a)      No-Dilution without Adjustment. LXP shall
not (x) issue or sell any Shares or other equity securities or any instrument convertible into any equity security (and shall not permit or suffer Leperq Corporate Income Fund L.P., Leperq Corporate Income Fund II L.P., Net 3 Acquisition L.P. or any other entity to issue or sell partnership or other interests convertible into Shares or other equity securities), for a consideration less than the fair value of such Shares or other equity security, as determined in each case by the LXP Board, (y) under any circumstance declare any stock dividend, stock split, stock distribution or the like or distribute to holders of its Shares evidences of its indebtedness, shares of any class, or non-cash assets (including securities) or undertake any reclassification of the Shares into securities other than the Shares (except for reclassification upon a consolidation or merger to which Paragraph 11 of this Schedule 5 applies) unless
(i) an adjustment is made pursuant to Paragraph 8(b) hereof or (ii) in case this Paragraph 8 does not provide for an adjustment, other fair and equitable arrangements are provided, to the extent necessary, to fully adjust, and to avoid any dilution in, the rights of the Fund Partners with respect to the Share Purchase Price under the Redemption Right. If any dilutive action described in this Paragraph 8 is taken any time after the Share Purchase Price has been determined, the Conversion Factor shall be adjusted in accordance therewith. If any such dilutive action is taken prior to the closing of the purchase and sale of the Offered Interest, an appropriate adjustment shall be made in the number of Shares and Rights to be issued (if the Share Purchase Price is to be paid) to the Fund Partners based on the adjustment to the Conversion Factor called for by this Paragraph 8. Notwithstanding anything to the contrary contained in this Paragraph 8, LXP may declare (x) dividends or distributions that are paid exclusively in cash and (y) such other dividends or distributions that are made in accordance with the provisions of any preferred stock existing on the date hereof.

                           (b)      Adjustment for Dilution. The Conversion
Factor shall be subject to adjustment from time to time as hereinafter provided and shall be expressed as a percentage, calculated to the nearest one-thousandth of one percent (.001%):

                                    (i)      Dividends and Distributions in
         Shares; Subdivisions and Combinations. If, after determination of the Share Purchase Price, LXP (i) declares or pays a dividend on its outstanding Shares in Shares, or makes a distribution to all holders of its outstanding Shares in Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, then the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution,

                                   Sched. 5-5
         subdivision or combination (assuming for the purposes of such calculation that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Shares (assuming for the purposes of such calculation that such dividend, distribution, subdivision or combination has not yet occurred as of such time) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any such adjustment to the Conversion Factor shall become effective immediately upon the effective date of such event retroactive to the record date, if any, for such event. For the purposes of the calculations to be made under this Paragraph 8, the number of Shares at any time outstanding shall not include Shares held in the treasury of LXP, but shall include Shares issuable in respect of scrip certificates issued in lieu of fractions of Shares. LXP shall not pay any dividend or make any distribution on Shares held in the treasury of LXP.

                                    (ii)     Minimum Adjustments. No adjustment
         in the Conversion Factor shall be required unless such adjustment would require an increase or decrease of at least one-thousandth of one percent (.001%) in such Conversion Factor; provided, however, that any adjustment which by reason of this subparagraph (b)(ii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                                    (iii)    Certain Discretionary Adjustments.
         In addition to the adjustments in Conversion Factor required above in this Paragraph 8, LXP may from time to time in its good faith, reasonable discretion make such increases in the Conversion Factor as it considers to be advisable in order to avoid or diminish any Federal income tax to any holders of the Shares resulting from any dividend or distribution of Shares or issuance of Rights or Equity Equivalents to purchase or subscribe for Shares or from any event treated as such for Federal income tax purposes.

                  9. Fractions of Shares. No fractional Shares shall be issued in respect of the Share Purchase Price. Instead, LXP shall pay, on the closing date of the acquisition of the Offered Interest, a cash adjustment in respect of any fraction of a Share that would otherwise be issuable in respect of such Share Purchase Price. Such cash adjustment shall be in an amount equal to the same fraction multiplied by the adjusted Share Price determined in accordance with Paragraph 12 below, computed as of the Computation Date.

                  10. Requests for Computation of Purchase Price. The Fund GP shall be entitled to request, from time to time, that LXP compute the Purchase Price then in effect by delivering written notice to LXP requesting such computation, provided, however, that the Fund GP may not request such computation more than thrice during any calendar year. Upon its receipt of any such request, LXP shall compute the Purchase Price, and shall prepare and promptly deliver to the Advisor a certificate signed by the

                                   Sched. 5-6
chief financial officer or treasurer of LXP stating, to the best of such person's knowledge, the Purchase Price and the date as of which the same was calculated. LXP shall cooperate with the Advisor during the Advisor's review of any such computation of the Purchase Price.

                  11. Provisions in Case of Consolidation, Merger or Sale of Assets. In the event of any consolidation of LXP with, or merger of LXP into, any other Person, any merger or consolidation of another Person into LXP (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding Shares of LXP), or the transfer of LXP's Percentage Interest, which transfer does not constitute a violation of the Agreement or is otherwise consented to in writing by the Fund GP (collectively, a "LXP REORGANIZATION"), the Person formed by such consolidation or resulting from such merger or which acquires such Percentage Interest and other assets of LXP, as the case may be (the "SURVIVING LXP PARTNER"), shall have the right and the duty to amend this Agreement as set forth below in this Paragraph 11. The Surviving LXP Partner and the Fund GP shall in good faith negotiate to arrive at a new method for the calculation of the Share Purchase Price for the Offered Interest after any such LXP Reorganization so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such LXP Reorganization by a holder of the number of Shares and Rights in exchange for which a Percentage Interest in the Partnership could have been acquired by LXP immediately prior to the consummation of such LXP Reorganization. Such amendment to this Agreement shall provide for adjustments to such method of calculation which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule with respect to the Conversion Factor. If the Surviving LXP Partner and the Fund GP cannot arrive at a new method for the calculation of the Share Purchase Price, an accounting firm that is among the five (5) largest accounting firms in the United States when chosen shall be selected by the Fund GP and shall be reasonably acceptable to the Surviving LXP Partner. Such accounting firm shall arrive at a method for the calculation of the Share Purchase Price that satisfies the requirements of this Paragraph 11 and such method shall replace the calculation method set forth in Paragraph 12 hereof. The Surviving LXP Partner and the Fund GP shall have the right to present to such accounting firm such information and argument as each shall desire, and such accounting firm shall receive and consider such information and argument in good faith and shall use its good faith, best efforts to comply with this Paragraph. The Surviving LXP Partner and the Fund GP shall each be bound by the calculation method at which such accounting firm arrived. The above provisions of this Paragraph 11 shall similarly apply to successive LXP Reorganizations permitted or consented to hereunder.

                  12.      Calculation of Purchase Price.

                           (a)      Calculation of Share Purchase Price.

                                   Sched. 5-7

                                    (i)      The Share Purchase Price shall be
calculated as follows: multiply the Partnership's adjusted proforma funds from operations ("AVFFO") by LXP's FFO multiple ("LFM"), both as calculated for the preceding 12-month period, and then divide the product by the adjusted LXP share price as defined in subparagraph 12(a)(ii) below ("ASP"). The result will then be multiplied by the Fund Partners' aggregate Percentage Interest in the Partnership ("FUND%") to determine the number of shares of Common Stock that will be issued to the Fund Partners. This calculation can be represented by the following formula, subject to subparagraphs 12(a)(ii) through subparagraph 12(a)(vii):

                                       AVFFO x LFM      x [Fund%]
                                    -------------------
                                            ASP

                                    (ii)     For the purpose of the preceding
calculation, LXP's adjusted share price ("ASP") will equal the greater of (x) the closing price per share of Common Stock on the date of such calculation, as quoted on the securities exchange on which Common Stock is then traded, (y) LXP's FFO for the preceding 12-month period multiplied by 9.5, or (z) $19.00.

                                    (iii)    The calculation of the adjusted pro
forma FFO for the Partnership ("AVFFO") is intended to reflect the fact that the Partnership may have a level of leverage that varies from that of LXP. As a result, it is agreed that the Partnership's actual FFO for the preceding 12-month period will be adjusted to reflect (x) the interest expense that would have been payable on the Partnership's debt if such debt were adjusted to LXP's leverage level, and (y) the increased or decreased revenues that would have been earned if either the Partnership could not have invested its excess debt in properties or if the Partnership could have invested increased debt in additional properties. Therefore, AVFFO will equal adjusted Partnership revenue ("AVR") less Partnership expenses ("VE") less adjusted Partnership interest expense ("AVI"), all as calculated for the preceding 12-month period. This calculation can be represented by the following formula:

                                          AVFFO = [AVR-VE-AVI]

                                    (iv)     The calculation of adjusted
Partnership interest expense ("AVI") shall be made by first calculating adjusted Partnership leverage. This calculation can be represented by the following formula ("AVL"), and then multiplying by the Partnership's average interest rate over the previous 12-month period ("VLIR"). AVL will equal actual Partnership leverage ("VL") multiplied by the ratio of LXP leverage percentage ("LL%") to Partnership leverage percentage ("VL%"). This calculation can be represented by the following formula:

                                         AVL = VL x [LL%/VL%]

                                   Sched. 5-8

To calculate the leverage percentage of both LXP and the Partnership, each entity's actual leverage will be divided by its capitalization, which will be deemed to equal its EBITDA for the preceding 12 months times 10.0.

                                    (v)      The calculation of AVR will be made
by adding to or subtracting from its actual revenue ("VR"), the adjustment in debt level ("VLA") multiplied by the Partnership's average revenue percentage it earns on its assets ("VR%). The VLA (adjustment in debt level) is simply actual venture leverage minus adjusted venture leverage from above (VLA = VL-AVL), while VR% equals VR divided by the original purchase price ("VPP") for the assets contributing to VR. These calculations can be represented by the following formulas:

                    AVR = VR-[VLA x VR%]  where  VR%=VR/VPP

                                    (vi)     For the purposes of these
calculations, values related to the Partnership's assets and performance will be fairly adjusted to accommodate the exclusion of Retained Qualified Properties, as defined in Section 11.2(b)(ii) of the Agreement.

                                    (vii)    For the purposes of these
calculations, (x) LXP's properties shall be deemed to include properties owned directly by LXP or indirectly through partnerships and entities other than the Partnership, (y) LXP's properties shall be deemed to exclude LXP's interest in the Partnership and (z) Shares shall be deemed to be fully diluted.

                           (b)      Cash Purchase Price. The Cash Purchase Price
shall be (i) the Fair Market Values of all of the Tendered Qualified Properties; multiplied by (ii) the Fund Partners' aggregate Percentage Interest.

                  13. Disposition of Retained Qualified Properties. If any of the Partnership's Qualified Properties are excluded pursuant to Sections 11.2(b)(ii) and (iii) of the Agreement, then as soon as is commercially reasonable, either (i) the Managing General Partner shall sell the Retained Qualified Properties and the proceeds of sale shall be distributed pursuant to
Section 9.2(iv) of the Agreement provided that references in Section 9.2(iv) to Percentage Interests shall mean Percentage Interests as they existed prior to LXP's purchase of the Offered Interest), or (ii) the Partnership shall form a Delaware limited partnership on the same terms that apply to the Partnership (except there shall be no Redemption Right), and in which the Fund Partners and LXP Partners shall have the same Percentage Interests as they each have in the Partnership prior to LXP's purchase of the Offered Interest, the Retained Qualified Properties shall be contributed to the newly formed limited partnership, and the Partners shall continue to own indirectly the Retained Qualified Properties through their Percentage Interests in the newly formed limited partnership. The buy/sell provisions of Section 11.1 shall apply to

                                   Sched. 5-9
the Retained Qualified Properties, whether or not the Rights Trigger Date has occurred, and any Partner may be the Offering General Partner.

                                   Sched. 5-10

                                   APPENDIX 1

                                       TO

                                   SCHEDULE 5

                               (REDEMPTION RIGHTS)

                  This Appendix 1 contains an illustrative calculation of the Share Purchase Price using numbers rather than variables. The calculation beginning on the next page is provided for illustration purposes only. Nothing in this Appendix 1 is intended by the Fund Partners or LXP to be an estimate or approximation of the value of the Share Purchase Price upon the Fund GP's exercise of the Redemption Right.

            [ILLUSTRATIVE CALCULATION BEGINS ON THE FOLLOWING PAGE.]

                                   Sched. 5-11

                                   SCHEDULE 7

                          REGISTRATION RIGHTS AGREEMENT

                    [SCHEDULE BEGINS ON THE FOLLOWING PAGE.]

                                   Sched. 7-1

                                SCHEDULE 10.2(ii)

                         LXP NON-QUALIFIED JURISDICTIONS

Representatives of each of the following states have informed LXP that their respective states do not recognize trusts as legal entities and therefore only LXP's predecessor, Lexington Corporate Properties, Inc. is qualified to do business in such states:

                  Alabama
                  Georgia
                  Illinois
                  North Carolina
                  Tennessee and
                  Virginia.

                                 Sched. 10.2(ii)

                                SCHEDULE 10.2(ix)

                    EXCEPTIONS TO NO MATERIAL ADVERSE CHANGE

None.

                              Sched. 10.2(viii)-1

                                    EXHIBIT A

                              FORM OF ANNUAL BUDGET

                     [EXHIBIT BEGINS ON THE FOLLOWING PAGE]

                                    Exh. A-1

                                    EXHIBIT B

                          FORM OF MANAGEMENT AGREEMENT

                  THIS MANAGEMENT AGREEMENT (this "MANAGEMENT AGREEMENT") is dated as of October 1, 2003 and entered into by and between Lexington/Lion Venture LP, a Delaware limited partnership (the "PARTNERSHIP"), and Lexington Realty Advisors, Inc., a Delaware corporation (the "ASSET MANAGER").

                  WHEREAS, the Partnership owns or will own net-leased real estate properties in the United States of America (collectively, the "QUALIFIED PROPERTIES"); and

                  WHEREAS, the Partnership desires to have the Asset Manager undertake the duties and responsibilities hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Partnership and the Asset Manager agree as follows:

                  1. Definitions. Unless otherwise defined herein, capitalized terms used in this Management Agreement shall have the meanings ascribed to such terms in that certain Limited Partnership Agreement of Lexington/Lion Venture LP (the "PARTNERSHIP") dated as of even date herewith among Lexington Corporate Properties Trust, a Maryland real estate investment trust ("LXP"), as a limited partner of the Partnership, LXP GP, LLC, a Delaware limited liability company ("LXP GP", and together with LXP, collectively, the "LXP PARTNERS"), as a general partner of the Partnership, CLPF-LXP/LV, L.P. Delaware limited partnership (the "FUND"), as a limited partner of the Partnership, and CLPF-LXP/Lion Venture GP, LLC, a Delaware limited liability company (the "FUND GP", and together with the Fund, collectively, the "FUND PARTNERS"), as a general partner of the Partnership (as such limited partnership agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "PARTNERSHIP AGREEMENT").

                  2. Obligations of the Asset Manager. The Asset Manager shall perform on behalf of the Partnership those duties and responsibilities of the Managing General Partner in respect of the evaluation of Proposed Qualified Properties and the acquisition of Approved Qualified Properties as contemplated by Section 3.6 of the Partnership Agreement, and in respect of the management of the Qualified Properties that may be delegated to the Asset Manager pursuant to
Section 3.1(b) of the Partnership Agreement. With respect to the management of the Qualified Properties, the Asset Manager shall perform the duties and responsibilities described in Appendix 1 attached hereto and made a part hereof. Additionally, the Asset Manager shall prepare or cause to be prepared reports and statements as is, and in the manner, required by the Partnership Agreement. The Asset Manager shall maintain appropriate books of account and records relating to services performed pursuant hereto, which books of account and records shall

                                    Exh. B-1
be available for inspection by representatives of the Partnership upon reasonable notice during normal business hours, and from time to time or at any time requested by the Partnership, make reports to the Partnership of the Asset Manager's performance of the foregoing services. In performing the foregoing services, the Asset Manager shall not, and shall have no power or authority to,
(i) bind the Partnership, or to enter into any contract or other agreement in the name of or on behalf of the Partnership, unless specifically authorized in writing to do so by the Partnership, (ii) amend, cancel or alter any of the organizational documents of the Partnership, or (iii) do any act not authorized pursuant to this Management Agreement, unless specifically authorized to do so in writing by the Partnership or specifically authorized to do so by the Partnership Agreement. Any and all approvals required from the Partnership pursuant to this Management Agreement may be given or withheld by the Partnership in its absolute and sole discretion.

                  3. No Partnership or Joint Venture. The Partnership and the Asset Manager are not partners or joint venturers with each other and the terms of this Management Agreement shall not be construed so as to make them such partners or joint venturers or impose any liability as such on either of them.

                  4. Employees of Asset Manager. All persons engaged in the performance of the services to be performed by the Asset Manager hereunder shall be employees of LXP or LXP GP; provided, however, that, employees and officers of LXP and LXP GP may also be employees and officers of the Partnership. All of the Asset Manager's employees shall be covered by workers' compensation insurance in the manner required by law.

                  5.       Limitation on the Asset Manager's Liability.

                           (a)      Except as provided in Section 5(b) below,
the Asset Manager and its directors, officers and employees shall not be liable, responsible or accountable in damages or otherwise to the Partnership or either Partner for (a) any loss or liability arising out of any act or omission by the Asset Manager so long as any such act or omission did not constitute (i) a breach of this Management Agreement or of the Partnership Agreement which breach had or has a material adverse effect on the Partnership and, if capable of cure, is not cured within fifteen (15) days after notice thereof is delivered to the Asset Manager by the Partnership, (ii) gross negligence or willful misconduct or
(iii) fraud or bad faith on the part of the Asset Manager or (b) any acts or omissions by third parties selected by the Asset Manager in good faith and with reasonable care to perform services for the Partnership.

                           (b)      Notwithstanding the limitation contained in
Section 5(a) above, the Asset Manager shall be liable, responsible and accountable in damages or otherwise to the Partnership and the Fund Partners for any act or omission on behalf of the Partnership and within the scope of authority conferred on the Asset Manager (i) which act or omission was negligent (including any negligent misrepresentation) and

                                    Exh. B-2
violated any law, statute, regulation or rule relating to Shares or any other security of LXP or (ii) to the extent the Partnership or any Fund Partner is charged with liability for, or suffers or incurs loss, liability, cost or expense (including reasonable attorneys' fees) as a result of, such act or omission and such act or omission was negligent and related to Shares or such other security of LXP.

                  6. Partnership's Professional Services. The Partnership may independently retain legal counsel and accountants to provide such legal and accounting advice and services as the Partnership shall deem necessary or appropriate.

                  7.       Expenses of the Asset Manager and the Partnership.

                           (a)      The Asset Manager shall pay, without
reimbursement by the Partnership (i) the salaries of all of its officers and regular employees and all employment expenses related thereto, (ii) general overhead expenses, (iii) record-keeping expenses, (iv) the costs of the office space and facilities which it requires, (v) the costs of such office space and facilities as the Partnership reasonably requires, (vi) all out of pocket costs and expenses incurred in connection with the management of the Qualified Properties and the Partnership (other than reasonable and customary costs and expenses of Third Parties retained in connection with the management of the Qualified Properties and the Partnership) and (vii) costs and expenses relating to Acquisition Activities as set forth in and limited by Section 3.6(f) of the Agreement.

                           (b)      The Asset Manager shall either pay directly
from a Partnership account or pay from its own account and be reimbursed by the Partnership for the following Partnership costs and expenses that are incurred by the Partnership or by the Asset Manager in the performance of its duties under this Management Agreement or the Partnership Agreement:

                                    (i)      Permitted Expenses;

                                    (ii)     all reasonable and customary costs
         and expenses relating to Third Parties retained in connection with a Proposed Qualified Property or an Approved Qualified Property as provided in Section 3.6(f) of the Partnership Agreement provided, that if for any reason the Asset Manager, or any LXP Affiliated Party (instead of the Partnership or an SP Subsidiary) acquires title to any Proposed Qualified Property or Approved Qualified Property, the Asset Manager shall pay all of the costs and expenses incurred or to be incurred in connection with such Proposed Qualified Property or Approved Qualified Property.

The Asset Manager shall not pay or be reimbursed by the Partnership for any other cost or expense.

                           (c)      Except as expressly otherwise provided in
this Management Agreement or the Partnership Agreement, the Partnership shall directly pay

                                    Exh. B-3
all of its own expenses, and without limiting the generality of the foregoing, it is specifically agreed that the following expenses shall be borne directly by the Partnership and not be paid by the Asset Manager:

                                    (i)      interest, principal or any other
         cost of money borrowed by the Partnership;

                                    (ii)     fees and expenses paid to
         independent contractors, appraisers, consultants and other agents retained by or on behalf of the Partnership and expenses directly connected with the financing, refinancing and disposition of real estate interests or other property (including insurance premiums, legal services, brokerage and sales commissions, maintenance, repair and improvement costs and expenses related to the Qualified Properties); and

                                    (iii)    insurance as required by the
         Partnership.

                  8. Indemnification by the Partnership. The Partnership shall indemnify, defend and hold harmless the Asset Manager by reason of any act or omission or alleged act or omission arising out of the Asset Manager's activities as the Asset Manager on behalf of the Partnership, against personal liability, claims, losses, damages and expenses for which the Asset Manager has not otherwise been reimbursed by insurance proceeds or otherwise (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by the Asset Manager in connection with such action, suit or proceeding and any appeal therefrom, unless the Asset Manager (A) acted fraudulently, in bad faith or with gross negligence or willful misconduct or (B) by such act or failure to act breached any covenant contained in this Management Agreement, which breach had or has a material adverse effect on the Partnership or either Partner and, if capable of cure, is not cured within fifteen (15) days after notice thereof from the Partnership. Any indemnity by the Partnership under this Management Agreement shall be provided out of, and to the extent of, Partnership revenues and assets only, and no Partner shall have any personal liability on account thereof. The indemnification provided under this Section 8 shall (x) be in addition to, and shall not limit or diminish, the coverage of the Asset Manager under any insurance maintained by the Partnership and (y) apply to any legal action, suit or proceeding commenced by a Partner or in the right of a Partner or the Partnership. The indemnification provided under this
Section 8 shall be a contract right and shall include the right to be reimbursed for reasonable expenses incurred by the Asset Manager within thirty (30) days after such expenses are incurred.

                  9. Terms and Termination. This Management Agreement shall remain in force until terminated in accordance herewith. At the sole option of the Partnership, exercisable in the Partnership's sole and arbitrary discretion with or without Cause, this Management Agreement may be terminated at any time and for any reason immediately upon notice of termination from the Partnership to the Asset Manager. This Management Agreement shall automatically expire upon the completion of dissolution or

                                    Exh. B-4
winding up of the Partnership pursuant to Section 9.2 of the Partnership Agreement or the removal or resignation of LXP GP as Managing General Partner. This Management Agreement shall also terminate upon any of the following:

                           (a)      The Asset Manager shall be adjudged bankrupt
or insolvent by a court of competent jurisdiction or an order shall be made by a court of competent jurisdiction for the appointment of a receiver, liquidator or trustee of the Asset Manager or of all or substantially all of its property by reason of the foregoing, or approving any petition filed against the Asset Manager for reorganization, and such adjudication or order shall remain in force and unstayed for a period of 30 days.

                           (b)      The Asset Manager shall institute
proceedings for voluntary bankruptcy or shall file a petition seeking reorganization under the Federal Bankruptcy Code, for relief under any law for relief of debtors, or shall consent to the appointment of a receiver for itself or for all or substantially all of its property, or shall make a general assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts generally as they become due.

                  10. Action Upon Termination. After the expiration or termination of this Management Agreement, the Asset Manager shall:

                           (a)      Promptly pay to the Partnership or any
person legally entitled thereto all monies collected and held for the account of the Partnership pursuant to this Management Agreement, after deducting any compensation and reimbursement for its expenses which it is then entitled to receive pursuant to the terms of this Management Agreement.

                           (b)      Within 90 days deliver to the Partnership a
full account, including a statement showing all amounts collected by the Asset Manager and a statement of all monies disbursed by it, covering the period following the date of the last accounting furnished to the Partnership.

                           (c)      Within ten (10) days deliver to the
Partnership all property and documents of the Partnership then in the custody of the Asset Manager.

Upon termination of this Management Agreement, the Asset Manager shall be entitled to receive payment for any expenses and fees (including without limitation the Management Fee which shall be prorated on a daily basis) as to which at the time of termination it has not yet received payment or reimbursement, as applicable, pursuant to Section 7 and Section 11 hereof, less any damages to the Partnership caused by the Asset Manager.

                  11. Management Fee. The Partnership shall pay to the Asset Manager an annual Management Fee equal to the Fund Partners' aggregate Percentage Interest multiplied by two and one-half percent (2.5%) of Net Rents, payable monthly. Such fee shall be calculated monthly, based on Net Rents received by the Partnership for such

                                    Exh. B-5
month, and adjusted as provided in this Section 11. Within thirty (30) days of the Partnership's receipt of the annual reports described in Section 4.3 of the Partnership Agreement for a fiscal year, the Asset Manager shall provide to the Partnership a written statement of reconciliation setting forth (a) the Net Rents for such fiscal year and the Management Fee payable to the Asset Manager in connection therewith, pursuant to this Management Agreement, (b) the Management Fee already paid by the Partnership to the Asset Manager during such fiscal year, and (c) either the amount owed to the Asset Manager by the Partnership (which shall be the excess, if any, of the Management Fee payable to the Asset Manager for such fiscal year pursuant to this Agreement over the Management Fee actually paid by the Partnership to the Asset Manager for such fiscal year) or the amount owed to the Partnership by the Asset Manager (which shall be the excess, if any, of the Management Fee actually paid by the Partnership to the Asset Manager for such fiscal year over the Management Fee payable to the Asset Manager for such fiscal year pursuant to this Agreement). The Asset Manager or the Partnership, as the case may be, shall pay to the other the amount owed pursuant to clause (c) above within five (5) Business Days of the receipt by the Advisor and the Fund GP of the written statement of reconciliation described in this Section 11. In addition, in those cases in which a tenant of any Qualified Property requests that the Partnership provide property management services at such tenant's expense, Managing General Partner shall be entitled to an oversight fee for such property management services for the tenant of such Qualified Property equal to one half of one percent (0.50%) of the net rent from such Qualified Property, payable by the tenant of such Qualified Property.

                  12. Assignment. The Asset Manager may not assign or delegate any of its rights or obligations hereunder.

                  13. Notices. Unless otherwise specifically provided herein, any notice or other communication required herein shall be given in accordance with the Partnership Agreement.

                  14. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Management Agreement shall in any event be effective without the written concurrence of the Partnership. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

                  15. Governing Law. THIS MANAGEMENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                                    Exh. B-6

                  16. Entire Agreement. This Management Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, written and oral, relating to the subject matter hereof.

                  17. Severability. In case any provision in or obligation under this Management Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                  18. No Waiver, etc. No waiver by the Partnership of any default hereunder shall be effective unless such waiver is in writing and executed by the Partnership nor shall any such written waiver operate as a waiver of any other default or of the same default on a subsequent occasion. Furthermore, the Partnership shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights, privileges and/or remedies hereunder, and the failure or forbearance of the Partnership on one occasion shall not prejudice or be deemed or considered to have prejudiced its right to demand such compliance on any other occasion.

                  19. No Third Party Beneficiary. The Asset Manager is not a third party beneficiary of the Partnership Agreement and shall have no rights or remedies thereunder, and the parties to the Partnership Agreement can amend, modify or terminate the Partnership Agreement at any time without the Asset Manager's consent and without any liability to the Asset Manager.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

                                    Exh. B-7

                  IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PARTNERSHIP                        LEXINGTON/LION VENTURE LP a Delaware
                                   limited partnership

                                   By: LXP GP, LLC, a Delaware limited liability
                                       company, the managing member

                                       By: _____________________________________
                                           Name:
                                           Its:

ASSET MANAGER                      LEXINGTON REALTY ADVISORS, INC.

                                   By: _________________________________________
                                       Name:
                                       Its:

                                    Exh. B-8

                                   APPENDIX 1
                                       TO
                                    EXHIBIT B
                         (FORM OF MANAGEMENT AGREEMENT)

                      PROPERTY MANAGEMENT RESPONSIBILITIES

         The Asset Manager shall perform its duties and obligations under
Section 2 of the Management Agreement with respect to the management of the Qualified Properties in accordance with the following standards:

                  1. Management of the Qualified Properties. Asset Manager shall devote its commercially reasonable efforts, consistent with first class professional management, to manage the Qualified Properties, and shall perform its duties with respect thereto under the Management Agreement in accordance with the Partnership Agreement and Annual Plan and in a reasonable, diligent and careful manner so as to manage and supervise the operation, maintenance, leasing and servicing of each Qualified Property in a manner that is comparable to similar properties in the market area in which such Qualified Property is located. The services of Asset Manager hereunder are to be of a scope and quality not less than those generally performed by professional managers of other similarly situated properties in the market area in which each Qualified Property is located. Asset Manager shall make available to the Partnership the full benefit of the judgment, experience and advice of the members of Asset Manager's organization and staff with respect to the policies to be pursued by the Partnership and will perform such services as may be requested by the Partnership within the scope of the Management Agreement in operating, maintaining, leasing, and servicing each Qualified Property.

                  2. Specific Duties of Asset Manager. Without limiting the duties and obligations of Asset Manager under any other provisions of the Management Agreement, Asset Manager shall have the following duties and perform the following services with respect to management of the Qualified Properties:

                           2.1      Repairs and Maintenance. In accordance with
and subject to the Partnership Agreement and the Annual Plan, Asset Manager shall cause to be made, or ensure that the tenant makes, all repairs and shall cause to be performed, or ensure that the tenant performs, all maintenance on the buildings, appurtenances and grounds of each Qualified Property as are required to maintain each Qualified Property in such condition and repair (and in compliance with applicable codes) that is comparable to similarly situated properties in the market area in which such Qualified Property is located, and such other repairs as may be required to be made under the leases governing each Qualified Property. Asset Manager shall to the extent it deems necessary arrange for periodic inspections of the Qualified Properties by independent contractors.

                                    Exh. B-9

                           2.2      Leasing Supervision Activities.

                           (a)      Leasing Supervision. Asset Manager shall
supervise all leasing activities, for the purpose of leasing the available space in the Qualified Properties to tenants upon such terms and conditions as shall be consistent with the Partnership Agreement and the Annual Plan.

                           (b)      Generally. In the performance of Asset
Manager's duties under this Section 2.2, Asset Manager shall (i) develop and coordinate advertising, marketing and leasing plans for space at each Qualified Property that is vacant or anticipated to become vacant; (ii) cooperate and communicate with leasing specialists, consultants and third-party brokers in the market, and solicit their assistance with respect to new tenant procurement; and
(iii) notify the Partnership in writing of all offers for tenancy at each Qualified Property which Asset Manager believes are made in good faith, including the identification and fee schedules of procuring brokers, if any.

                           (c)      Negotiation of Leases. Asset Manager shall
negotiate all tenant leases, extensions, expansions and other amendments and related documentation on the Partnership's behalf in accordance with the Partnership Agreement and the Annual Plan. All such documentation shall be prepared at the Partnership's expense by counsel acceptable to or designated by the Partnership, and shall be executed by the Partnership. The terms of all such documentation are to be approved by the Partnership pursuant to such reasonable procedures as may be requested by the Partnership from time to time. Notwithstanding the foregoing, (x) Asset Manager shall not, for any reason, have the power or authority to execute any such documentation on behalf of the Partnership or otherwise bind the Partnership without the Partnership's prior written consent, and (y) the Partnership reserves the right to deal with any prospective tenant to procure any such lease, extension, expansion or other amendment or related documentation.

                           (d)      Third Party Brokers. Asset Manager shall
encourage third-party real estate brokers to secure tenants for the Qualified Properties, and periodically notify such brokers of the spaces within the Qualified Properties that are available for lease.

                           (e)      Compensation for Third-Party Brokers. Asset
Manager shall negotiate and enter into on behalf of the Partnership a commission agreement with third party brokers providing for a leasing commission to be paid at prevailing market rates, subject to prevailing market terms and conditions. Such leasing commission shall be paid by the Partnership.

                           2.3      Rents, Billings and Collections. Asset
Manager shall be responsible for the monthly billing of rents and all other charges due from tenants to the Partnership with respect to each Qualified Property. Asset Manager shall use its commercially reasonable efforts to collect all such rents and other charges when due. Asset Manager shall notify the Partnership and the Advisor of all tenant defaults as soon

                                    Exh. B-10
as reasonably practicable after occurrence, and shall provide the Partnership and the Advisor with Asset Manager's best judgment of the appropriate course of action in remedying such tenant defaults.

                           2.4      Obligations Under Leases. Asset Manager
shall supervise and use its commercially reasonable efforts to cause the Partnership to perform and comply, duly and punctually, with all of the obligations required to be performed or complied with by the Partnership under all leases and all laws, statutes, ordinances, rules, permits and certificates of occupancy relating to the operation, leasing, maintenance and servicing of the Qualified Properties, including, without limitation, the timely payment by the Partnership of all sums required to be paid thereunder.

                           2.5      The Partnership's Insurance. If requested by
the Partnership, the Asset Manager shall cause to be placed and kept in force all forms of insurance required by the Partnership Agreement and the Annual Plan or required by any mortgage, deed of trust or other security agreement covering all or any part of any Qualified Property. The Asset Manager is to be named as an additional insured on the general liability policies in its capacity as managing agent. All such insurance coverage shall be placed through insurance companies and brokers selected or approved by the Partnership, with limits, values and deductibles established by the Partnership and with such beneficial interests appearing therein as shall be acceptable to the Partnership and otherwise be in conformity with the requirements of the Partnership Agreement and the Annual Plan. Should the Partnership elect to place such insurance coverage directly, the Asset Manager shall be named as an additional insured on the general liability policies in its capacity as managing agent and the Partnership will provide the Asset Manager with a certificate of insurance evidencing such coverage. If requested to do so by the Partnership, the Asset Manager shall duly and punctually pay on behalf of the Partnership with funds provided by the Partnership all premiums with respect thereto, prior to the time the policy would lapse due to nonpayment. If any lease requires that a tenant maintain any insurance coverage, the Asset Manager shall use its commercially reasonable efforts to obtain insurance certificates annually, or more frequently, as required pursuant to the applicable leases, from each such tenant and review the certificates for compliance with the lease terms. If any lease requires the Partnership to provide insurance certificates to tenants thereunder, the Asset Manager shall obtain such insurance certificates from the Partnership, review the certificates for compliance with the lease terms, and provide a copy thereof to tenants in accordance with their respective leases. The Asset Manager shall promptly investigate and make a full and timely written report to the insurance broker, with a copy to the Partnership, as to all accidents, claims or damage of which the Asset Manager has knowledge relating to the operation and maintenance of each Qualified Property, any damage or destruction to each Qualified Property, and the estimated cost of repair thereof, and shall prepare any and all reports required by any insurance company in connection therewith. All such reports shall be filed timely with the insurance broker as required under the terms of the insurance policy involved. The Asset Manager shall have no right to settle, compromise or otherwise


                                    Exh. B-11
dispose of any claims, demands or liabilities, whether or not covered by insurance, without the prior written consent of the Partnership, which consent may be withheld by the Partnership in its sole discretion.

                           2.6      Asset Manager's Insurance. The Asset Manager
or the Managing General Partner or LXP will obtain and maintain on the Asset Manager's behalf, at the Asset Manager's or the Managing General Partner's or LXP's expense, the following insurance:

                           (a)      Commercial general liability on an
occurrence form for bodily injury and property damage with limits of One Million Dollars ($1,000,000) combined single limit each occurrence and Two Million Dollars ($2,000,000) from the aggregate of all occurrences within each policy year, including but not limited to Premises-Operation, Products/Completed Operations, Hazard and Contractual Coverage (including coverage for the indemnity clause provided under the Management Agreement) for claims arising out of actions beyond the scope of Asset Manager's duties or authority under the Management Agreement.

                           (b)      Comprehensive form automobile liability
covering hired and non-owned vehicles with limits of One Million Dollars ($1,000,000) combined single limit per occurrence.

                           (c)      Employer's liability insurance in an amount
not less than Five Hundred Thousand Dollars ($500,000).

                           (d)      Excess liability (umbrella) insurance on the
above with limits of Two Million Dollars ($2,000,000).

                           (e)      Workers' compensation insurance in
accordance with the laws of the state with jurisdiction.

                           (f)      Either (x) blanket crime coverage protecting
the Asset Manager against fraudulent or dishonest acts of its employees, whether acting alone or with others, with limits of liability of not less than One Million Dollars ($1,000,000) per occurrence (any loss within any deductible shall be borne by the Asset Manager) or (y) a fidelity or financial institution bond in an amount no less than One Million Dollars ($1,000,000.00) bonding the employees of the Asset Manager who handle or who are responsible for funds belonging to the Partnership.

                           (g)      Professional liability insurance covering
the activities of the Asset Manager written on a "claim made" basis with limits of at least One Million Dollars ($1,000,000). Any loss within any deductible shall be borne by the Asset Manager. Coverage shall be maintained in effect during the period of the Management Agreement and for not less than two (2) years after termination of the Management Agreement.

                                    Exh. B-12

                  Each of the above policies will contain provisions giving the Partnership and the Advisor at least thirty (30) days' prior written notice of cancellation of coverage. The policies referred to in items (a) and (d) above will name the Partnership and the Advisor as additional insureds, and the policies referred to in item (f) above will name the Partnership as loss payee. The Asset Manager will provide the Partnership and the Advisor with evidence of all required coverages.

                  Such insurance shall be placed with reputable insurance companies licensed or authorized to do business in the states in which the Qualified Properties are located with a minimum Best's rating of AX.

                  The Partnership and the Asset Manager agree that the insurance policies summarized on Appendix 2 to this Exhibit B (Form of Management Agreement) are consistent with the standards listed above with respect to the types and amounts of insurance the Asset Manager is required to obtain.

                           2.7      Compliance with Insurance Policies;
Compliance by Tenants with Tenant Leases. Asset Manager shall use its commercially reasonable efforts to prevent the use of each Qualified Property for any purpose that might void any policy of insurance held by the Partnership, or any tenant at each Qualified Property, that might render any loss insured thereunder uncollectible or that would be in violation of any governmental restriction or the provisions of any lease. Asset Manager shall use its commercially reasonable efforts to secure full compliance by the tenants with the terms and conditions of their respective leases, including, but not limited to, periodic maintenance of all building systems, including individual tenant's heating, ventilation and air conditioning systems.

                           2.8      Intentionally Omitted.

                           2.9      Tenant Relations. Asset Manager will
maintain reasonable contact with the tenants of the Qualified Properties and keep the Partnership and the Advisor informed of the tenants' concerns, expansion or contraction plans, changes in occupancy or use, and other matters that could have a material bearing upon the leasing, operation or ownership of each Qualified Property.

                           2.10     Compliance with Laws. Asset Manager shall
use its commercially reasonable efforts to determine such action that may be necessary, inform the Partnership of action as may be necessary and, when authorized by the Partnership, take such action that may be necessary to cause the Qualified Properties to comply with all current and future laws, rules, regulations, or ordinances affecting the ownership, use or operation of each Qualified Property; provided, however, that Asset Manager need not obtain the prior authorization of the Partnership to take action in case of an emergency or any threat to life, safety or property, so long as Asset Manager shall give the Partnership prompt notice of any such action taken.

                                    Exh. B-13

                           2.11     Cooperation. Should any claims, demands,
suits, or other legal proceedings be made or instituted by any third party against the Partnership that arise out of any matters relating to a Qualified Property or the Management Agreement or Asset Manager's performance hereunder, Asset Manager shall promptly give the Partnership all pertinent information and assistance in the defense or other disposition thereof; provided, however, in the event the foregoing requires Asset Manager to incur any expenses beyond the ordinary cost of performing its obligations under the Management Agreement, the Partnership shall pay for any such out-of-pocket costs of which the Partnership has been advised in writing.

                           2.12     Notice of Complaints, Violations and Fire
Damage. Asset Manager shall respond to complaints and requests from tenants within thirty (30) days of Asset Manager's having received any material complaint made by a tenant or any alleged landlord default under any lease. Additionally, Asset Manager shall notify the Partnership and Advisor as soon as is reasonably practical (such notice to be accompanied by copies of supporting documentation) of each of the following: any notice of any governmental requirements received by Asset Manager; upon becoming aware of any material defect in a Qualified Property; and upon becoming aware of any fire or other material damage to any Qualified Property. In the case of any fire or other material damage to a Qualified Property, Asset Manager shall also notify the Partnership's insurance broker telephonically, so that an insurance adjuster has an opportunity to view the damage before repairs are started, and complete customary loss reports in connection with fire or other damage to a Qualified Property.

                           2.13     Notice of Damages and Suits; Settlement of
Claims. Asset Manager shall notify the Partnership's general liability insurance broker and the Partnership as soon as is reasonably practical of the occurrence of any bodily injury or property damage occurring to or claimed by any tenant or third party on or with respect to a Qualified Property, and promptly forward to the broker, with copies to the Partnership and the Advisor, any summons, subpoena or other like legal documents served upon Asset Manager relating to actual or alleged potential liability of the Partnership, Asset Manager or a Qualified Property. Notwithstanding the foregoing, Asset Manager shall not be authorized to accept service of process on behalf of the Partnership, unless such authority is otherwise imputed by law. The Asset Manager shall have no right to settle, compromise or otherwise dispose of any claims, demands, or liabilities, whether or not covered by insurance, without the prior written consent of the Partnership, which consent may be withheld by the Partnership in its sole discretion.

                           2.14     Enforcement of Leases. The Asset Manager
shall enforce compliance by tenants with each and all of the terms and provisions of the leases, provided, however, that Asset Manager shall not, without the prior written consent of the Partnership in each instance, which consent may be withheld by the Partnership in its sole discretion, institute legal proceedings in the name of the Partnership to enforce leases, collect income and rent or dispossess tenants or others occupying a Qualified Property or

                                    Exh. B-14
any portion thereof, or terminate any lease, lock out a tenant, or engage counsel or institute any proceedings for recovery of possession of a Qualified Property if any such action by the Asset Manager would constitute a Major Decision.

                           2.15     Environmental.

                           (a)      Notice. The Asset Manager shall promptly
advise the Partnership and the Advisor in writing of any evidence of non-compliance with any Environmental Laws, which Asset Manager is aware of, together with a written report of the nature and of the non-compliance and the potential threat, if any, to the health and safety of persons and/or damage to each Qualified Property or the property adjacent to or surrounding each Qualified Property. The Partnership acknowledges that (A) Asset Manager is not an environmental engineer and does not have any special expertise in the Environmental Laws, (B) Asset Manager's duties under this Section 2.15 are limited to the quality of reasonable commercial care and diligence customarily applied to property managers of triple net leased properties.

                           (b)      Rights; Limitations. Without limiting any
other provision contained herein and subject to Section 2.14, Asset Manager shall use commercially reasonable efforts to enforce the Partnership's rights under the leases insofar as any tenant's compliance with Environmental Laws are concerned; provided, however, Asset Manager shall hold in confidence all information bearing on Environmental Laws and hazardous materials, except to the extent expressly instructed otherwise in writing by the Partnership, or except to the extent necessary to protect against the imminent threat to the life and safety of persons and/or damage to a Qualified Property or damage to the property adjacent to or surrounding such Qualified Property, or except to the extent such disclosure is required by Environmental Laws, other laws, or court order.

                           2.16     Monitoring of Tenant Improvements. The Asset
Manager shall monitor the construction and installation of material tenant improvements undertaken by the tenant under any lease and act as the Partnership's liaison with such tenant's construction managers and contractors (or other supervisors of a tenant's build-out).

                                    Exh. B-15

                                APPENDIX 2 TO THE
                    EXHIBIT B (FORM OF MANAGEMENT AGREEMENT)

                        SUMMARY OF LXP INSURANCE POLICIES

                     [APPENDIX BEGINS ON THE FOLLOWING PAGE]

                                    Exh. B-16

                                    EXHIBIT C

                         FORM OF CONTRIBUTION AGREEMENT

                                    Exh. B-2